As filed with the Securities and Exchange Commission on October 30, 2008
Registration No. 333-153135

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

Form S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
Bluerock Enhanced Multifamily REIT, Inc.
(Exact Name of Registrant as Specified in its Governing Instruments)

680 5th Avenue, 16th Floor
New York, New York 10019
(212) 843-1601
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)

R. Ramin Kamfar
Bluerock Enhanced Multifamily REIT, Inc.
680 5th Avenue, 16th Floor
New York, New York 10019
(212) 843-1601
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:

Rosemarie A. Thurston Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	James H. Sullivan Alston & Bird LLP 90 Park Avenue New York, New York 10016 (212) 210-9400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to be	Amount	Offering Price	Aggregate	Registration
Registered	to be Registered(1)	per Share	Offering Price(2)	Fee(3)
Common Stock, $.01 par value per share	35,000,000 shares	$9.50	$332,500,000	$13,067.25
Common Stock, $.01 par value per share	95,000,000 shares	$10.00	$950,000,000	$37,335.00

(1)	Includes 5,263,158 shares to be sold at $9.50 per share in the primary offering and 29,736,842 shares to be offered to stockholders pursuant to our distribution reinvestment plan. Also includes 95,000,000 shares to be sold at $10.00 per share in the primary offering, all of which are being offered pursuant to the prospectus contained in this registration statement. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We cannot sell any of the securities described in this prospectus until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities, in any state where an offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED OCTOBER 30, 2008

PROSPECTUS

BLUEROCK ENHANCED MULTIFAMILY REIT, INC.
Maximum Offering of $1,000,000,000 in Shares of Common Stock
Minimum Offering of $2,500,000 in Shares of Common Stock

Bluerock Enhanced Multifamily REIT, Inc. was formed to acquire a diversified portfolio of real estate and real estate-related investments, with a primary focus on well-located, institutional quality apartment properties with strong and stable cash flows, and to implement what we refer to as our ‘‘Enhanced Multifamily’’ strategy which we believe will increase rents, tenant retention and property values, and generate attractive returns for our investors. We also intend to acquire well-located apartment properties that we believe present significant opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and properties available at opportunistic prices from distressed or time-constrained sellers. In addition, we will seek to originate or invest in real estate-related securities that we believe present the potential for high current income or total return, including but not limited to mortgage, bridge or mezzanine loans, debt securities and preferred or other equity securities of other real estate companies, which we refer to as real estate-related investments. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

We are offering a maximum of $1,000,000,000 in shares and a minimum of $2,500,000 in shares of our common stock in our primary offering. The offering price is $9.50 per share until we have sold the first $50,000,000 in shares and then the offering price will increase to $10.00 per share until the remaining $950,000,000 in shares are sold or until the offering is terminated, whichever comes first. Discounts are available to investors who purchase more than 50,000 shares and to other categories of purchasers. We also are offering up to $282,499,999 in shares pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan. The minimum investment in our shares for initial purchases is $2,500.

This investment involves a high degree of risk. You should purchase our shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 14 for a discussion of material risks related to an investment in our shares, which include the following:

•	We are a newly-formed entity. As of the date of this prospectus, we do not own any investments, have no operating history, and our advisor has not identified any investments for us to acquire. If we are unable to acquire suitable properties or investments, or suffer a delay in doing so, we may not have cash flow available for distribution to you as a stockholder.

•	You will experience dilution of your investment if you purchase shares after we have raised $50,000,000 because the offering price will increase to $10.00.

•	We set the offering price of our shares arbitrarily. This price is unrelated to the book value or net asset value of our shares or to our expected operating income.

•	This is a “blind pool” offering, and investors will not be able to evaluate the economic or other merits of any of our investments prior to our making them.

•	We will rely on our advisor to manage our business and assets. Our advisor is a newly-formed entity with no operating history.

•	Our officers and non-independent directors also serve as officers and owners of our advisor and its affiliates, and will experience significant conflicts created by our advisor’s compensation arrangements with us and other programs advised by them, by their affiliates and by affiliates of our advisor.

•	Other programs owned or advised by our officers and non-independent directors or their affiliates may compete with us for the time and attention of these executives, and our officers and non-independent directors will experience conflicts of interest in allocating investment opportunities among other affiliated entities and us.

•	We may incur debt exceeding 300% of our net assets in certain circumstances, which could lead to losses on certain highly leveraged assets and to an inability to pay distributions to our stockholders.

•	We may fail to qualify as a REIT, which may have adverse tax consequences to you.

•	Although our distribution policy is not to use the proceeds of the offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds. Until the proceeds from this offering are fully invested during our operational stage, we expect to use proceeds from financings to fund distributions in anticipation of cash flow to be received in later periods.

		Selling	Dealer	Net Proceeds
	Price to Public	Commissions	Manager Fee	(Before Expenses)

Primary Offering
Per share price for first $50,000,000 in shares	$9.50	$0.67	$0.24	$8.59
Per share price for last $950,000,000 in shares	$10.00	$0.70	$0.25	$9.05
Total Minimum	$2,500,000	$175,000	$62,500	$2,262,500
Total Maximum	$1,000,000,000	$70,000,000	$25,000,000	$905,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$0	$0	$9.50
Total Maximum	$282,499,999	$0	$0	$282,499,999

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares of common stock is prohibited.

The dealer manager for this offering is Select Capital Corporation, which is not affiliated with our company or our advisor. The dealer manager will use its best efforts to sell the shares. Prior to the minimum amount being sold, your investment will be placed in an interest-bearing escrow account with [          ], as escrow agent, with interest accruing to the benefit of investors. No funds will be disbursed in accordance with this prospectus until we have received and accepted subscriptions for at least $2,500,000 in shares. If we do not sell $2,500,000 in shares before [          ], 2009, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses.

The date of this prospectus is        , 2008

INVESTOR SUITABILITY STANDARDS

An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment. We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards are intended to help ensure, given the high degree of risk inherent and the long-term nature of an investment in our shares and the relative illiquidity of our shares, that shares of our common stock are an appropriate investment for those of you who become investors. Our suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

The following state has established suitability standards that are different from those set forth above. In the following state, we will only sell shares to those investors who meet the standards set forth below:

California — Investors must have either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $75,000 and a net worth of at least $100,000. In addition, investors may not invest more than 10% of their net worth in us.

For purposes of determining suitability of an investor, net worth in all cases referenced above should be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following: (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account.

In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the subscription agreement. See Exhibit B. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that the purchase of our common stock is a suitable and appropriate investment for each stockholder in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our dealer manager’s agreements with the selling broker-dealers require such broker-dealers to make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor.

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HOW TO SUBSCRIBE

Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete an execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the selling broker-dealer. Initially, your check should be made payable to “[ ], as escrow agent for Bluerock Enhanced Multifamily REIT, Inc.” After we meet the minimum offering requirements, your check should be made payable to “Bluerock Enhanced Multifamily REIT, Inc.”

In general, the minimum investment for initial purchases of shares of our common stock is $2,500. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $500. However, an investment in shares of our company will not, in itself, create a retirement plan for you and, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After your initial purchase, any additional investments must be made in increments of at least $100, except for purchases of shares under our distribution reinvestment plan, which may be in lesser amounts.

By signing the subscription agreement, you will be representing and warranting to us that you have received a copy of this prospectus, that you meet the net worth and annual gross income requirements described above and, if applicable, that you will comply with all federal and state law requirements with respect to resale of our shares of common stock. The representations and warranties made by you will be relied upon by us to help ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards regarding your investment. By making those representations and warranties to us, you will not, however, waive any rights that you may have under federal or state securities laws.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	REIT stands for “real estate investment trust.” In general, a REIT is a company that:

• pools the capital of many investors to acquire or provide financing for real estate properties;

• allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

• is required to pay distributions to investors of at least 90% of its taxable income (excluding net capital gains) each year; and

• avoids the federal “double taxation” treatment of income that results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, if it complies with certain income tax requirements.

Q:	What is the experience of your management?

A:	Our advisor, Bluerock Enhanced Multifamily Advisor, LLC, is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. See “Management — The Advisor” for complete biographies of the key personnel of our advisor, which include:

R. Ramin Kamfar, our Chairman and Chief Executive Officer, has approximately 20 years of experience in building operating companies, and in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, public and private financings and retail operations.

James G. Babb, III, our President and Chief Investment Officer, has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992, including as a founder of Starwood Capital Group, an investment management firm specializing in real estate and real estate-related investments on behalf of institutional investors.

During his tenure with Starwood Capital from 1992 through 2003, Mr. Babb either personally led or shared investment responsibility for:

• the formation of seven private real estate funds with investment objectives similar to ours (but not focused solely on apartment sector investments) and that have invested an aggregate of approximately $8 billion (including equity, debt and investment of income and sales proceeds) in approximately 250 separate transactions;

• the structuring of over 75 real estate investment transactions totaling $2.5 billion of asset value;

• the investment in transactions comprising more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries, including a significant number of properties that were later contributed to the initial public offerings of Equity Residential Properties Trust (NYSE: EQR), the nation’s largest multifamily REIT at that time, and iStar Financial Inc. (NYSE: SFI), the largest publicly owned finance company at that time focused exclusively on commercial real estate;

• substantially all of the hotel investments made by Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT), a global owner/operator of hotels with brands such as Sheraton®, Westin®, the St. Regis® Luxury Collection and “W”®, among others; and

• through the aforementioned private real estate funds, raising over $2.6 billion of equity from institutional investors, including such firms as:

• Pennsylvania Teachers Pension Plan

• Allstate Insurance Co.

• Bellsouth Corp. (now AT&T)

• Howard Hughes Medical Institute

• General Motors Corp.

• Louisiana Teachers

• University of North Carolina Endowment

• Sun America Life

• The Walt Disney Company

Messrs. Kamfar and Babb are also Chief Executive Officer and Chief Investment Officer, respectively, of Bluerock Real Estate, L.L.C., our sponsor, a real estate firm with offices in Manhattan and Newport Beach, California, with a focus on acquiring, managing and developing apartment and office properties throughout the United States. Since its inception in 2002, Bluerock has been involved in apartment and office real estate projects consisting of approximately 4 million square feet and in excess of $800 million in total acquisition and development costs.

Daniel J. Gumbiner, our Chief Acquisition Officer — Eastern United States, has over 25 years of financial and real estate experience, has completed in excess of $5 billion of real estate transactions during his career. He has extensive relationships with public and private pension funds, corporate investors, and the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac.

Scott K. Knauer, our Chief Acquisition Officer — Western United States, has over 20 years of real estate experience, and has participated, as a principal, advisor and agent in the acquisition, ownership, development, management, renovation, and divestiture in excess of $2 billion in real estate assets, including serving as a local operating partner with Starwood Capital during Mr. Babb’s tenure there.

Messrs. Gumbiner and Knauer are members of the board of directors of the National Multifamily Housing Council and are co-founders of Orion Residential, LLC, a national real estate investment company with offices in Chicago, Seattle and Phoenix.

Founded in 2004, Orion has acquired an apartment property portfolio in excess of $1 billion, consisting of 18 projects and approximately 9,500 units as an operating partner for a number of nationally prominent institutional investors including:

• Starwood Capital Group

• GE Real Estate

• Guggenheim Real Estate

• Strategic Capital Real Estate Advisors

Q:	What is the advisor’s “Enhanced Multifamily” strategy?

A:	Our advisor’s “Enhanced Multifamily” strategy consists of a series of initiatives which we believe can create a sustainable competitive advantage and sustainable long-term increases in property value. The initiatives seek to transform the perception of the apartment from a purely functional one — i.e., as solely a place to live, to a lifestyle product / community — i.e., as a place to live, interact, and socialize, thereby creating an enhanced perception of value among residents, allowing for premium rental rates and improving resident retention.

We intend to implement our advisor’s Enhanced Multifamily strategies and initiatives at our properties, which we believe can create a sustainable competitive advantage and allow us to achieve long-term value enhancement at the multifamily properties we acquire.

Q:	What types of real property will you acquire?

A:	We intend to acquire a diversified portfolio of real estate in the multifamily sector, with a primary focus on well-located, institutional quality apartment properties with strong and stable cash flows, and to utilize the Enhanced Multifamily strategy with these properties. See “Investment Strategy, Objectives and Policies — Enhanced Multifamily Strategy.” We also intend to acquire well-located apartment properties that we believe present us with significant possibilities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and those available at opportunistic prices from distressed or time-constrained sellers.

Q:	Will you invest in anything other than real property?

A:	Yes. We plan to originate or invest in real estate-related securities and other real estate-related investments that we believe present the potential for high current income or total return, including but not limited to mortgage, bridge or mezzanine loans, debt securities and preferred or other equity securities of other real estate companies, and may invest in entities that make similar investments. Although we do not have any policies limiting the portion of our assets that may be invested in real estate-related securities and other investments, we do not expect such investments to constitute more than 20% of our portfolio by asset value.

Q:	What is an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner and/or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

Q:	If I buy shares of your common stock, will I receive distributions and how often?

A:	To maintain our qualification as a REIT, we are required to make annual aggregate distributions to our stockholders of at least 90% of our taxable income (excluding net capital gains). We intend to make distributions to our stockholders on a monthly basis.

Q:	Can I reinvest my distributions in additional shares of common stock?

A:	Yes, you may elect to participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement, or by filling out an enrollment form we will provide you at your request. The purchase price for shares purchased under the distribution reinvestment plan will be $9.50 per share.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions reinvested pursuant to our distribution reinvestment plan, or DRIP, should be taxed as ordinary income to the extent that they are paid from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

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Q:	How does a “best efforts” offering work?

A:	When securities are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any securities. Therefore, no specified dollar amount is guaranteed to be raised.

Q:	Who can buy shares of your common stock?

A:	You can buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. Please note that these minimum levels are higher in certain states and some states may impose additional restrictions on your investment, so you should read the more detailed descriptions in the “Investor Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, the minimum investment is $2,500, except for purchases by our existing stockholders, including purchases made pursuant to our distribution reinvestment plan.

Q:	How do I subscribe for shares?

A:	In order to purchase shares of our common stock in this offering, you should review this prospectus in its entirety and complete a subscription agreement for a specific number of shares. You will need to pay for the shares at the time you subscribe.

Q:	If I buy shares of common stock in this offering, how can I sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange or national market system. In fact, there will not be any public market for the shares when you purchase them and we cannot be sure if one will ever develop. As a result, it may be difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would violate federal or state securities laws or cause any person or entity to directly or indirectly own more than 9.8% of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of outstanding shares of our common stock, unless otherwise excepted by our board of directors or charter.

Our board of directors has adopted a share repurchase plan that permits you to sell your shares back to us, subject to conditions and limitations of the program. Our board of directors can amend the provisions of our share repurchase plan without the approval of our stockholders.

Q:	Do you intend to list your common stock? If not, is there any other planned liquidity event?

A:	We presently intend to complete a transaction providing liquidity for our stockholders within four to six years from the completion of our offering stage. Although our charter does not require our board of directors to pursue a liquidity event, we expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event and that such a transaction is in the best interests of our stockholders.

Q:	Will I receive notification as to how my investment is doing?

A:	You will receive periodic reports on the performance of your investment with us, including:

• an annual report that updates and details your investment;

• an annual report, including audited financial statements, as filed with the Securities and Exchange Commission, or the SEC;

• an annual IRS Form 1099-DIV; and

• supplements to the prospectus, as such may be required by the federal securities laws.

Q:	When will I receive my tax information?

A:	We intend to mail your Form 1099-DIV tax information by January 31 of each year.

Q:	Who can I contact to answer my questions?

A:	If you have any questions regarding the offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Bluerock Enhanced Multifamily REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
680 5th Avenue, 16th Floor
New York, New York 10019

PROSPECTUS SUMMARY

This summary highlights the material information from this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 14. References in this prospectus to “us,” “we,” “our” or “our company” refer to both Bluerock Enhanced Multifamily REIT, Inc. and our operating partnership, Bluerock Enhanced Multifamily Holdings, L.P., unless the context otherwise requires.

Bluerock Enhanced Multifamily REIT, Inc.

Bluerock Enhanced Multifamily REIT, Inc. is a recently formed Maryland corporation that intends to qualify as a real estate investment trust, or a REIT, under the Internal Revenue Code, which we refer to as the Code, for the taxable year ending December 31, 2009.

We intend to acquire a diversified portfolio of real estate and real estate-related investments, with a primary focus on well-located, institutional quality apartment properties with strong and stable cash flows. We intend to implement what we refer to as our “Enhanced Multifamily” strategy at these apartment properties, which we believe will increase rents, tenant retention and property values, and generate attractive returns for our investors. We also intend to acquire well-located apartment properties that we believe present significant opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and properties available at opportunistic prices from distressed or time-constrained sellers. In addition, we will seek to originate or invest in real estate-related securities that we believe present the potential for high current income or total return, including but not limited to mortgage, bridge or mezzanine loans, debt securities and preferred or other equity securities of other real estate companies, which we refer to as real estate-related investments.

We have not acquired, or entered into agreements to acquire, any specific investments as of the date of this prospectus. The number and value of properties and real estate-related investments we acquire will depend initially on the proceeds of this offering.

The principal executive offices of our company and our advisor are located at 680 Fifth Avenue, 16th Floor, New York, New York 10019. Our telephone number is (877) 680-1031. Information regarding our company is also available on the website maintained by our sponsor, Bluerock Real Estate, LLC, which may be found at www.bluerockre.com.

Plan of Distribution

We are offering for sale a maximum of $1,000,000,000 in shares and a minimum of $2,500,000 in shares of our common stock. In our primary offering, we will sell $50,000,000 in shares to the public at $9.50 per share and the remaining $950,000,000 in shares at $10.00 per share. This offering is being conducted on a “best efforts” basis, which means that the broker-dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. In addition, we are offering up to $282,499,999 in shares at $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan, described below. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.

If we do not sell the minimum of $2,500,000 in shares before [          ], 2009, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment (with interest) and without deduction for escrow expenses.

In addition to the shares to be issued pursuant to this offering, we have issued to our advisor 1,000 shares of non-participating, non-voting, convertible stock. The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering.

Our Investment Objectives

Our primary investment objectives are to:

•	preserve and protect your capital investment;

•	provide you with attractive and stable cash distributions; and

•	increase the value of our assets in order to generate capital appreciation for you.

Our Investment Strategy

We intend to achieve our investment objectives by acquiring a diverse portfolio of multifamily properties, and real estate-related investments. We plan to diversify our portfolio by investment type, size, property location and risk with the goal of attaining a portfolio of real estate and real estate-related investments that will generate attractive returns for our investors, with the potential for capital appreciation. Our targeted portfolio allocation is as follows:

•	Enhanced Multifamily. We intend to allocate approximately 50% of our portfolio to investments in well-located, institutional quality apartment communities with strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. As appropriate, we intend to implement our Enhanced Multifamily strategy at these properties, which we anticipate will create sustainable long-term increases in property value and generate attractive returns for our investors by, among other benefits, generating higher rental revenue and reducing resident turnover. See “Investment Strategy, Objectives and Policies — Our Target Portfolio” and “Investment Strategy, Objectives and Policies — Enhanced Multifamily Strategy.”

•	Value-Added Residential. We intend to allocate approximately 30% of our portfolio to investments in well-located apartment communities that offer a significant potential for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, we will seek to acquire properties available at opportunistic prices from distressed or time-constrained sellers in need of liquidity. As appropriate, we intend to implement our Enhanced Multifamily strategy to these properties as well.

•	Real Estate-Related Investments. We intend to allocate approximately 20% of our portfolio to other real estate-related investments with the potential for high current income or total returns. These investments may include first and second mortgages, mezzanine, bridge and other loans; debt securities related to or secured by real estate; and common and preferred equity securities, which may include securities of other REITs or real estate companies. Subject to the provisions of our charter, some of these investments may be made in connection with other programs sponsored, managed or advised by our affiliates, including our advisor.

We may adjust our targeted portfolio allocation based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment opportunity, we will generally evaluate the following:

•	the performance and risk characteristics of that investment;

•	how that investment will fit within our target portfolio objectives; and

•	the expected returns of that investment on a risk-adjusted basis, relative to other investment alternatives.

As such, our portfolio composition may vary substantially from the target portfolio described above.

Enhanced Multifamily Strategy

Our advisor’s Enhanced Multifamily strategy consists of a series of initiatives which we believe can create a sustainable competitive advantage and allow us to realize long-term increases in property value. This strategy seeks to transform the perception of the apartment from a purely functional one — i.e., as solely a place to live, to the apartment complex as a lifestyle product / community — i.e., as a place to live, interact, and socialize, thereby creating an enhanced perception of value among residents, allowing for premium rental rates, and improving resident retention.

The initiatives consist of amenities and attributes that go beyond traditional features, and incorporate cosmetic and architectural improvements along with technology, music and activities to establish an enhanced sense of comfort and appeal to our target residents’ desire for a “sense of community” by creating places to gather, socialize and interact in a highly amenitized environment. This strategy is specifically targeted to appeal to the following two lucrative and rapidly growing segments of the multifamily market:

•	Lifestyle Renters are generally established, adult households with multiple housing choices open to them, which choose to rent an apartment for primarily nonfinancial reasons. They include Baby Boomers, individuals born in the U.S. between 1946 and 1964, who have become empty nesters and are seeking to live a simpler lifestyle without the responsibilities of home ownership, as well as those older members of the generation born in the U.S. since 1977, who are referred to as Echo Boomers.

•	Middle Market Renters are generally younger and more mobile than Lifestyle Renters, and while they can generally afford to own, they have chosen either to save their money (perhaps to purchase a larger house at a later date), to spend it on other goods and services or to invest in something other than housing, or they are in a personal or job transition. For Middle Market Renters an apartment can provide an inexpensive and maintenance-free residence.

As a further benefit, by appealing to and attracting the Lifestyle Renters and Middle Market renters, we believe the Enhanced Multifamily strategy can generate significant additional revenue-enhancing options at our properties, including the ability to provide and charge for premium units, upgrade packages and equipment rentals such as washer and dryers, flat screen televisions and premium sound systems.

Borrowing Policies

Under our charter, the maximum amount of our indebtedness may not exceed 300% of our net assets as of the date of any borrowing, which is generally expected to approximate 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors. We expect that once we have fully invested the proceeds of this offering, our indebtedness will be approximately 65% of the sum of the value of our real properties (before deducting depreciation and other non-cash reserves) and the value of our other assets. There is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our board of directors must review our aggregate borrowings at least quarterly. We have not established any financing sources at this time.

Summary Risk Factors

An investment in our common stock involves a number of risks. See “Risk Factors,” beginning on page 14 of this prospectus. Some of the more significant risks include those set forth below.

•	We are a newly-formed entity. As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire.

•	You will experience dilution of your investment if you purchase shares after we have raised $50,000,000 because the offering price will increase from $9.50 to $10.00 per share.

•	Our officers and non-independent directors have substantial conflicts of interest because they also are officers and owners of our advisor and its affiliates, including our sponsors.

•	We will rely on our advisor, an affiliate of our officers and non-independent directors, to manage our business and select and manage investments. Our advisor is a newly-formed entity. The success of our business will depend on the success of our advisor in performing these duties.

•	To the extent we sell substantially less than the maximum number of shares in this offering, we may not have sufficient funds, after the payment of offering and related expenses, to acquire a diverse portfolio of properties.

•	Under our charter, the maximum amount of our indebtedness may not exceed 300% of our net assets, as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors and if the excess borrowing is disclosed to stockholders along with justification for the excess.

•	We may fail to qualify as a REIT for federal income tax purposes. We would then be subject to corporate level taxation and we would not be required to pay any distributions to our stockholders.

•	There is no public market for our common stock and it may never be listed on a national securities exchange or quoted on a national market system. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them.

•	We have issued 1,000 shares of non-participating, non-voting, convertible stock to our advisor, at a price of $1.00 per share. Upon certain events, the convertible stock will convert into shares of our common stock with a value equal to 15% of the excess of (i) our enterprise value plus the aggregate value of distributions paid to stockholders over (ii) the aggregate purchase price paid by stockholders for our shares plus a 7% cumulative annual return. The interests of stockholders purchasing in this offering will be diluted upon such conversion.

•	We anticipate that we will invest in multifamily development projects. These investments involve risks beyond those presented by stabilized, income-producing properties. These risks may diminish the return to our stockholders.

•	We anticipate that we will invest in mezzanine and bridge loans originated for multifamily acquisitions and for multifamily development projects. Mezzanine and bridge loans involve greater risk of loss than senior secured loans because such investments may be partially or entirely lost as a result of foreclosure by the senior lender.

If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives would be substantially impaired. In turn, the value of our common stock and our ability to make distributions would be materially reduced.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable as fiduciaries to us and to our stockholders. Prior to the commencement of this offering, our board of directors will consist of five members, three of whom will be independent of us and our advisor. Our directors will be elected annually by our stockholders.

Our board of directors has adopted our investment policies and will review these investment policies at least annually to determine whether our policies continue to be in the best interests of our stockholders.

Our Advisor

We are externally managed and advised by Bluerock Enhanced Multifamily Advisor, LLC, a Delaware limited liability company formed in July 2008 to serve as our advisor. Our advisor is owned by BER Holdings, LLC, which is an affiliate of Bluerock, and by Orion Realty Advisors II, LLC, which is an affiliate of Orion.

Our advisor will conduct our operations and manage our portfolio of real estate and real estate-related investments. Our advisor will have substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the approval of our board of directors.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the current advisory agreement ends one year after the date of this prospectus, subject to renewals by our board of directors for an unlimited number of successive one-year periods.

Our officers and our affiliated directors are all officers of our advisor. The executive team of our advisor will draw upon the relationships and resources of Bluerock and Orion in order to provide us with extensive experience in the multifamily sector of the real estate industry, including application of Enhanced Multifamily strategies and initiatives as appropriate to particular properties. The names and biographical information of our directors and officers are set forth under “Management — Our Executive Officers and Directors.”

Our Sponsor — Bluerock

Bluerock Real Estate, L.L.C., our affiliate, which we refer to as our sponsor or Bluerock, is a national real estate investment firm with offices in Manhattan and Newport Beach, California, with a focus on acquiring, managing and developing apartment and office properties throughout the United States. Since its inception in 2002, Bluerock has been involved in apartment and office real estate projects consisting of approximately 4 million square feet and in excess of $800 million in total acquisition and development costs. Bluerock currently serves as the manager of two private real estate funds.

R. Ramin Kamfar is the Chief Executive Officer of Bluerock, and has approximately 20 years of experience in building operating companies, and in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, public and private financings and retail operations.

James G. Babb, III is the Chief Investment Officer and Managing Director of Bluerock. Mr. Babb has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992, including as a founder and Senior Vice President of Starwood Capital. During his tenure with Starwood Capital from 1992 through 2003, Mr. Babb either personally led or shared investment responsibility for:

•	the formation of seven private real estate funds with investment objectives similar to ours (but not focused solely on apartment sector investments) and that have invested an aggregate of approximately $8 billion (including equity, debt and investment of income and sales proceeds) in approximately 250 separate transactions;

•	the structuring of over 75 real estate investment transactions totaling $2.5 billion of asset value; the investment in transactions comprising more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries, including a significant number of properties that were later contributed to the initial public offerings of Equity Residential Properties Trust (NYSE: EQR), the nation’s largest multifamily REIT at that time, and iStar Financial Inc. (NYSE: SFI), the largest publicly owned finance company at that time focused exclusively on commercial real estate;

•	substantially all of the hotel investments made by Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT), a global owner/operator of hotels with brands such as Sheraton®, Westin®, the St. Regis® Luxury Collection and “W”®, among others; and

•	through the aforementioned private real estate funds, raising over $2.6 billion of equity from institutional investors.

Bluerock utilizes the Enhanced Multifamily strategy at select apartment properties that it owns or manages. This strategy focuses on creating a sustainable competitive advantage in the multifamily sector by implementing property improvements and operating initiatives designed to foster a “sense of community” among residents of the properties. It focuses on a targeted demographic of residents who desire superior amenities, including cosmetic and architectural improvements, renovation and repositioning, as well as the incorporation of technology, to create a sense of comfort in their community.

Our Co-Sponsor — Orion

Orion Residential, LLC, which we refer to as Orion, is a national real estate investment company with offices in Chicago, Seattle and Phoenix. Founded in 2004, Orion has acquired an apartment property portfolio in excess of $1 billion consisting of 18 projects and approximately 9,500 units as an operating partner for a number of nationally prominent institutional investors including Starwood Capital Group, GE Real Estate, Guggenheim Real Estate and Strategic Capital Real Estate Advisors.

Orion has conceived and refined what our advisor refers to as its Enhanced Multifamily strategy, which focuses on creating a sustainable competitive advantage in the multifamily sector and sustainable long-term increases in property value by seeking to transform the perception of the apartment from a purely functional one — i.e., as solely a place to live, to a lifestyle product / community — i.e., as a place to live, interact, and socialize, thereby creating an enhanced perception of value among residents, allowing for premium rental rates, and resulting in enhanced resident retention. The initiatives consist of amenities and attributes to establish an enhanced sense of comfort and appeal to our target residents’ desire for a “sense of community” by creating places to gather, socialize and interact in a highly amenitized environment.

Orion has implemented the Enhanced Multifamily strategies and initiatives at a number of its projects, in order to seek to increase net operating income, tenant retention and the value of its properties.

Orion’s founders, Messrs. Gumbiner and Knauer and Scott R. Price, collectively have over 70 years of real estate experience, encompassing related disciplines in acquisitions, development, property management, construction management, asset management, investment brokerage and dispositions throughout the United States. Among their other professional affiliations, Messrs. Gumbiner and Knauer are members of the board of directors of the National Multifamily Housing Council.

Mr. Gumbiner, our Chief Acquisition Officer — Eastern United States, has over 25 years of financial and real estate experience, and has completed in excess of $5 billion of real estate transactions during his career. He has extensive relationships with public and private pension funds and corporate investors. Mr. Knauer, our Chief Acquisition Officer — Western United States, has over 20 years of real estate experience, and has participated as a principal, advisor and agent in the acquisition, ownership, development, management, renovation and divestiture in excess of $2 billion in real estate assets. Mr. Price, our Senior Vice President — Asset Management, has over 25 years experience in the commercial real estate field, including three years as principal and vice president with a national multifamily investment company based in Seattle.

In addition, the Orion team has international investment experience in Western Europe, Asia, Mexico and Latin America.

Compensation to Our Advisor and its Affiliates

Set forth below is a summary of the fees and compensation we expect to pay our advisor and its affiliates for services related to this offering and to our advisor and its affiliates for managing our business and assets.

Description of Fee	Calculation of Fee	Estimated Amount if Minimum/Maximum Sold

Offering Stage
Selling Commissions	We will pay the dealer manager up to 7% of the gross offering proceeds, a portion of which will be reallowed to participating broker-dealers. No selling commissions are payable on shares sold under the distribution reinvestment plan.	$175,000/$70,000,000
Dealer Manager Fee	We will pay the dealer manager 2.5% of the gross offering proceeds. No dealer manager fee is payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow a portion of the gross offering proceeds to participating broker-dealers.	$62,500/$25,000,000
Organization and Offering Costs	Our advisor or its affiliates may advance, and we will reimburse for, organization and offering costs incurred on our behalf, but only to the extent that the reimbursement of the selling commissions, dealer manager fee, due diligence fees and other organization and offering costs would not cause such organization and offering expenses to exceed 15% of the gross proceeds of our primary offering as of the date of the reimbursement. We estimate such expenses will be approximately 1.21% of the gross proceeds of the primary offering if the maximum offering is sold including shares sold pursuant to our distribution reinvestment plan.	$112,500/$15,570,000

Description of Fee	Calculation of Fee	Estimated Amount if Minimum/Maximum Sold

Acquisition and Development Stage
Acquisition Fees	For its services in connection with the selection, due diligence and acquisition of a property or investment, our advisor will receive an acquisition fee equal to 1.5% of the purchase price. The purchase price of a property or investment shall equal the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property or investment. The purchase price allocable for a joint venture investments shall equal the product of (1) the purchase price of the underlying property and (2) our ownership percentage in the joint venture.	$25,650/$14,033,160 (assuming no debt)/$88,920/$48,648,288 (assuming leverage of 65% of cost).
With respect to investments in and originations of loans, we will pay an origination fee in lieu of an acquisition fee.
Origination Fees	For its services in connection with the selection, due diligence and acquisition or origination of mortgage, mezzanine, bridge or other loans, our advisor will receive an origination fee equal to 1.5% of the principal amount of the borrower’s loan obligation or of the purchase price of any loan we purchase, including third-party expenses. We will not pay an acquisition fee with respect to such loans.	$6,412/$3,508,290 (assuming no debt)/ $22,230/$12,162,072 (assuming leverage of 65% of the cost).

Operating Stage
Asset Management Fee	We will pay our advisor a monthly asset management fee for managing our day-to-day operations, which will be equal to one-twelfth of 1% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any properties we develop, construct or improve, cost will include the amount expended by us for the development, construction or improvement, and (B) the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of an asset.	Actual amounts depend upon the assets we acquire and, therefore, cannot be determined at the present time.
Property Management Fee	We will pay Bluerock REIT Property Management, LLC, a wholly-owned subsidiary of our advisor, a property management fee equal to 4% of the monthly gross income from any properties it manages. Alternatively, we may contract property management services for certain properties directly to non-affiliated third parties, in which event we will pay our advisor an oversight fee equal to 1% of monthly gross revenues of such properties.	Actual amounts depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

Description of Fee	Calculation of Fee	Estimated Amount if Minimum/Maximum Sold

Financing Fee	We will pay our advisor a financing fee equal to 1% of the amount available under any loan or line of credit made available to us. The advisor may reallow some or all of this fee to reimburse third parties with whom it may subcontract to procure such financing for us.	Actual amounts depend upon the amount of indebtedness incurred to acquire an investment and, therefore, cannot be determined at the present time.
Reimbursable Expenses	We will reimburse our advisor for all reasonable and actually incurred expenses in connection with the services provided to us, including related personnel, rent, utilities and information technology costs, subject to the limitation that we will not reimburse our advisor for any amount which would cause our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters to exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and nonrecurring factors. We will not reimburse for personnel costs in connection with services for which our advisor receives acquisition, origination or disposition fees.	Actual amounts depend upon expenses paid or incurred and, therefore, cannot be determined at the present time.

Disposition/Liquidation/Listing Stage
Disposition Fee	To the extent it provides a substantial amount of services in connection with the disposition of one or more of our properties or investments, our advisor will receive fees equal to the lesser of (A) 3% of the sales price of each property or other investment sold or (B) 50% of the selling commission that would have been paid to a third-party sales broker in connection with such disposition. However, in no event may the disposition fees paid to our advisor or its affiliates and to unaffiliated third parties exceed in the aggregate 6% of the contract sales price.	Actual amounts depend upon the sale price of investments and, therefore, cannot be determined at the present time.
Common Stock Issuable Upon Conversion of Convertible Stock	Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus a 7% cumulative, non-compounded, annual return on the original issue price of those shares or (B) subject to the conditions described below, we list our common stock for trading on a national securities exchange. For these purposes and elsewhere in this prospectus, a “listing” which will result in conversion of our convertible stock to common stock also will be deemed to have occurred on the effective date of any merger of our company in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange.	Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and, therefore, cannot be determined at the present time.

Description of Fee	Calculation of Fee	Estimated Amount if Minimum/Maximum Sold

In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” (as defined in our charter) plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the (2) aggregate purchase price paid by stockholders for those shares plus a 7% cumulative, non-compounded, annual return on the original issue price of those shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that our advisor will receive upon the conversion will be prorated to account for the period of time that the advisory agreement was in force.

All of this compensation is more fully described under “Management Compensation.”

Conflicts of Interest

Our officers and directors, and the owners and officers of our advisor, are also involved in the ownership and advising of other real estate entities and programs, including those sponsored by Bluerock and Orion and their affiliates or in which Bluerock or Orion are managers or participants. These pre-existing interests, and similar additional interests as may arise in the future, may give rise to conflicts of interest with respect to our business, our investments and our investment opportunities. In particular, but without limitation:

•	Our advisor, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties and the acquisition of real estate-related investments, and such conflicts may not be resolved in our favor. This could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment in us.

•	If we acquire properties from or make investments in entities owned or sponsored by affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations with a third-party, but we would do so only if our board of directors, including a majority of our independent directors, approves the investment and only if there is substantial justification for such excess price and such excess is reasonable.

•	The absence of arm’s-length bargaining may mean that our agreements with our advisor and its affiliates may not be as favorable to you as a stockholder as they otherwise might have been if negotiated at arm’s-length.

•	Our advisor and its affiliates will receive substantial fees and other compensation, including those based upon our acquisitions, the assets we own, manage and develop, and dispositions of such assets. Therefore our advisor and its affiliates may make recommendations to us that we buy, hold or sell property or other investments in order to increase their own compensation. Further, our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions.

•	Our advisor and its affiliates, including our officers, some of whom are also our directors, will face conflicts of interest caused by their ownership of our advisor and their roles with other programs, which could result in actions that are not in the long-term best interests of our stockholders.

•	If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

•	Our officers, some of whom are also directors, are also owners, officers and directors of our advisor and are also affiliates of our advisor, including Bluerock and Orion, face conflicts of interest related to the positions they hold with those other entities, which could hinder our ability to successfully implement our business strategy or to generate returns to our stockholders.

These conflicts of interest, among others, could limit the time and quality of services that our officers and directors and our advisor and its officers devote to our company, because of the similar services they will be providing to other real estate entities, could impair our ability to find or compete for acquisitions and tenants with such entities.

Organizational Chart for Our Company, Our Advisor and Affiliates

The following chart shows our ownership structure and our relationship with our advisor and its affiliates.

Our Dealer Manager

Select Capital Corporation will serve as the dealer manager of this offering. Select Capital Corporation is located at 3070 Bristol Street, Suite 500, Costa Mesa, California 92626, and its telephone number is (714) 545-5002.

Distributions to Stockholders

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual taxable income (excluding net capital gains and income from operations or sales through a taxable REIT subsidiary, or TRS). Because we have not yet identified any properties or other investments which we intend to acquire, we cannot give any assurances as to when or if we will make distributions. However, when we have actually made investments, we intend to pay regular monthly distributions to our stockholders out of our cash available for distribution, in an amount determined by our board of directors. Generally, our policy will be to pay distributions from cash flow from operations. However, some or all of our distributions may be paid from sources other than cash flows from operations, such as from the proceeds of this offering, borrowings, advances from our advisor or from our advisor’s deferral of its fees and expense reimbursements. The amount of distributions will depend upon a variety of factors, including:

•	our cash available for distribution;

•	our overall financial condition;

•	our capital requirements;

•	the annual distribution requirements applicable to REITs under the federal income tax laws; and

•	such other considerations as our board of directors may deem relevant.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions payable to you reinvested in shares of our common stock at $9.50 per share. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income. If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.

Share Repurchase Plan

Our board of directors has adopted a share repurchase plan that will permit you to sell your shares back to us, subject to the significant conditions and limitations described below. Our board of directors can amend or terminate our share repurchase plan upon 30 days’ prior notice without the approval of our stockholders.

The repurchase price for repurchases sought upon a stockholder’s death or “qualifying disability,” as defined in “Share Repurchase Plan,” will be the amount paid to acquire the shares from us, subject to certain conditions.

Stockholders seeking to have shares repurchased by us pursuant to our share repurchase plan must present for repurchase a minimum of 25% of their shares. The purchase price for shares repurchased under the share repurchase plan will be as set forth below until we begin obtaining appraisals of our assets. We expect to begin obtaining appraisals of the value of our real estate and real estate-related investments beginning three years after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the operating partnership.)

We will retain persons independent of us and our advisor to prepare these appraisals. Prior to obtaining such appraisals, the prices at which we will initially repurchase shares are as follows:

•	the lower of $9.00 or 90% of the price paid to acquire the shares from us for stockholders who have held their shares for less than one year;

•	the lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	the lower of $9.50 or 95% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	the lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	the lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

The purchase price per share as described above for shares repurchased prior to obtaining appraisals will be reduced by the aggregate amount of net proceeds per share, if any, distributed to the investors prior to the repurchase date as a result of a sale of one or more of our assets that constitute a return of capital distributed to investors as a result of such sales, which we refer to as a “special distribution.” After we begin obtaining appraisals of our assets, we will repurchase shares at the lesser of (1) 100% of the average price per share the original purchaser or purchasers of your shares paid to us, for all of your shares (as adjusted for any stock distributions, combinations, splits, recapitalizations, special distributions and the like with respect to our common stock) or (2) 90% of the net asset value per share, as determined by the most recent appraisal.

We intend to repurchase shares quarterly under the plan. We will not repurchase in excess of 10% of the number of outstanding shares of common stock as of the same date in the prior calendar year. Generally, the cash available for repurchase will be limited to the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. You will have no right to request repurchase of your shares if the shares are listed for trading on a national securities exchange.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts, or IRAs, and retirement plans subject to ERISA and/or the Code. ERISA refers to the Employee Retirement Income Security Act of 1974, as amended, and is a federal law that regulates the operation of certain retirement plans. Any retirement plan trustee, fiduciary or other person considering purchasing shares for a retirement plan or an IRA should read carefully that section of this prospectus. This section of the prospectus should also be reviewed by fiduciaries of other retirement plans, such as governmental plans and church plans, that are not subject to ERISA but may be subject to similar state laws.

Restriction on Share Ownership

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of outstanding shares of our stock and more than 9.8% in value or in number of shares, whichever is more restrictive, of outstanding shares of our common stock, unless otherwise excepted by our board of directors or charter. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Listing or Liquidation Policy

We presently intend to complete a transaction providing liquidity for our stockholders within four to six years from the completion of our offering stage. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. The sale of all, or substantially all, of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock. Our board will determine when, and if, we should apply to have our shares of common stock listed for trading on a national securities exchange. A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital. There is no assurance however that we will list our shares or that a public market will develop if we list our shares.

Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond six years from the termination of our offering stage. Even if we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and federal income tax effects on stockholders that may prevail in the future. We cannot assure you that we will be able to liquidate all of our assets. After commencing a liquidation, we would continue in existence until all properties and other assets are liquidated.

RISK FACTORS

Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Investment Risks

Our lack of prior operating history makes it difficult for you to evaluate this investment.

We and our advisor are newly formed entities with no prior operating history and may not be able to successfully operate our business or achieve our investment objectives. The past performance of other real estate investment programs sponsored by affiliates of our advisor may not be indicative of the performance we will achieve. We have no income, cash flow, funds from operations or funds from which we can make distributions to you. We may not be able to conduct our business as described in our plan of operation.

This is a blind pool offering, therefore you will not have the opportunity to evaluate our investments before we make them and we may make real estate investments that would have changed your decision as to whether to invest in our common stock.

As of the date of this prospectus, we have not acquired any properties or made any other investments. Additionally, we have not yet identified or contracted any probable investments, and therefore are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related investments. We have established criteria for evaluating potential investments. See “Investment Strategy, Objectives and Policies.” However, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the investments before we invest in them. Except for any investments that may be described in supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments prior to our investment. You will be relying entirely on the ability of our advisor to identify suitable investments and propose transactions for our board of directors to oversee and approve. These factors increase the risk that we may not generate the returns that you seek by investing in our shares.

Because there is no current public trading market for our stock, it may be difficult for you to sell your stock. If you sell your stock, it may be at a substantial discount.

There is no current public market for our stock and there is no assurance that a public market will ever exist for our stock. Our charter contains restrictions on the ownership and transfer of our stock, and these restrictions may inhibit your ability to sell your stock. Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of our outstanding shares of stock and more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock, unless otherwise excepted by our board of directors or charter. We plan to adopt a share repurchase plan, but it will be limited in terms of the number of shares of stock which may be repurchased annually. Our board of directors may also limit, suspend or terminate our share repurchase plan at any time.

In addition, it may be difficult for you to sell your stock promptly or at all. If you are able to sell shares of stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment is expected to be reduced by selling commissions, dealer manager fees, organization and offering expenses, and acquisition and origination fees and expenses. If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment. You should consider our stock as an illiquid investment, and you must be prepared to hold your stock for an indefinite period of time. Please see “Description of Capital Stock — Restrictions on Ownership and Transfer” herein for a more complete discussion on certain restrictions regarding your ability to transfer your stock.

We differ from prior programs sponsored by Bluerock or Orion in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.

The past performance of other investment programs sponsored by Bluerock or Orion may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations of those programs. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Bluerock or Orion programs, the returns to our stockholders will vary from those generated by those prior programs. We are also the first publicly-offered investment program sponsored by Bluerock, Orion or any of their affiliates. Therefore, the prior Bluerock or Orion programs, which were conducted through privately-held entities, were not subject to either the up-front commissions, fees and expenses associated with this offering or to many of the laws and regulations to which we will be subject. We would be the first program sponsored by Bluerock, Orion or any of their affiliates to make or acquire mortgage loans or mezzanine loans. Neither Bluerock nor Orion has experience making such investments or in operating a REIT or any other publicly-offered investment program. As a result of all these factors, you should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by Bluerock, Orion or their affiliates.

There is a dilutive effect to investors who purchase our shares at $10.00 rather than at the initial offering price of $9.50 per share.

Investors who purchase our shares at $9.50 receive a discounted price compared to investors who purchase after we have sold $50,000,000 in shares. Investors who purchase our shares at $10.00 experience dilution because the sale of some of our shares at $9.50 results in the average per share price being less than $10.00 per share. The shares are identical in terms of rights to distributions, voting and other rights, but the purchasers who acquire shares at $10.00 per share are paying a comparative premium over the $9.50 per share purchasers.

Because we will continue to sell shares at a fixed price during the course of this offering and, at the same time, will be acquiring real estate and real estate-related investments with the proceeds of the offering, if you purchase shares after completion of the minimum offering, you will experience dilution to the extent that future shares are issued when and if the value of our underlying net assets exceeds the price you paid for your shares in the offering.

Under the terms of this offering, we will sell shares of our common stock at an initial fixed price of $9.50 per share for the first $50,000,000 in shares and $10.00 per share thereafter for the remaining $950,000,000 in shares. We may continue selling shares at $10.00 per share for a period of two years following the date of this prospectus or until the maximum offering is sold. During such time, we may acquire real estate or real estate-related investments. Any future issuances of our shares will have a dilutive effect on the earlier purchasers of our common stock to the extent that at the time of such future issuances, the value of our underlying net assets exceeds the price they paid for their shares.

The per share offering prices have been established arbitrarily by us and may not reflect the true value of the shares; therefore, investors may be paying more for a share than the share is actually worth.

If we listed our shares on a national securities exchange, the share price might drop below our stockholder’s original investment. Neither prospective investors nor stockholders should assume that the per share prices reflect the intrinsic or realizable value of the shares or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per share offering price from $9.50 to $10.00 once we have achieved $50,000,000 in gross proceeds is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. See “Plan of Distribution.”

Investors in this offering who purchase a portion of the $50,000,000 in shares offered at $9.50 per share will experience immediate dilution as a result of the grant of restricted stock to our directors and executive officers once the minimum offering amount is sold. Investors in this offering who purchase a portion of the remaining $950,000,000 in shares at $10.00 per share will experience immediate dilution if the value of our net assets is less than $10.00 at the time of their respective purchases.

We are offering $50,000,000 in shares, including the $2,500,000 in shares comprising the minimum offering, at $9.50 per share. The remaining $950,000,000 in shares offered will be sold at $10.00 per share. Consequently, investors who purchase shares in this offering at the purchase price of $9.50 will experience immediate dilution due to the restricted stock that will be granted to our officers and directors upon sale of the minimum offering amount. Investors who purchase shares at the purchase price of $10.00 per share will experience immediate dilution due to both the prior restricted stock grants and sales of our stock at the $9.50 per share offering price, unless at the time of such purchase, due to appreciation in value of our assets, our net asset value is equal to or greater than $10.00 per share.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis whereby the participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our common stock. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In that case, the likelihood that any single property’s performance would materially reduce our overall profitability will increase. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

The cash distributions you receive may be less frequent or lower in amount than you expect.

Our directors will determine the amount and timing of distributions. Our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you how long it may take to generate sufficient available cash flow to make distributions nor can we assure you that sufficient cash will be available to make distributions to you. We may borrow funds, return capital or sell assets to make distributions. With no prior operations, we cannot predict the amount of distributions you may receive. We may be unable to pay or maintain cash distributions or increase distributions over time.

Also, because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to acquire properties and real estate-related investments as offering proceeds become available, the income from those investments and yields on securities of other real estate companies that we invest in, as well as our operating expense levels and many other variables. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.” In addition, to the extent we make distributions to stockholders with sources other than funds from operations, the amount of cash that is distributed from such sources will limit the amount of investments in real estate assets that we can make, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions.

We may not meet the minimum offering requirements for this offering. Therefore, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

If we make distributions from sources other than our cash flow from operations or funds from operations, we will have fewer funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including the net proceeds from this offering. If we fund distributions from sources other than cash flow from operations or funds from operations, we will have fewer funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed our earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder will be required to recognize capital gain.

The properties we acquire or develop may not produce the cash flow that we expect in order to meet our REIT minimum distribution requirements. We may decide to borrow funds to meet the REIT minimum distribution requirements, which could adversely affect our overall financial performance.

We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which may decrease future distributions to stockholders.

The inability of our advisor to retain or obtain key personnel, property managers and leasing agents could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Kamfar, Babb, Gumbiner and Knauer, executive officers of our advisor. Neither we nor our advisor have employment agreements with any of the other executive officers nor do we currently have key man life insurance on any of these key personnel. If any of Messrs. Kamfar, Babb, Gumbiner or Knauer were to cease their affiliation with our advisor, our advisor may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s, property managers’ and leasing agents’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, property managers or leasing agents, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

We may have to make expedited decisions on whether to invest in certain properties, including prior to receipt of detailed information on the property.

Our advisor and board of directors may be required to make expedited decisions in order to effectively compete for the acquisition of properties and other investments. Additionally, we may be required to make substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions, and the actual time period during which we will be allowed to conduct due diligence may be limited. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.

At some point in the future, our board of directors may consider internalizing the functions performed for us by acquiring our advisor’s assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders and could result in dilution of your interests as a stockholder and could reduce earnings per share and funds from operation per share. For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments to pay distributions. All these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

Risks Related to This Offering and Our Corporate Structure

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

Our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in value of the outstanding shares of our stock and 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of our common stock unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. If also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of up to 50,000,000 shares of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. See “Description of Capital Stock — Preferred Stock.”

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our advisor and affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Our advisor will make all decisions with respect to the management of our company. Our advisor has no operating history and no experience operating a public company. It will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of our advisor or property manager or our relationship with our advisor or property manager could hinder its ability to successfully manage our operations and our portfolio of investments.

Your investment will be diluted upon conversion of the convertible stock.

Our advisor has been issued 1,000 shares of our convertible stock. Under limited circumstances, each outstanding share of our convertible stock may be converted into shares of our common stock, which will have a dilutive effect to our stockholders. Our convertible stock will be converted into shares of common stock if (1) we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus a 7% cumulative, non-compounded, annual return on that price or (2) we list our common stock for trading on a national securities exchange (for this purpose, “listing” would also include a merger transaction whereby holders of our common stock receive listed securities of another issuer). Upon either of these two events, each share of convertible stock will be converted into shares of our common stock with a value equal to 15% of excess of (i) our enterprise value plus the aggregate value of the distributions paid to date on the then outstanding shares over (ii) the aggregate purchase price paid by stockholders for those outstanding shares plus 7% cumulative, non-compounded, annual return on that price. See “Description of Capital Stock — Convertible Stock.”

The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock, may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, our advisor and its affiliates may be entitled to conversion of the convertible stock and to require that we purchase all or a portion of the operating partnership units they hold at any time thereafter for cash or our stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a separate class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the SEC regarding internal control over financial reporting and other fixed costs will be a larger percentage of our net income and will reduce the return on your investment.

We expect to incur significant costs in establishing and maintaining adequate internal control over our financial reporting for the company and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the shares we are offering.

You will have limited control over changes in our policies and day-to-day operations, which limited control increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. See “Important Provisions of Maryland Corporate Law and Our Charter.”

Our advisor is responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase shares of our common stock unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to our advisor, who will manage our company in accordance with the advisory agreement. In addition, our advisor may retain independent contractors to provide various services for our company, and you should note that such contractors will have no fiduciary duty to you or the other stockholders and may not perform as expected or desired.

Your rights as stockholders and our rights to recover claims against our officers, directors and advisor directors are limited.

Under Maryland law, our charter and under the terms of certain indemnification agreements with our directors, we may generally indemnify our directors, our advisor and their respective affiliates for any losses or liability suffered by any of them and hold these persons or entities harmless for any loss or liability suffered by us as long as: (1) these persons or entities have determined in good faith that the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the directors (gross negligence or willful misconduct of the independent directors), the advisor or their respective affiliates or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases.

You may not be able to sell your stock under the proposed share repurchase plan.

Our board of directors could choose to amend our share repurchase plan’s terms without stockholder approval. Our board would also be free to amend or terminate the plan at any time after its adoption. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our proposed stock repurchase program. If our board terminates our proposed share repurchase plan, you may not be able to sell your shares even if you deem it necessary or desirable to do so. In addition, the proposed share repurchase plan includes numerous restrictions that would limit your ability to sell your stock. If you are able to resell your shares to us pursuant to our proposed share repurchase plan, you will likely receive substantially less than the amount paid to acquire the shares from us or the fair market value of your shares, depending upon how long you owned the shares. See “Share Repurchase Plan.”

Risks Related to Conflicts of Interest

Our advisor, our executive officers and their affiliates will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment.

We rely on our advisor to identify suitable investment opportunities. We may be buying properties at the same time as other entities that are affiliated with or sponsored by our advisor. Other programs sponsored by our advisor or its affiliates also rely on our advisor, our executive officers and their affiliates for investment opportunities. Bluerock and Orion have sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. Many investment opportunities would be suitable for us as well as other programs. Our advisor could direct attractive investment opportunities or tenants to other entities. Such events could result in our investing in properties that provide less attractive returns or getting less attractive tenants, thus reducing the level of distributions which we may be able to pay to you and the value of your investment. See “Conflicts of Interest.”

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliates of our advisor as evidenced by an appraisal of the property. In no event will we acquire property from an affiliate at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

Our agreements with our advisor and its affiliates were not the result of arm’s-length bargaining.

Any existing or future agreements between us and our advisor or its affiliates were not and will not be reached through arm’s-length negotiations and may not reflect the terms that would be available from a third-party.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the selection and acquisition of our properties and other investments, and possibly the development, management and leasing of our properties. They will be paid significant fees for these services, which will reduce the amount of cash available for investment and for distribution to stockholders. The fees to be paid to our advisor and its affiliates were not determined on an arm’s-length basis. We cannot assure you that a third-party unaffiliated with our advisor would not be willing to provide such services to us at a lower price. If the maximum offering amount is raised (including shares of stock issued pursuant to our distribution reinvestment plan), we estimate that 10.63% of the gross proceeds of this offering will be paid to our advisor, its affiliates and third parties for up-front fees and expenses associated with the offer and sale of our stock and the acquisition of our assets, including estimated acquisition and origination fees of 1.5% of the cost of assets. The expenses we incur in connection with the offer and sale of our stock, excluding acquisition and origination fees and expenses, may exceed the amount we expect.

These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Management Compensation.”

Our advisor and its affiliates, including our officers, some of whom are also directors, will face conflicts of interest caused by compensation arrangements with us and other programs sponsors by affiliates of our advisor, including Bluerock and Orion, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers, some of whom are also directors. Among other matters, the compensation arrangements could affect their judgment with respect to property acquisitions from, or the making of investments in, other programs sponsored by Bluerock or Orion, which might entitle affiliates of our advisor to disposition fees and other possible fees in connection with its services for the seller.

Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to make distributions to you or result in a decline in the value of your investment.

If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

We do not have any employees. We rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. Our advisor and its affiliates, including our officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer. See “Conflicts of Interest.”

General Risks Related to Investments in Real Estate

Competition from other apartment communities for tenants could reduce our profitability and the return on your investment.

The apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and in the larger geographic market where our apartment communities will be located. Overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family homes, as well as owner occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease units in our apartment communities;

•	force us to lower our rental prices in order to lease units in our apartment communities; and/or

•	substantially reduce our revenues and cash available for distribution to our stockholders.

We compete with numerous other parties or entities for real estate assets and tenants and may not compete successfully.

We compete with numerous other persons or entities engaged in real estate investment activities, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may be willing to offer space at rates below our rates, causing us to lose existing or potential tenants.

Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our revenues from rents, resulting in the decline in the value of your investment.

The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Tenants’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our tenants’ ability to make lease payments. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of your investment to decline.

Our operating results and distributable cash flow will depend on our ability to generate revenue from leasing our properties to tenants on terms favorable to us.

Our operating results will depend, in large part, on revenues derived from leasing space in our properties. We are subject to the credit risk of our tenants, and to the extent our tenants default on their leases or fail to make rental payments we may suffer a decrease in our revenue. In addition, if a tenant does not pay its rent, we may not be able to enforce our rights as landlord without delays and we may incur substantial legal costs. We are also subject to the risk that we will not be able to lease space in our value-added or opportunistic properties or that, upon the expiration of leases for space located in our properties, leases may not be renewed, the space may not be re-leased or the terms of renewal or re-leasing (including the cost of required renovations or concessions to customers) may be less favorable to us than current lease terms. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment. These events would cause a significant decrease in revenues and could cause us to reduce the amount of distributions to our stockholders.

Short-term multifamily and apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Costs incurred in complying with governmental laws and regulations may reduce our net income and the cash available for distributions.

Our company and the properties we expect to own are subject to various federal, state and local laws and regulations relating to environmental protection and human health and safety. Federal laws such as the National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community

Right to Know Act and the Hazard Communication Act and their resolutions and corresponding state and local counterparts govern such matters as wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. The properties we acquire will be subject to the Americans with Disabilities Act of 1990 which generally requires that certain types of buildings and services be made accessible and available to people with disabilities. These laws may require us to make modifications to our properties. Some of these laws and regulations impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Compliance with these laws and any new or more stringent laws or regulations may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. In addition, there are various federal, state and local fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance.

Our properties may be affected by our tenants’ activities or actions, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. The presence of hazardous substances, or the failure to properly remediate these substances, may make it difficult or impossible to sell or rent such property. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash distributions to stockholders.

Our advisor will attempt to obtain adequate insurance to cover significant areas of risk to us as a company and to our properties. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt, if any;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally two years, and comply with certain other requirements in the Code.

As part of otherwise attractive portfolios of properties, we may acquire some properties with existing lock-out provisions, which may inhibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Loan provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Loan provisions may prohibit us from reducing the outstanding indebtedness with respect to properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Loan provisions could impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our stock, relative to the value that would result if the loan provisions did not exist. In particular, loan provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders which could result in lower investment returns to our stockholders.

We are likely to enter into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•	joint venturers may share certain approval rights over major decisions;

•	that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;

•	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;

•	the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•	that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT;

•	disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or

•	that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

General Risks Related to Real Estate-Related Investments

If we make or invest in mortgage loans as part of our plan to acquire the underlying property, our mortgage loans may be affected by unfavorable real estate market conditions, including interest rate fluctuations, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans as well as interest rate risks. To the extent we incur delays in liquidating such defaulted mortgage loans, we may not be able to obtain sufficient proceeds to repay all amounts due to us under the mortgage loan. Further, we will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties fall, our risk will increase because of the lower value of the security associated with such loans.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

If, as expected, we qualify as a REIT, we will be required to distribute at least 90% of our annual taxable income (excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Mezzanine loan investments involve a greater risk of loss of investment and reductions of return than senior loans secured by income producing properties.

If we invest in mezzanine loans, they may take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) subordination to the prior claims of banks and other senior lenders to the issuer; (3) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (4) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (5) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate-related securities may be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

If we invest in certain real estate-related securities that we may purchase in connection with privately negotiated transactions, they will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our long-term stabilized portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life. Moreover, in the event of a borrower’s default on an illiquid real estate security, the unsuitability for securitization and potential lack of recovery of our investment could pose serious risks of loss to our investment portfolio.

Delays in restructuring or liquidating non-performing real estate-related securities could reduce the return on your investment.

If we invest in real estate-related securities, they may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may receive from an investment.

If a significant portion of our assets are deemed “investment securities,” we may become subject to the Investment Company Act of 1940 which would restrict our operations and we could not continue our business.

If we fail to qualify for an exemption or exception from the Investment Company Act of 1940, which we refer to as the Investment Company Act, we would be required to comply with numerous additional regulatory requirements and restrictions which could adversely restrict our operations and force us to discontinue our business. Currently, we have no assets, and our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to regulation under the Investment Company Act. If, however, in the future we acquire mortgage loans, debt securities and investments in joint ventures (not structured in compliance with the Investment Company Act) and other investment assets that are deemed by the SEC or the courts to be “investment securities” and these assets exceed 40% of the value of our total assets, we could be deemed to be an investment company and subject to additional regulatory and operational restrictions including, but not limited to, limitations on capital structure; restrictions on specified investments; prohibitions on transactions with affiliates; and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

Even if otherwise deemed an investment company, we may qualify for an exception or exemption from the Investment Company Act. For example, under the real estate/mortgage exception, entities that are primarily engaged in the business of purchasing and otherwise acquiring mortgages and interests in real estate are exempt from registration under the Investment Company Act. Under the real estate exception, the SEC has provided guidance that would require us to maintain 55% of our assets in qualifying real estate interests and at least another 25% of our assets in additional qualifying real estate assets or real estate-related assets. In order for an asset to constitute a qualifying real estate interest or qualifying asset, the interest must meet various criteria. Fee interests in real estate and whole mortgage loans are generally considered qualifying assets. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Associated with Debt Financing

We may use debt financing to acquire properties and otherwise incur other indebtedness, which will increase our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments including entity acquisitions by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Although our charter imposes limits on our total indebtedness, there is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment. Further, we may exceed the limits set forth in our charter if approved by a majority of our independent directors and the excess borrowing is disclosed to stockholders in our next quarterly report following the borrowing, along with justification for the excess. See “Investment Strategy, Objectives and Policies — Borrowing Policies.”

High levels of debt or increases in interest rates could increase the amount of our loan payments, reduce the cash available for distribution to stockholders and subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

Our policies do not limit us from incurring debt. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. Interest we pay could reduce cash available for distribution to stockholders. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flow and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions.

Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. Although this condition occurred initially within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to exchange rate and interest rate fluctuations on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to financing, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates or currency fluctuations, will not be treated as gross income for purposes of either the 75% or the 95% Income Test, as defined below in “Federal Income Tax Considerations — Income Tests,” unless specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry real estate assets or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Income Test (or assets that generate such income). To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the 75% and 95% Income Tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In certain cases, we may receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments may be spread over a number of years. In such cases, you may experience a delay in the distribution of the proceeds of a sale until such time.

Federal Income Tax Risks

If we fail to qualify as a REIT, we will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We intend to qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income and gains it currently distributes to its stockholders. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of Alston & Bird LLP with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Alston & Bird LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we elect to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	we would have less cash to make distributions to our stockholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

Although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine to delay or revoke our REIT election.

We encourage you to read the “Federal Income Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so. See “Federal Income Tax Considerations — Distribution Requirements.”

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor in Revenue Procedure 2003-65. Pursuant to such safe harbor, if a mezzanine loan is secured by interests in a pass-through entity, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% Income Test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. We may, however, acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan. For federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash; namely, to the extent that we have current or accumulated earnings and profits, you will have ordinary taxable income. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received. See “Federal Income Tax Considerations — Distribution Requirements.”

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Code for properties held at least two years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal and state income taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

The use of taxable REIT subsidiaries would increase our overall tax liability.

Some of our assets may need to be owned or sold, or operations conducted, by taxable REIT subsidiaries. Any of our taxable REIT subsidiaries will be subject to federal and state income tax on their taxable income. The after-tax net income of our taxable REIT subsidiaries would be available for distribution to us. Further, we will incur a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm’s length basis. For example, to the extent that the rent paid by one of our taxable REIT subsidiaries exceeds an arm’s length rental amount, such amount potentially is subject to the excise tax. We intend that all transactions between us and our taxable REIT subsidiaries will be conducted on an arm’s length basis and, therefore, that any amounts paid by our taxable REIT subsidiaries to us will not be subject to the excise tax.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

We may make investments in entities that own or are deemed to be taxable mortgage pools. Similarly, certain of our securitizations could be considered to result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “Federal Income Tax Considerations — Taxable Mortgage Pools and Excess Inclusion Income” below.

Distributions payable by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.

Recently enacted tax legislation generally reduces the maximum tax rate for dividend distributions payable by corporations to individuals meeting certain requirements to 15% through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that make distributions, which could reduce the value of the stock of REITs, including our stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•	part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See “Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders.”

Legislative or regulatory action could adversely affect the taxation of investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to liability and penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of title I of ERISA, including pension or profit sharing plans and entities that hold assets of such plans, which we refer to as ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts. (Collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans” or “Benefit Plan Investors”). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the Benefit Plan;

•	your investment will not produce “unrelated business taxable income” for the Benefit Plan;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the Benefit Plan; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our stock constitutes a prohibited transaction under ERISA or the Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in the stock may lose its tax exempt status.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. Such plans should satisfy themselves that the investment satisfies applicable law.

An investment in our stock may not be suitable for every Benefit Plan, and may result in the plan fiduciary breaching its duty to the plan.

When considering an investment in our stock, persons with investment discretion over assets of any ERISA Plan should consider whether the investment satisfies the fiduciary requirements of ERISA. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All ERISA Plan investors should also consider whether the investment is prudent under ERISA’s fiduciary standards. All Benefit Plans should determine whether the purchase of our stock meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in the “Suitability Standards” section in this prospectus.

ERISA fiduciaries are required to determine annually the fair market value of each asset in the ERISA plan based on liquidation value. In addition, a trustee or custodian of an IRA must provide an IRA holder with a statement of the value of the IRA assets each year. The annual statement of value that we will be sending to stockholders subject to ERISA and the Code and to certain other plan stockholders is only an estimate and may not comply with any reporting and disclosure or annual valuation requirements under ERISA, the Code or other applicable law.

To assist fiduciaries subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries who identify themselves to us and request the reports. Until three years after the completion of our offering stage, we intend to use the price paid per share as the estimated value of a share of our common stock, subject to certain reductions based on special distributions to stockholders due to sales of properties or other assets. Beginning three years after the completion of our offering stage, the estimated value of our shares will be based on appraisals of our real estate and real estate-related investments. See “Share Repurchase Plan.” We cannot assure you that:

•	a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•	stockholders could realize that value if they were to attempt to sell their stock; or

•	an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles, which we refer to as GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering assuming we sell (1) only $2,500,000 in shares, the minimum offering amount, in the primary offering, (2) $1,000,000,000 in shares, the maximum offering amount, in the primary offering and no shares pursuant to our distribution reinvestment plan and (3) $1,000,000,000 in shares, the maximum offering amount, in the primary offering and $282,499,999 in shares pursuant to our distribution reinvestment plan. Shares of our common stock will be sold at $9.50 per share for the first $50,000,000 in shares sold and $10.00 per share for the remaining $950,000,000 in shares sold. We reserve the right to reallocate shares of our common stock between the primary offering and the distribution reinvestment plan.

Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering, we estimate that between approximately 89.37% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 86.91% (assuming no shares available under our distribution reinvestment plan are sold) of our gross offering proceeds will be available for investments. On a per share basis, the funds available for investment would be $8.94 and $8.69 for shares sold at $10.00 per share, and $8.49 and $8.26 for shares sold at $9.50 per share. We will use the remainder of the offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate investments. We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share redemption program.

			Maximum Offering		Maximum Offering
			(Not Including Distribution		(Including Distribution
	Minimum Offering		Reinvestment Plan)		Reinvestment Plan)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100.00%	$1,000,000,000	100.00%	$1,282,499,999	100.00%
Selling Commissions(1)	175,000	7.00%	70,000,000	7.00%	70,000,000	5.45%
Dealer Manager Fee(1)	62,500	2.50%	25,000,000	2.50%	25,000,000	1.95%
Organization and Offering Costs(2)	112,500	4.50%	15,000,000	1.50%	15,570,000	1.21%
Accountable Due Diligence Expenses(3)	12,500	0.50%	5,000,000	0.50%	5,000,000	0.39%
Acquisition and Origination Fees(4)	32,063	1.28%	13,275,000	1.33%	17,503,950	1.37%
Acquisition and Origination Expenses(4)	6,413	0.26%	2,655,000	0.27%	3,500,700	0.27%

Amount Available for Investment	$2,099,025	83.96%	$869,070,000	86.91%	$1,145,935,259	89.37%

(1)	No selling commissions or dealer manager fees are payable on shares sold under the distribution reinvestment plan.

(2)	Includes all expenses (other than selling commissions, the dealer manager fee and accountable due diligence expenses) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, technology, filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, amounts to reimburse costs in connection with preparing supplemental sales materials, the cost of training and education meetings held by us, attendance and sponsorship fees and costs reimbursements for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealer customers.

(3)	We will reimburse selling broker-dealers participating in this offering for their accountable bona fide due diligence expenses. We estimate this expense reimbursement will be approximately 0.5% of the gross offering proceeds.

(4)	For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments. However, we intend to leverage our investments with debt.

MULTIFAMILY MARKET OVERVIEW

General

The multifamily market is large and growing. According to the National Multi Housing Council, there were 17.6 million apartment residences in the United States in 2006 with a value of $1.87 trillion, compared to 15 million apartment units in 1990 with an estimated value of $742 billion. From 1990 to 2006, a period that included two recessions, the total value of all apartments increased at a compound annual growth rate of 7.5%.

Growth in Apartment Residence (in thousands)

Growth in Value of Apartment Residences (in billions)

Source:  National Multi Housing Council.

According to the Joint Center for Housing Studies of Harvard University, which we refer to as JCHS-Harvard, apartments serve the lifestyle needs of a diverse group of community residents. With a relatively low cost-per-resident ratio due to apartments’ high density nature, apartments are better able to provide the amenities that attract upper-income households. Many households are drawn to the lack of maintenance and ability to relocate inexpensively that multifamily housing provides. Using well-planned designs and monitoring systems, apartments are also able to provide security and crime prevention for their residents. Finally, an apartment community’s proximity to employment centers, public transportation and other neighborhood services offers renters a location advantage not available in single-family developments.

The multifamily market is subject to the basic forces of supply and demand.

Demand Overview

Demographic forces are indicating strong growth for multifamily demand in the foreseeable future due to a variety of factors, including the following:

•	Increasing Number of Echo Boomers. According to a TIAA-CREF Asset Management report, apartment rental growth will result primarily from the passage of the approximately 75 million Echo Boomers into adulthood. Currently ranging between 14 and 28 years old, the leading edge of Echo Boomers are entering the rental market and are projected to add 4 million people to the workforce every year for the next 15 years.

•	Propensity of Echo Boomers to Rent Longer. JCHS-Harvard observed that young adults are renting longer and postponing buying homes until later in life to pursue higher education, to postpone marriage and to have greater mobility in today’s economy. Between 1976 and 2005, the average age of first-time homebuyers rose from 28 to 33. Since these young adult households are predominantly renting and postponing buying homes, it is expected that rental demand will surge in the coming decade as more Echo Boomers enter the workforce and seek places to live. Growing economic insecurity regarding employment prospects and a desire to avoid long-term financial commitments also provide demand for the relatively short-term financial obligations of renting.

•	Increase in Baby Boomer Decision to Rent vs. Purchase. JCHS-Harvard projects that additional demand for apartments will be generated by the Baby Boomers. Career considerations and lifestyle changes are causing Baby Boomers to migrate toward apartment living because of the mobility, flexibility and convenience that renting offers. As the Echo Boomer children leave home, their empty-nester parents are also expected to become renters, as they seek to simplify their lifestyles, reduce home maintenance obligations and shed home ownership chores.

•	Immigration. Immigration is expected to add more than 12 million individuals to the economy over the next ten years according to a November 2007 report by Marcus and Millichap’s National Multi-Housing Group, which we refer to as the Marcus and Millichap report. According to this report, approximately 85% of immigrants are expected to rent, compared with 32% of the U.S. residents overall. In addition, immigrants on average rent apartments for about eight to ten years, much longer than non-immigrants.

•	Home Ownership Crisis. The resilient fundamentals of the national apartment market are being further bolstered by the rapidly growing number of individuals losing their home in foreclosure or being forced to sell because they can no longer afford their mortgages. The Mortgage Bankers Association’s first quarter 2008 report indicates that approximately 1.1 million homes are currently in foreclosure. It is expected that many of these individuals will enter the renter market as “renters-by-necessity” and will stay renters for the foreseeable future. Additionally, the number of renters exiting apartments to purchase single-family homes has decreased dramatically as loans for first-time home buyers become increasing scarce and qualifying standards become increasingly more challenging. Diminishing home equity values have also quelled the desire of renters to purchase single-family homes.

•	Increase in Market Share of Apartment Rentals vs. Single-family Rentals. According to JCHS-Harvard, single-family rentals and rental properties with less than five units are benefiting less from the renewed growth in young adult and single-adult households. As a result, large apartment communities are likely picking up the market share from these properties.

•	Change in Demographics of Typical Households. A demographic shakeup in the traditional American household will also likely boost apartment demand. Since the 1970s, the number of married couples with children has decreased and now accounts for less than one-quarter of all U.S. households. Using data from the Census Bureau, JCHS-Harvard has observed that the number of these traditional families will continue to decline and will be replaced by a growing number of single-adult, single-parent and childless couple households. In the 1990s, single-adult and single-parent households accounted for two-thirds of all new households. These smaller households have traditionally been attracted to apartment living, and this will likely continue in the future.

The Marcus and Millichap report projects that demand for new U.S. apartments should total 4.3 million over the decade ending 2015, or an average of 430,000 units per year.

Supply Overview

Projections of additions to supply in the short-term are generally based on permitting and construction activity, while longer term projections are based on economics, construction cost, land availability and demand.

REIS, a leading commercial real estate research firm, projects a decline in new additions to supply over the next three years from 115,642 units in 2008 to 95,180 units in 2012. Recent challenges in the debt and equity markets and the current financial environment may cause further declines in additions to supply in the near to mid-term.

This projected demand-supply imbalance is anticipated to result in strong future rent growth. In fact, REIS projects that rents will increase on a national basis 14.2% from 2008 to 2012.

Multifamily Market Types

According to an August 2006 RREEF Real Estate Research report, U.S. apartment markets are generally categorized either as:

•	Growth Markets. “Growth Markets” include many of the fastest growing metropolitan areas, such as Phoenix, Atlanta and Las Vegas, in terms of population and employment. These markets often have weak barriers to entry with considerably lower housing costs.

•	Lifestyle Markets. “Lifestyle Markets,” such as New York, San Francisco, Seattle and San Jose, are those markets where the high cost of homeownership, lengthy commutes, the local employment mix and other factors generate large numbers of “renters-by-choice.” These markets typically enjoy high barriers to entry and considerably higher housing costs.

We intend to generally focus on Lifestyle Markets because we believe the breadth of rental demand, the relative affluence of renter households, the size and diversity of the economic base and high barriers to entry create a less volatile environment. In these markets, we intend to emphasize investments in submarkets with the best accessibility to major employment centers, direct linkages to the local transportation network and mass transit system, proximity to major shopping nodes, and other such amenities that appeal to affluent and mobile renters.

We will also make selective investments in Growth Markets, targeting “lifestyle locations” within these larger Growth Markets, where such locations typically have the same relative advantages of high barriers to entry, accessibility to major employment centers, transportation systems, shopping and amenities that we look for in the Lifestyle Markets.

Historical Multifamily Returns

Over the last 20 years, multifamily investment returns have exceeded all other property returns by a significant margin. According to information from the National Council for Real Estate Investment Fiduciaries, or NCREIF, and as presented in the table below, during the 20 year period from 1988 to 2007, investment in institutional quality apartments produced a total return of 208.2%, a significant margin over returns on investments in institutional quality office, industrial and retail assets.

Return	Years	Apartments	Office	Industrial	Retail

Total	1988 - 2007	208.2%	159.9%	191.0%	195.2%
Annualized	1988 - 2007	10.4%	8.0%	9.6%	9.8%

In addition, according to NCREIF, multifamily returns are less volatile than the other major real estate asset classes, and typically are less affected by economic downturns.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

We intend to acquire a diversified portfolio of multifamily properties and real estate-related investments, with a primary focus on well-located, institutional quality apartment properties with strong and stable cash flow. We intend to implement what we refer to as the Enhanced Multifamily strategy, which is described in more detail below.

We also intend to acquire well-located apartment properties that we believe present us with significant possibilities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and those available at opportunistic prices from distressed or time-constrained sellers. As appropriate, we intend to implement Enhanced Multifamily strategies to these properties as well.

We will also seek to originate or invest in real estate-related securities that we believe present the potential for high current income or total return, including but not limited to mortgage, bridge or mezzanine loans, debt securities and preferred or other equity securities of other real estate companies, and may invest in entities that make similar investments. Subject to the provisions our charter, some of the above investments may be made in connection with programs sponsored, managed or advised by our affiliates or affiliates of our advisor, and we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor. We may serve as mortgage lender to, or acquire interests in or securities issued by these joint ventures, tenant-in-common investments or other joint venture arrangements or other programs sponsored by our advisor’s affiliates.

Our board of directors intends to delegate to its investment committee the authority to approve all property acquisitions, developments and dispositions, as well as all real estate and real estate-related investments and all investments consistent with our investment objectives, for investment costs up to $50,000,000, including our financing of such investments. Our advisor will recommend suitable investments for consideration by the investment committee and, where required, the full board of directors. See “Management — Committees of the Board of Directors — Investment Committee.”

Investment Objectives

Our primary investment objectives are to:

•	preserve and protect your capital investment;

•	provide you with attractive and stable cash distributions; and

•	increase the value of our assets in order to generate capital appreciation for you.

Investment Approach

Our board, including a majority of our independent directors, may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our board will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that our board include the basis for their determination in minutes of their meetings and in an annual report delivered to our stockholders.

Within our investment policies and objectives, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the provisions in our charter that the consideration paid for each property we acquire is ordinarily based on the fair market value as determined by a majority of our directors.

Our advisor’s senior executives, Messrs. Kamfar, Babb, Gumbiner, Knauer and Ruddy, bring over 100 years of combined expertise gained through hands-on experience in acquisitions, asset management, dispositions, development/redevelopment, leasing, property management, portfolio management and in building operating and real estate companies.

Our Target Portfolio

We intend to acquire a diverse portfolio of multifamily properties and real estate-related investments. We plan to diversify our portfolio by investment type, size, property location and risk with the goal of attaining a portfolio of real estate and real estate-related investments that will generate attractive returns for our investors, with the potential for capital appreciation. Our targeted portfolio allocation is as follows:

•	Enhanced Multifamily. We intend to allocate approximately 50% of our portfolio to investments in well-located, institutional quality apartment properties that we believe demonstrate strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. As appropriate, we intend to implement our Enhanced Multifamily strategy (as described below) at these properties, which we anticipate will create sustainable long-term increases in property value and lead to increased returns to our investors by, among other benefits, generating higher rental revenue and reducing resident turnover.

•	Value-Added Residential. We intend to allocate approximately 30% of our portfolio to investments in well-located, apartment properties that offer a significant possibility for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, we will seek to acquire properties available at opportunistic prices from distressed or time-constrained sellers in need of liquidity. As appropriate, we intend to implement our Enhanced Multifamily strategy at these properties as well.

•	Real Estate-Related Investments. We intend to allocate approximately 20% of our portfolio in other real estate-related investments with the potential for high current income or significant total returns. These investments could include first and second mortgages, mezzanine, bridge and other loans, debt and other securities related to or secured by real estate assets, and common and preferred equity, which may include equity securities of other REITs and real estate companies. Subject to the provisions of our charter, some of these investments may be made in connection with programs sponsored, managed or advised by our affiliates or those of our advisor.

Although the above outlines our target portfolio, we may make adjustments based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of this offering to purchase or invest in any type of real estate or real estate-related investment which we determine is in the best interest of our stockholders, subject to the provisions of our charter which limit certain types of investments.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment, we will generally evaluate the following:

•	the performance and risk characteristics of that investment;

•	how that investment will fit within our target portfolio objectives; and

•	the expected returns of that investment on a risk-adjusted basis, relative to other investment alternatives.

As such, our actual portfolio composition may vary substantially from the target portfolio described above.

We will typically hold fee title or a long-term leasehold estate in the properties we acquire. However, subject to any required approvals and maintaining our status as a REIT, we may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will consider doing so if we believe it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. Also, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor, including other present and future real estate programs sponsored by affiliates of our advisor. We may also serve as lender to these joint ventures, tenant-in-common programs or other programs sponsored by affiliates of our advisor.

Our Target Markets

Although we intend to diversify our portfolio by geographic location, we expect to focus on markets with high potential for attractive returns located in the United States. As a result, our actual investments may result in concentrations in a limited number of geographic regions. We will seek to focus on markets where affiliates of Bluerock and Orion have established relationships, transaction history, market knowledge and access to potential ‘‘off-market’’ investments directly from sellers, as well as an ability to direct property management and leasing operations efficiently. Our preferred target markets have three distinct characteristics:

•	Supply. High barriers-to-entry, such as zoning, land use restrictions, cost, or other characteristics that tend to limit supply;

•	Demand. Strong economic predictors, such as employment growth, household income, economic diversity, favorable population demographics or other characteristics that tend to generate high demand; and

•	Retention. Attractive quality of life, such as recreation, leisure, infrastructure, education, limited home ownership opportunities (i.e., low affordability index) or other characteristics that tend to generate high demand and retention.

Orion, our co-sponsor, has developed and uses a strategic market selection process based on supply and demand projections, employment growth, volatility, housing cost, household income, growth projections, and other variables that it has agreed to make available to our advisor at no additional charge. We believe that those tools will help us identify favorable markets and submarkets for acquisition activity, with respect to rental growth, vacancy and residual values, and assist us in optimizing portfolio blend and in analyzing and determining optimal timing and pricing for our dispositions. We expect that by implementing this selection process in concert with our overall strategies of individual market monitoring and ongoing analysis of macro- and micro economic cycles, our advisor will enable us to: identify favorable acquisition opportunities; increase current distributions to our stockholders; maintain higher relative portfolio property values; initiate appropriate development or redevelopment activities and, subject to maintaining our status as a REIT, execute timely dispositions to enhance capital gains distributable to our stockholders.

We will review and may periodically adjust our target markets in response to changing market conditions and to maintain a diverse portfolio. Our initial target markets, along with their metropolitan statistical area (MSA) rank in population, are listed below:

Western Region	MSA	Eastern Region	MSA

Greater Los Angeles	2	Greater New York	1
Dallas/Fort Worth	4	Chicago	3
Houston	6	Washington-N. Virginia-Maryland	8
San Francisco Bay Area	12	Atlanta	9
Phoenix	13	Boston	10
Seattle/Tacoma/Bellevue	15	Orlando	27
Minneapolis	16	Indianapolis	33
San Diego County	17	Charlotte	35
Denver	21	Austin	37
Portland	23	Nashville	39
San Antonio	28	Louisville	42
Kansas City	29	Richmond	43
San Jose	31	Raleigh-Durham	49

Additionally, certain secondary markets demonstrating strong fundamentals, employment diversity and attractive pricing will be pursued on a selective basis.

Economic and real estate market conditions vary widely within each region and submarket, and we intend to spread our portfolio investments both across these regions and among the submarkets within these regions.

Investment Size

We also intend to diversify by investment size. We expect that our real property investments will typically range in size from $20 million to $150 million; however, we may make occasional investments outside of this range, if we believe that the investment will help us meet our investment objectives and its projected risk-adjusted return merits such concentration.

Enhanced Multifamily Strategy

Our advisor’s Enhanced Multifamily strategy consists of a series of initiatives which we believe can create a sustainable competitive advantage and allow us to realize long-term increases in property value. This strategy seeks to transform the perception of the apartment from a purely functional one — i.e., as solely a place to live, to a lifestyle product/community — i.e., as a place to live, interact, and socialize, thereby creating an enhanced perception of value among residents, allowing for premium rental rates and resulting in enhanced resident retention.

The initiatives consist of amenities and attributes that go beyond traditional features, and incorporate cosmetic and architectural improvements along with technology, music and activities to establish an enhanced sense of comfort and appeal to our target residents’ desire for a “sense of community” by creating places to gather, socialize and interact in a highly amenitized environment. These initiatives may include:

•	common areas with Wi-Fi allowing residents to stay connected online while socializing with friends;

•	unique places to gather and socialize, such as outdoor kitchens and fireplaces;

•	state-of-the-art fitness centers providing a range of fitness and wellness classes;

•	architecturally appealing common areas designed to encourage social interaction and a “sense of community”;

•	a state-of-the-art security system;

•	occasional live music and other performances;

•	group activities, such as book clubs, cooking classes and wine tastings;

•	resort-like pools; and

•	social activities incorporated into each community through a concierge program.

This strategy is specifically targeted to appeal to the following two lucrative and rapidly growing segments of the multifamily market:

Lifestyle Renters are generally established, adult households with multiple housing choices open to them, which choose to rent an apartment for primarily nonfinancial reasons. They include Baby Boomers who have become empty nesters and who are seeking to live a simpler lifestyle without the responsibilities of home ownership, as well as some older members of the Echo Boomer generation. Lifestyle Renter households generally meet three criteria:

•	they are old enough to be established in the labor force and to have stopped having to move every year or two for reasons of job or school;

•	they have adult interests and schedules; and

•	they earn enough income to purchase a home if they choose to do so and may have been homeowners previously.

Middle Market Renters are generally younger and more mobile than Lifestyle Renters, and while they can generally afford to own, they have chosen either to save their money (perhaps for a bigger house purchase at a later date), to spend it on other goods and services or to invest it in something other than housing, or they are in a personal or job transition. For Middle Market Renters an apartment can provide an inexpensive and maintenance-free residence. This segment is made up to several main subgroups, including:

•	young adults, who are in a transitional stage in terms of both their personal and work lives — they may be recent college graduates or others who are on a track to earn enough money to purchase a home, but have not yet reached that point or are too mobile to settle down;

•	women who live alone and who may choose apartments because they require little maintenance and may offer a sense of personal security that is often lacking in single-family homes; and

•	family households, including married couples with no children, couples with children and single-parent households.

Where appropriate, our Enhanced Multifamily initiatives may also include a “Green Lifestyle” program that incorporates environmentally sound and energy efficient products to enable the residents to live an environmentally friendly lifestyle, which we believe will further develop a “sense of community” by appealing to our target residents’ social and environmental concerns.

As a further benefit, by appealing to and attracting the upper income segments of the rental market, we believe the initiatives can generate significant additional revenue-enhancing options at the properties, including the ability to provide and charge for premium units, upgrade packages, and equipment rentals such as washer and dryers, flat screen televisions and premium sound systems.

Investments in Stabilized Properties

We intend to allocate approximately 50% of our portfolio to investments in well-located, institutional quality apartment properties demonstrating strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. Such properties typically will have been developed after 1995 and demonstrate a high potential to increase rents and generate capital appreciation through the implementation of our Enhanced Multifamily strategy to create communities which appeal to the rapidly growing Lifestyle Renter and Middle Market Renter segments of the market, and where we seek to create sustainable long-term increases in property value and lead to increased returns for our investors by, among other benefits, enhancing rental revenue and resident retention.

Investments in “Value-Added” Properties

We intend to allocate approximately 30% of our target portfolio in “value-added” apartment properties with the potential for near-term capital appreciation. These assets generally will be well-located and fundamentally sound multifamily communities, but where there is an opportunity to improve net operating income and overall property value through one or more of the following:

•	investment of additional funds;

•	aggressive marketing and management to increase rental revenue;

•	create incremental sources of revenue; and

•	disciplined management procedures to reduce operating costs.

We intend to employ one or more of the following strategies with respect to the acquisition and management of these properties:

•	Renovating/Repositioning. These properties may be poorly managed, have significant deferred maintenance and/or suffer from a rental base that is below competing properties in the market and which, through a cost-effective renovation program and implementation of institutional-quality management practices and systems, can be repositioned to attract new residents at higher rental rates.

•	Redeveloping. These properties may have excess land or unrealized development rights allowing for the addition of additional units and/or common areas in order to generate incremental sources of revenue, increased operational efficiencies or improved land use.

•	Opportunistic Purchase. These properties can be acquired at what we believe are opportunistic prices (i.e., at prices below what would be available in an otherwise efficient market) from sellers who are distressed or face time-sensitive deadlines and are in need of liquidity.

•	Value Investing. These are well-located, fundamentally sound properties that can be acquired at attractive values in markets that are temporarily overbuilt or oversold, but which have solid demographic characteristics, and where the market recovery is expected to favorably impact the value of these properties.

•	Portfolio Purchase. Some portfolios which due to large size, overly broad asset mix or mixed investment type (stabilized vs. value-added) may attract a limited pool of qualified potential purchasers and therefore may be available with a bargain element for a well capitalized purchaser able to purchase the portfolio as a whole.

In addition, although our Enhanced Multifamily operating and property initiatives are primarily intended for the stabilized properties we acquire, we intend to implement some or all of these initiatives where appropriate for our value-added properties.

We generally intend to hold our value-added multifamily properties for two to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. However, economic and market conditions, and changes in REIT regulations, may cause us to adjust our expected holding period in order to maximize our potential returns.

Investments in and Originating Real Estate-Related Investments

We intend to allocate approximately 20% of our target portfolio in real estate-related investments with a potential for high current income or total return, including mortgages, mezzanine, bridge and other real estate-related loans, debt securities related to or secured by real estate, and common and preferred equity securities, which may include equity securities of other REITs or real estate companies.

We may originate or make investments in all types of real estate-related loans. Some of the types of loans in which we may invest or originate, other than traditional commercial mortgage loans, are described below:

•	Second Mortgages. Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness.

•	B-Notes. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties, which share a single borrower and mortgage with the senior, participating A-Note and are secured by the same collateral.

•	Mezzanine Loans. Mezzanine loans generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply. Mezzanine loans are generally not secured by mortgage interests in the borrower’s real estate, but may have a pledge of ownership interests in the borrowing entity.

•	Bridge Loans. Bridge loans are financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property.

•	Convertible Mortgages. Convertible mortgages are similar to equity participations, and generally benefit from the cash flow and/or any appreciation in the value of the subject property.

We intend to structure, underwrite and originate many of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted components. We may fund the loans we originate with proceeds from this offering and borrowings from other lenders, including warehouse lines of credit, which we may procure.

We may require other collateral to provide additional security for our loans, including letters of credit, personal guarantees or collateral unrelated to the property we finance. We may structure our loans so that we receive a stated fixed or variable interest rate. The loans also may be structured to include a percentage of gross revenues or a percentage of the increase in the fair market value of the property relating to the loan. Loans we structure may be payable upon maturity, refinancing or sale of the property. Our loans may also have prepayment lockouts, yield maintenance, prepayment penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These mortgage loan investments will typically range in size from $10 million to $50 million, have terms from two to six years and bear interest at a rate of 300 to 1,200 basis points over the applicable interest rate index. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage and the condition of title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. For example, we may find such justification in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the amount of our mortgage loan investment provides an attractive cost basis for ownership of the underlying property.

In evaluating prospective investments in and originations of loans, our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which the note is secured;

•	the property’s potential for appreciation;

•	the stability and economic strength of the market, submarket and property;

•	the debt coverage ratio provided by historical and projected net operating income;

•	historical and projected levels of rental increase and occupancy rates;

•	the liquidity of the investment;

•	the current and future quality of the location;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience, creditworthiness and liquidity of the borrower;

•	the ability to acquire the underlying real estate; and

•	general economic condition of the macro and micro market of the property.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. We anticipate that most loans will have a term of five years or less. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on the percentage of our assets that may be invested in any type of loan or in any single loan, or the types of properties subject to mortgages or other loans in which we may invest. When determining whether to make investments in mortgage and other loans, we will consider such factors as:

•	positioning our overall portfolio to achieve an optimal mix of real estate investments;

•	the diversification benefits of the loans relative to the rest of the portfolio;

•	the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and

•	other factors considered important to meeting our investment objectives.

Subject to any required approvals and maintaining our status as a REIT, we may also invest in or acquire operating companies or other entities that own and operate real estate or real estate-related investments that meet our investment objectives. We will consider doing so if we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may purchase the common or preferred stock or debt of these entities or options to acquire their stock. We may target a public company that owns commercial real estate or real estate-related investments when we believe its stock is trading at a discount to that company’s net asset value, and may seek to obtain a controlling interest in the companies that we target.

Development and Construction of Properties

We may invest substantial proceeds from this offering, but not more than 10% of our total assets, in unimproved properties or in mortgage loans secured by such unimproved properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition, and no development or construction is planned to commence within one year of the acquisition.

Joint Venture Investments

We may enter into joint ventures, partnerships, tenant-in-common investments, other co-ownership arrangements with real estate developers, owners and other third parties, including affiliates of our advisor, for the acquisition, development, improvement and operation of properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve one or more of the following four primary objectives:

•	increase the return on our invested capital;

•	diversify our access to equity capital;

•	broaden our invested capital into additional projects in order to promote our brand and increase market share; and

•	obtain the participation of sophisticated partners in our real estate decisions.

We may invest in joint ventures with our affiliates or affiliates of our advisor only if a majority of our directors, including a majority of our independent directors, approve the transaction as fair and reasonable and on substantially the same terms and conditions as those received by the other joint venturers. In determining whether to invest in a particular joint venture, our advisor will evaluate the investment that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property or other investment, the interest in each may be specially allocated based upon the respective proportion of funds invested by each co-venturer. Entering into joint ventures with other programs sponsored by affiliates of our advisor will result in conflicts of interest. See “Conflicts of Interest — Acquisitions from Our Advisor and Its Affiliates.”

We will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture investment, we expect to consider the following:

•	Our ability to manage and control the joint venture. We will seek to obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. We will consider requiring buy/sell rights, redemption rights or forced liquidation rights to allow us to control the timing of our exit.

•	Our ability to control transfers of interests held by other partners to the venture. We will consider requiring consent provisions, rights of first refusal, and or forced redemption rights in connection with transfers.

Our Advisor’s Approach to Evaluating Potential Investments

Our advisor has developed a disciplined investment approach that combines its experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments, as follows:

•	National Market Research. The investment team extensively researches the acquisition and underwriting of each transaction, utilizing both real-time market data and the transactional knowledge and experience of Bluerock’s and Orion’s network of professionals.

•	Local Market Knowledge. The expertise, and access to coveted off-market opportunities, is provided by our local partners or real estate professionals with whom Bluerock and Orion have developed strong relationships over the years.

•	Underwriting Discipline. Our advisor follows a disciplined process to examine to evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which includes a review of property fundamentals, such as tenant/lease base, lease rollover, expense structure, occupancy, and property capital expenditure; capital markets fundamentals, including cap rates, interest rates and holding period; and market fundamentals, such as rental rates, concession and occupancy levels at comparable properties, along with projected product delivery and absorption rates. Our advisor will strive to verify all assumptions by third-party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio.

•	Risk Management. Risk management is a fundamental principle in our advisor’s construction of our portfolio and in the management of each investment. Diversification of our portfolio by investment type, investment size and investment risk is critical to controlling portfolio-level risk.

When evaluating potential acquisitions, developments and dispositions, we generally consider the following factors as relevant:

•	strategically targeted markets;

•	income levels and employment growth trends in the relevant market;

•	employment and household growth and net migration of the relevant market’s population;

•	barriers to entry that would limit competition (zoning laws, building permit availability, supply of undeveloped or developable real estate, local building costs and construction costs, among other factors);

•	the location, construction quality, condition and design of the property;

•	the current and projected cash flow of the property and the ability to increase cash flow;

•	the potential for capital appreciation of the property;

•	purchase price relative to the replacement cost of the property;

•	the terms of resident leases, including the potential for rent increases;

•	the potential for economic growth and the tax and regulatory environment of the community in which the property is located;

•	the occupancy and demand by residents for properties of a similar type in the vicinity (the overall market and submarket);

•	the prospects for liquidity through sale, financing or refinancing of the property;

•	the benefits of integration into existing operations;

•	purchase prices and yields of available existing stabilized properties, if any;

•	competition from existing multifamily properties and properties under development and the potential for the construction of new multifamily properties in the area; and

•	potential for opportunistic selling based on demand and price of high quality assets, including condominium conversions.

Conditions to Closing Real Property Investments

Our advisor will perform a diligence review on each property that we purchase. All of our property acquisitions will also be supported by an appraisal prepared by an independent appraiser who is a member-in-good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. We will also generally seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller or developer. Such documents, where available, include, but are not limited to:

•	historical operating statements from ownership for the past three years, with month and year-to-date for last year and the current year;

•	detailed rent roll for the most recent month, including concessions, security deposits, delinquencies, in place rents and street rents, including updated rent rolls as appropriate;

•	capital expenditure history through the current year-to-date, including detail of any exterior work;

•	personal property inventory;

•	tax bills and assessment notices for the property for the past three years, including any correspondence relating to tax appeals;

•	utility bills (gas, electric, water and sewer) for the past year, as well as current year-to-date;

•	aged receivables;

•	all contracts and service agreements, including equipment leases;

•	tenant and vendor correspondence files;

•	correspondence with government agencies;

•	any current or prior code violations;

•	environmental, asbestos, soil, physical and engineering reports;

•	surveys;

•	form leases;

•	list of personnel, wages & benefits;

•	plans and specifications, including as-built and a list of the plans and specs;

•	certificates of occupancy;

•	unexpired warranties;

•	corporate Units Agreements;

•	list of any pending litigation affecting either the property or the residents;

•	title commitment and recorded documents; and

•	business licenses and permits.

In order to be as thorough as reasonably possible in our due diligence, our advisor will typically obtain additional third-party reports. Such reports may include, property condition, soils, mechanical-electrical-plumbing, structural, roof, air quality and mold, radon, seismic, lease audit, net operating income audit and others. We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property.

Asset-Level Business Strategy

Our advisor’s investment approach also includes active and aggressive management of each asset acquired. Our advisor believes that active management is critical to creating value.

Prior to the purchase of an individual asset or portfolio, our asset managers will work closely with our advisor’s acquisition officer and underwriting teams to develop an asset-level business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor will review asset-level business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our advisor will design this process to allow for realistic yet aggressive enhancement of value throughout the investment period. Furthermore, implementation of our Enhanced Multifamily operating and property initiatives will play an important role to increase property values and to standardize asset management procedures at a high level of performance.

In an effort to keep an asset in compliance with our underwriting standards, our advisor’s acquisition officers will remain involved through the investment life cycle of the acquired asset and will actively consult with our asset managers throughout the hold period. Our asset managers typically will be responsible for investments in only a few markets, which allow them to have in-depth knowledge of each market for which they will be responsible. This focus also allows the asset managers to establish networks of relationships with each market’s competitive property set. In addition, our advisor’s executive officers will continuously review the operating performance of investments against projections, and will provide the oversight necessary to detect and resolve issues as they arise.

Dispositions

We intend to hold our properties for an extended period, typically two to six years depending on the asset, which we believe is the optimal period to enable us to, as appropriate, implement our Enhanced Multifamily strategy and capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments will vary depending on the type of asset, interest rates and other factors.

Our advisor will develop a well-defined exit strategy for each investment. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as part of the original business plan for the asset. Our advisor will thereafter continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives, to determine the optimal time to sell the asset in order to maximize stockholder value and returns. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace.

Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may finance the acquisition or origination of certain real estate-related investments with warehouse lines of credit. Our indebtedness, including our warehouse facilities and bank credit facilities, may include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral. The form of our indebtedness may be long-term or short-term, fixed or floating rate, or in the form of a revolving credit facility. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. We may use borrowing proceeds to: finance acquisitions of new properties or assets or originations of new loans; to pay for capital improvements, or repairs; to refinance existing indebtedness; to pay distributions; or to provide working capital.

We intend to focus our investment activities on obtaining a diverse portfolio of real estate investments. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. We expect that once we have fully invested the proceeds of this offering, our debt financing will be approximately 65% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. There is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our charter limits our borrowings to 300% of our net assets as of the date of any borrowing, which is generally expected to approximate 75% of the cost of our investments; however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Our board of directors must review our aggregate borrowings at least quarterly. We have no agreements or letters of intent in place for any financing sources at this time.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. Lenders may have recourse to assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.

When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties and other assets for cash with the intention of obtaining a loan for a portion of the purchase price at a later time. Our advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

Listing or Liquidation Policy

We presently intend to complete a transaction providing liquidity for our stockholders within four to six years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public offerings and have not done so for one year. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event and that such a transaction is in the best interests of our stockholders. A liquidity event could include: (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. The sale of all, or substantially all, of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock. Our board will determine when, and if, we should apply to have our shares of common stock listed for trading on a national securities exchange. A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital. There is no assurance however that we will list our shares or that a public market will develop if we list our shares.

Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond six years from the termination of our offering stage. Even if we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and federal income tax effects on stockholders that may prevail in the future. We cannot assure you that we will be able to liquidate all of our assets. After commencing a liquidation, we would continue in existence until all properties and other assets are liquidated.

Charter Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended by our stockholders, we will not:

•	borrow in excess of 300% of our “net assets,” as defined by the NASAA REIT Guidelines; however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing;

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage on real property which is subordinate to the lien or other indebtedness of our advisor, our directors or any of our affiliates;

•	pay acquisition fees and acquisition expenses that are unreasonable or exceed 6% of the purchase price of the property; in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced; or, in the case of an equity investment or other investment in securities, pay acquisition fees and acquisition expenses that are unreasonable or exceed 6% of the value of the investment as determined by a majority of our independent directors, provided that, notwithstanding the above, we may pay in excess of 6% if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided however, that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) will be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system);

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue options or warrants to our advisor, our directors or any of their affiliates except on the same terms as such options or warrants are sold to the general public;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase plan or the ability of our operating partnership to issue redeemable partnership interests; or

•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act. We intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which means we must engage primarily in the business of owning interests in or mortgages and other liens on real estate. The position of the SEC staff generally requires us to maintain at least 55% of our portfolio in qualifying real estate assets and at least another 25% of our portfolio in additional qualifying real estate assets or real estate-related investments. Participations in mortgage loans, mezzanine loans, preferred equity investments, joint venture investments and the equity securities of other real estate companies may or may not constitute qualifying real estate assets, depending on the characteristics of the specific investments, including the rights that we have with respect to the underlying assets. Our ownership of these investments, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we fail to own a sufficient amount of qualifying real estate investments or other real estate assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exception of exclusion under the Investment Company Act, we could be characterized as an Investment Company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific assets. Affiliates of our advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored by Bluerock and Orion. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a property, group of properties or other assets, the purchase price of which exceeds 10% of our total assets, based on our most recent balance sheet that gives effect to any previous acquisitions, that were probable or completed since the date of the last balance sheet, this prospectus will be supplemented to disclose the probability of acquiring the asset. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

MANAGEMENT

Our Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day operations and our portfolio of real estate assets, subject to the board’s supervision.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as an ordinarily prudent person in a similar position would use under similar circumstances. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In general, a majority of the independent directors must approve matters relating to minimum capital, duties of directors, the advisory agreement, liability and indemnification of directors, advisor or affiliate fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan. At the first meeting of our board of directors consisting of a majority of independent directors, our charter and each of the above matters will be reviewed and ratified by a vote of the directors and at least a majority of the independent directors.

Upon the commencement of this offering, we will have five directors, three of whom will be independent directors. An “independent” director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another program sponsored by Bluerock or Orion will not, by itself, preclude independent director status.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee and an investment committee. We do not currently have a compensation committee because we do not plan to pay any compensation to our officers since we are externally managed by our advisor and have no employees.

Audit Committee

Our board of directors will establish an audit committee The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions will be:

•	to evaluate and approve the services and fees of our independent registered public accounting firm;

•	to periodically review the auditors’ independence; and

•	to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and the audit and financial reporting process. Prior to the commencement of this offering, the audit committee will be comprised of three individuals, all of whom will be independent directors.

The audit committee will also consider and approve the audit and non-audit services and fees provided by the independent public accountants.

Investment Committee

Our board of directors intends to delegate to the investment committee (1) certain responsibilities with respect to investments in specific real estate and real estate-related investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors.

Our board of directors intends to delegate to the investment committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all real estate- related investments and all other investments in real estate consistent with our investment objectives, for investment cost of up to $50 million, including any financing of such investment. The board of directors, including a majority of the independent directors, must approve all investments for an investment cost greater than $50 million, including the financing of such investment. Our advisor will recommend suitable investments for consideration by the investment committee. If the members of the investment committee approve a given investment, then our advisor will be directed to make such investment on our behalf, if such investment can be completed on terms approved by the committee. Investments may be acquired from our advisor or its affiliates or our officers and directors or their affiliates, provided that a majority of our board of directors (including a majority of the independent directors), not otherwise interested in the transaction, approves the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the investments to our advisor, its affiliates or any of our officers and directors, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

Our Executive Officers and Directors

The individuals listed as our executive officers below will also serve as officers and employees of our advisor. As executive officers of the advisor, they will serve to manage the day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities and operating acquired investments and monitoring the performance of those investments to ensure that they are consistent with our investment objectives. The duties that these executive officers will perform on our behalf, on the other hand, will not involve the review, selection and recommendation of investment opportunities, but rather the performance of corporate governance activities on our behalf that require the attention of one of our corporate officers, including signing certifications required under Sarbanes-Oxley Act of 2002, as amended, for filing with the our periodic reports.

The following table and biographical descriptions set forth certain information with respect to the individuals who are our executive officers and directors:

Name	Age	Position

R. Ramin Kamfar	45	Chairman of the Board and Chief Executive Officer
James G. Babb, III	44	President, Chief Investment Officer and Director
Daniel J. Gumbiner	50	Chief Acquisition Officer — Eastern United States
Scott K. Knauer	52	Chief Acquisition Officer — Western United States
Jordan B. Ruddy	44	Senior Vice President and Chief Operating Officer
Jerold E. Novack	52	Senior Vice President and Chief Financial Officer
Michael L. Konig	48	Senior Vice President and General Counsel
[ ]	[ ]	Independent Director
[ ]	[ ]	Independent Director
[ ]	[ ]	Independent Director

R. Ramin Kamfar, Chairman of the Board and Chief Executive Officer.  Mr. Kamfar serves as our Chairman of the Board and Chief Executive Officer, and is the Chief Executive Officer of our advisor. He has also served as the Chairman and Chief Executive Officer of Bluerock since its inception in 2002. Mr. Kamfar has approximately 20 years of experience in building operating companies, and in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, public and private financings, and retail operations.

From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, NY, where he specialized in mergers and acquisitions, corporate finance and private placements. From 1993 to 2002, Mr. Kamfar grew a company he founded from a startup to become a leading fast casual restaurant chain in the United States primarily through a series of acquisitions, turnaround, and consolidation of several operating companies, to create New World Restaurant Group, Inc., with approximately 800 locations and $400 million in gross revenues in 35 states and Washington, D.C. and a portfolio of brands which included Einstein Bros.® and Noah’s NY Bagels®. During this period, Mr. Kamfar served primarily as Chief Executive Officer and Chairman of the Board of the company. From 1999 to 2002, Mr. Kamfar served as an investor, advisor and member of the Board of Directors of Vsource, Inc., a technology company.

Mr. Kamfar has a M.B.A. degree with distinction in Finance from The Wharton School of the University of Pennsylvania, and a B.S. degree with distinction in Finance from the University of Maryland.

James G. Babb, III, President and Chief Investment Officer.  Mr. Babb serves as our President and Chief Investment Officer and is on our board of directors, and is the President and Chief Investment Officer of our advisor. Mr. Babb has also served as the Managing Director and Chief Investment Officer for Bluerock since 2007. He oversees all real estate sourcing, diligence, structuring and acquisitions for Bluerock. He has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992.

From 1992 to 2003, Mr. Babb helped lead the residential and office acquisitions initiatives for Starwood Capital Group, or Starwood Capital, most recently as a Senior Vice President. Starwood Capital was formed in 1992 and during his tenure raised and invested funds on behalf of institutional investors through seven private real estate funds, each of which had investment objectives similar to ours (but not limited to multifamily investments), and which in the aggregate ultimately invested approximately $8 billion in approximately 250 separate transactions. During such period, Mr. Babb led over 75 investment transactions totaling approximately $2.5 billion of asset value in more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries, including a significant number of transactions that were contributed to the initial public offering of Equity Residential Properties Trust (NYSE: EQR), and to create iStar Financial Inc. (NYSE: SFI). Mr. Babb also led Starwood Capital’s efforts to expand its platform to invest in England and France. Mr. Babb has a B.A. degree in Economics from the University of North Carolina at Chapel Hill.

Daniel J. Gumbiner, Chief Acquisition Officer — Eastern United States.  Mr. Gumbiner serves as Chief Acquisition Officer — Eastern United States of our company and of our advisor. He has served as the Chief Executive Officer, President and Chief Financial Officer of Orion since co-founding the company in 2004.

Mr. Gumbiner has over 25 years of financial and real estate experience, has completed in excess of $5 billion of real estate transactions during his career. He has extensive relationships with public and private pension funds, corporate investors, and the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac.

From 1997 to 2003, Mr. Gumbiner served as the Chief Operating Officer and Chief Financial Officer of TVO Realty Partners, a large private owner and operator of multifamily properties in the United States, which owned or operated approximately 25,000 units during his tenure. From 1985 to 1997, Mr. Gumbiner served as a Senior Vice President of Finance for Banyan Management Company, and as a Vice President — Capital Markets Group for its predecessor firm, VMS Realty Partners. He is a Certified Public Accountant and a member of both the Illinois CPA Society and the American Institute of CPAs. Mr. Gumbiner has a B.S. degree in Accounting from the Kelly School of Business at Indiana University. Mr. Gumbiner serves on the board of directors of the National Multifamily Housing Council and is active in the Urban Land Institute.

Scott K. Knauer, Chief Acquisition Officer — Western United States.  Mr. Knauer serves as Chief Investment Officer — Western United States of our company and of our advisor. He has served as the Chief Operating Officer of Orion since co-founding the company in 2004. Mr. Knauer has over 20 years of real estate experience, and has participated, as a principal, advisor and agent in the acquisition, ownership, development, management, renovation, and divestiture in excess of $2 billion in real estate assets.

Mr. Knauer was a founding principal and from 1997 to 2003 served as Chief Executive Officer of Summit Management, an apartment management and advisory company, which with its predecessor Granada Management, owned and operated over 10,000 units in Arizona and Florida. Additionally, Mr. Knauer was involved as a principal and advisor in the development, acquisition and management of more than 2,000 apartment units located in the Western United States. In addition, Mr. Knauer has been involved as an advisor and local operating partner and helped lead the acquisition and development of a 640-acre master-planned community and a 1,100,000 square foot mixed-used development. Mr. Knauer previously served as a local operating partner for Starwood Capital, during the tenure of Mr. Babb at Starwood Capital. As a local operating partner with Starwood Capital, Mr. Knauer led the acquisition, redevelopment and management efforts on a number of apartment communities located in Phoenix and Tucson, some of which were later contributed by Starwood Capital to the initial public offering of Equity Residential Properties Trust (NYSE: EQR). Among other professional affiliations, Mr. Knauer serves on the board of directors of the National Multifamily Housing Council.

Jordan B. Ruddy, Senior Vice President and Chief Operating Officer.  Jordan Ruddy serves as the Senior Vice President and Chief Operating Officer of our company and of our advisor. Mr. Ruddy is also the Senior Vice President — Chief Operating Officer for Bluerock, which he joined in 2002. Mr. Ruddy has 20 years of experience in real estate acquisitions, financings, management and dispositions.

From 2000 to 2001, Mr. Ruddy served as an investment banker at Banc of America Securities LLC, where he was responsible for various types of real estate investment banking transactions including equity offerings, debt placements and asset sales. From 1997 to 2000, Mr. Ruddy served as Vice President of Amerimar Enterprises, a real estate company specializing in value-added investments nationwide, where he managed acquisitions, financings, leasing, asset management and dispositions involving over 1,500,000 square feet of commercial and multifamily real estate. From 1995 to 1997, Mr. Ruddy served as an investment banker at Smith Barney Inc., where he was responsible for various types of real estate investment banking transactions including equity offerings, debt placements and asset sales. From 1988 to 1993, Mr. Ruddy served in the real estate department of The Chase Manhattan Bank, most recently as a Second Vice President. Mr. Ruddy has a M.B.A. degree in Finance and Real Estate from The Wharton School of the University of Pennsylvania, and a B.S. degree with high honors in Economics from the London School of Economics.

Jerold E. Novack, Senior Vice President and Chief Financial Officer.  Mr. Novack serves as Senior Vice President and Chief Financial Officer of our company and our advisor. Mr. Novack has also served as the Senior Vice President — Chief Financial Officer of Bluerock since 2004. Mr. Novack has over 25 years of experience in public and private financings, operations and management.

From 1993 to 2002, Mr. Novack served in senior financial positions of New World Restaurant Group, Inc., including as its Executive Vice President and Chief Financial Officer. From 1982 to 1993, Mr. Novack held various senior financial positions at several specialty retail chains, including Mercantile Department Stores and Brooks Fashion Stores. Mr. Novack has a B.S. degree in Accounting from Brooklyn College, City University of New York.

Michael L. Konig, Senior Vice President and General Counsel.  Mr. Konig serves as the Senior Vice President and General Counsel of our company and our advisor. Mr. Konig has also served as counsel for Bluerock and its affiliates since 2004. Mr. Konig has over 20 years of experience in law and business.

From 1987 to 1997, Mr. Konig was an attorney at the firms of Greenbaum Rowe Smith & Davis and Ravin Sarasohn Cook Baumgarten Fisch & Baime, representing borrowers and lenders in numerous financing transactions, primarily involving real estate, distressed real estate and Chapter 11 reorganizations, as well with respect to a broad variety of litigation and corporate law matters. From 1998 to 2002, Mr. Konig served as legal counsel, including as General Counsel, at New World Restaurant Group, Inc. From 2002 to 2004, Mr. Konig served as Senior Vice President of Roma Food Enterprises, Inc. where he led operations and the restructuring and sale of the privately held company with approximately $300 million in annual revenues. Mr. Konig has a J.D. cum laude from California Western School of Law and a M.B.A. in Finance from San Diego State University.

Our Advisor

We are externally managed and advised by Bluerock Enhanced Multifamily Advisors, LLC. Our officers and two of our directors are also officers of our advisor. Our advisor is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Bluerock serves as the manager of our advisor. Our advisor will conduct our operations and manage our portfolio of real estate and real estate-related investments. We have no paid employees.

The executive officers of our advisor are as follows:

Name	Age	Position

R. Ramin Kamfar	45	Chief Executive Officer
James G. Babb, III	44	President and Chief Investment Officer
Daniel J. Gumbiner	50	Chief Acquisition Officer — Eastern United States
Scott K. Knauer	52	Chief Acquisition Officer — Western United States
Jordan B. Ruddy	44	Senior Vice President and Chief Operating Officer
Jerold E. Novack	52	Senior Vice President and Chief Financial Officer
Michael L. Konig	48	Senior Vice President and General Counsel
Philip Mendlow	61	Senior Vice President — Development Projects
Ronald W. Phillis	41	Senior Vice President — Capital Markets
Scott R. Price	53	Senior Vice President — Asset Management

The background and experience of Messrs. Kamfar, Babb, Gumbiner, Knauer, Novack, Ruddy and Konig are described above in “Management — Our Executive Officers and Directors.”

Philip Mendlow, Senior Vice President — Development Projects.  Philip Mendlow serves as Senior Vice President — Development Projects of our advisor. He has served in the same role for Bluerock since 2007. Mr. Mendlow has been an active real estate investor and builder since 1979 in projects ranging from condominium conversion of rental housing to the planning and construction of suburban planned unit development. Mr. Mendlow’s efforts have included both the renovation and repositioning of existing properties and new construction of infill and high-rise apartment buildings. As principal in charge of projects comprising more than 700 dwelling units with a current market valuation in excess of $350 million, Mr. Mendlow has gained operative knowledge and extensive experience in all aspects of real estate development, including development property identification and assessment, zoning and planning evaluation, supervision of the approval process for both as-of-right and non-conforming uses, product mix and market positioning, unit layout and design, architectural design, cost/value analysis, construction estimating, construction management and critical path planning, labor union negotiation, supervision and coordination of trades, acquisition, construction and take-out financing, on-site sales office management and training, creation and implementation of condominium legal documentation, post-closing quality and customer satisfaction assurance, and negotiation of commercial leases. Mr. Mendlow has a B.A. degree summa cum laude in physiological psychology from New York University.

Ronald W. Phillis, Senior Vice President — Capital Markets.  Ronald Phillis serves as the Senior Vice President — Capital Markets of our advisor. Mr. Phillis has also served as Senior Vice President — Capital Markets for Bluerock since 2007. Mr. Phillis has over 15 years of experience in sales, research, and advisory capacities with highly leveraged and distressed companies.

From 2002 to 2006, Mr. Phillis spent five years with Banc of America Securities LLC on the Fixed Income Sales Team, assigned to the Special Situations Desk and as a Senior Research Analyst in the High Yield Research Group, where he covered consumer products and retail companies. From 1997 to 2002, Mr. Phillis spent five years in the High Yield Research Group at Goldman Sachs & Co. During his tenure at Goldman Sachs and at Banc of America, Mr. Phillis’ research group was ranked number two in the United States every year in the 2000 to 2005 time period on the Institutional Investor All-America Research Team for the Consumer Products sector, in addition to being awarded “who is the best” categories in multiple categories. From 1990 to 1995, Mr. Phillis served in the Financial Restructuring and Advisory Groups at Houlihan, Lokey, Howard & Zukin. Mr. Phillis has a M.B.A. degree from New York University and a B.S. degree in Business Administration from California State University, Northridge.

Scott R. Price, Chief Operating Officer.  Mr. Price serves as Senior Vice President — Asset Management of our advisor. He has served as the Chief Operating Officer of Orion since co-founding the company in 2004. Mr. Price has over 25 years experience in the commercial real estate field. From 2001 to 2004, Mr. Price was a Principal and Vice President with Olympic Investors, a national multifamily investment company based in Seattle. From 1998 to 2001, Mr. Price acted as Vice President with Kennedy Associates Real Estate Counsel, an institutional real estate advisor to a number of the largest public, corporate and retirement systems, as well as major university endowments.

From 1994 to 1998, Mr. Price was Vice President and Director of Asset and Property Management at Wright Runstad & Company, a developer/owner of office buildings in the Pacific Northwest and Alaska. From 1981 to 1994, Mr. Price was Vice President of Asset Management with JMB Realty Corporation in Chicago. Mr. Price is a licensed real estate broker, a Certified Public Accountant and a member of the American Institute of CPAs. Mr. Price has a Bachelors Degree in Business Management and in Accounting from Aquinas College.

Our Sponsor — Bluerock Real Estate, L.L.C.

Bluerock is a national real estate investment firm with offices in Manhattan and Newport Beach, California, with a focus on acquiring, managing and developing apartment and office properties throughout the United States. Since its inception in 2002, Bluerock has been involved in apartment and office real estate projects consisting of approximately 4 million square feet and in excess of $800 million in total acquisition and development costs. Bluerock currently serves as the manager of two private real estate funds. Mr. Kamfar controls Bluerock. James G. Babb, III is Bluerock’s Chief Investment Officer and a Managing Director. Mr. Babb has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992, including as a founder and Senior Vice President of Starwood Capital, an investment management firm specializing in real estate and real estate — related investments on behalf of institutional investors. Mr. Babb is the President and Chief Investment Officer of our company and of our advisor. See “Management — Our Advisor’s Chief Investment Officer.”

Our Co-Sponsor — Orion Residential

Orion is a national real estate investment company focused on the multifamily sector with offices in Chicago, Seattle and Phoenix. Founded in 2004 by Messrs. Gumbiner, Knauer and Price, these executives collectively have over 70 years of real estate experience, encompassing related disciplines in acquisitions, development, property management, construction management, asset management, investment brokerage, and dispositions. In addition, the Orion team has international investment experience in Western Europe, Asia, Mexico and Latin America.

Among their other professional affiliations, Messrs. Gumbiner and Knauer are members of the board of directors of the National Multifamily Housing Council.

Mr. Knauer previously served as a local operating partner for Mr. Babb, our President and Chief Investment Officer, during Mr. Babb’s tenure at Starwood Capital. As a local operating partner with Starwood Capital, Mr. Knauer led the acquisition, redevelopment and management efforts on a number of apartment communities located in Phoenix and Tucson, some of which were later contributed by Starwood Capital to the initial public offering of Equity Residential Properties Trust (NYSE: EQR).

Since 2004, Orion has acquired an apartment property portfolio in excess of $1 billion, consisting of 18 projects and approximately 9,500 units as an operating partner for a number of institutional investors, including:

•	Starwood Capital Group

•	GE Real Estate

•	Guggenheim Real Estate

•	Strategic Capital Real Estate Advisors

Orion has conceived and implemented at multifamily properties it manages what our advisor refers to as its Enhanced Multifamily strategy, which focuses on creating a sustainable competitive advantage in the multifamily sector by implementing property improvements and operating initiatives designed to foster a “sense of community” among residents of the properties. These strategies and initiatives focus on a targeted demographic of residents who desire superior amenities, including cosmetic and architectural improvements, renovation and repositioning, as well as the incorporation of technology, to create a sense of comfort in their community. Orion has implemented Enhanced Multifamily strategies and initiatives at a number of its projects, to seek to increase net operating income, tenant retention and the value of the properties.

Some of the officers and directors of Orion are also owners of our advisor. The background and experience of Messrs. Gumbiner, Knauer and Price are described in “Management — Executive Officers and Directors.”

Our Advisor’s Chief Investment Officer

Mr. Babb is the President and Chief Investment Officer of our company and of our advisor. Prior to his tenure with Bluerock, Mr. Babb was a founder and Senior Vice President of Starwood Capital.

Mr. Babb began his tenure with Starwood Capital by leading or participating in the formation of two funds focused on the acquisition of equity and distressed debt from the Resolution Trust Corporation, the Federal Deposit Insurance Corporation, various savings and loan associations, over-leveraged partnerships and tax-exempt bondholders, during the real estate credit crunch of 1992 and 1993.

During his tenure with Starwood Capital, Mr. Babb either personally led or shared investment responsibility for:

•	the formation of seven private real estate funds, which we refer to as the Starwood Funds, with investment objectives similar to ours (but not focused solely on apartment sector investments) and that have invested an aggregate of approximately $8 billion (including equity, debt and investment of income and sales proceeds) in approximately 250 separate transactions;

•	the structuring of over 75 real estate investment transactions totaling $2.5 billion of asset value;

•	the investment in transactions comprising more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries, including a significant number of properties that were later contributed to the initial public offerings of Equity Residential Properties Trust (NYSE: EQR), the nation’s largest multifamily REIT at that time, and iStar Financial Inc. (NYSE: SFI), the largest publicly owned finance company at that time focused exclusively on commercial real estate;

•	substantially all of the hotel investments made by Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT), a global owner/operator of hotels with brands such as Sheraton®, Westin®, the St. Regis® Luxury Collection and “W”®, among others; and

•	through the Starwood Funds, raising over $2.6 billion of equity from third-party investors, including such firms as:

•	Pennsylvania Teachers Pension Plan

•	Allstate Insurance Co.

•	Bellsouth Corp. (now AT&T)

•	Howard Hughes Medical Institute

•	The Walt Disney Company

•	General Motors Corp.

•	Louisiana Teachers

•	University of North Carolina Endowment

•	Sun America Life

None of the institutional investors named in this prospectus have endorsed this offering. By including their names, we do not suggest that any of these investors approved of the services provided by any affiliate of our advisor. We included their names only for purposes of your evaluation of the experience and reputation of certain officers of our advisor. You should also note that we believe that the institutional investors named in this prospectus and that invested in the Starwood Funds or private programs sponsored by Bluerock or Orion are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

In addition, you should note that neither Bluerock nor Orion sponsored the funds and programs formed or participated in by Mr. Babb, and you should not assume that you will experience returns comparable to those experienced by investors in those programs, or that the investment opportunities similar to those available to those programs will be available to us. Investors who purchase shares of our common stock will not thereby acquire any ownership interest in Starwood Capital or the Starwood Funds, and the information presented here regarding Starwood Capital and Starwood Funds is provided solely for you to evaluate Mr. Babb’s experience and expertise.

Compensation of Directors and Officers

Director Compensation

We intend to pay each of our independent directors an annual retainer of $25,000. In addition, we will pay our independent directors $2,500 in cash per board meeting attended, $2,000 in cash for each committee meeting attended, and $1,000 in cash for each teleconference meeting of the board or any committee. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

We intend to approve and adopt an independent directors compensation plan, which will operate as a sub-plan of our Incentive Plan as described below. Under the independent directors compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors will receive, in connection with the commencement of this offering, 5,000 shares of restricted stock. Going forward, each new independent director that joins the board will receive 5,000 shares of restricted stock upon election or appointment to the board. In addition, on the date following an independent director’s re-election to the board, he or she will receive 2,500 shares of restricted stock. Restricted stock will generally vest as to 20% of the shares on the date of grant and as to 20% of the shares on each of the first four anniversaries of the date of grant. Notwithstanding the foregoing, the restricted stock will become fully vested on the earlier occurrence of (1) the termination of the grantee’s service as a director due to his or her death, disability or termination without cause or (2) the occurrence of a change in our control.

Executive Officer Compensation

We do not currently have any employees and our company’s executive officers are employed by our advisor. Although we will indirectly bear some of the costs of the compensation paid to our executive officers, either through fees or expense reimbursements we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Officers will be eligible for awards under our Incentive Plan, however, we currently do not intend to grant any such awards. As of the commencement of this offering, no awards have been granted to our executive officers under our Incentive Plan.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present us with investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations, retain the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our real estate investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, our advisor may be entitled to previously earned but unpaid fees and to convert the convertible stock it holds. See

“Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, the costs of providing services to us (other than for services for which it earns specified fees) and payments made by our advisor to third parties in connection with potential investments.

Our advisor and its affiliates may engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our company’s stockholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and you may obtain a copy from us.

Other Services

In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, loan servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

Annual Determination of Fees and Expenses by Independent Directors

The independent directors will determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company’s total assets, other than intangibles, calculated at cost before deducting depreciation, bad debt or other non-cash reserves, less total liabilities and computed at least quarterly on a consistently-applied basis.

In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. This determination also will be reflected in the minutes of the meetings of the board of directors. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the service and advice furnished by our advisor;

•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

Possible Internalization

Many REITs that are listed on a national securities exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national securities exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the internalization of our advisor into our company and the termination of the advisory agreement and property management agreement, with the consideration in such internalization and for such termination to be determined by our company and our advisor. In the event our advisor is internalized into our company, many of our advisor’s key employees will become employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our advisor’s employees and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

Incentive Stock Plan

We intend to approve and adopt the Bluerock Enhanced Multifamily REIT, Inc. Long Term Incentive Plan, which we refer to as the Incentive Plan, in order to enable us to (1) provide an incentive to our employees, officers, directors, and consultants and employees and officers of our advisor to increase the value of our common stock, (2) give such persons a stake in our future that corresponds to the stake of each of our stockholders, and (3) obtain or retain the services of these persons who are considered essential to our long-term success, by offering such persons an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards. We currently intend to issue awards only to our independent directors under our Incentive Plan (which awards will be granted under the sub-plan as discussed above under “— Compensation of Directors and Officers”).

We intend to reserve and authorize an aggregate number of 2,000,000 shares of our common stock for issuance under the Incentive Plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Incentive Plan will be adjusted proportionately, and the board of directors must make such adjustments to the Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors, or a committee of the board, will administer the Incentive Plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. The Incentive Plan provides for the granting of awards in the following forms to persons selected by the plan administrator for participation in the Incentive Plan:

•	options to purchase shares of our common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•	stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the plan administrator;

•	restricted or deferred stock units, which represent the right to receive shares of stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•	performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the plan may be granted in the form of a performance award);

•	dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the full-value award;

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants; and/or

•	cash-based awards.

Any stock options and stock appreciation rights granted under the Incentive Plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.

As described above under “— Compensation of Directors and Officers”, the board of directors intends to adopt a sub-plan to provide for regular grants of restricted stock to our independent directors.

No awards will be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the Incentive Plan will be transferable except through the laws of descent and distribution.

The Incentive Plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the Incentive Plan at any time. The expiration or other termination of the Incentive Plan will have no adverse impact on any award previously granted. The board of directors may amend the Incentive Plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the Incentive Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Incentive Plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates except to the extent prohibited by the Maryland General Corporation Law and as set forth below.

Under the Maryland General Corporation Law, a Maryland corporation may limit in its charter the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the person seeking the advancement has provided us with written affirmation of such person’s good faith belief that the standard of conduct necessary for indemnification has been met; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

MANAGEMENT COMPENSATION

The Compensation Table below outlines all the compensation that we will pay to our advisor and its affiliates, the dealer manager and the broker-dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table.

Estimated Amount of
Type of Compensation	Method of Compensation	Minimum/Maximum Offering(1)

Offering Stage
Selling Commissions(2)	We will pay the dealer manager up to 7% of the gross offering proceeds, a portion of which will be reallowed to participating broker-dealers. No selling commissions are payable on shares sold under the distribution reinvestment plan.	$175,000/$70,000,000
Dealer Manager Fee(2)	We will pay the dealer manager 2.5% of the gross offering proceeds. No dealer manager fee is payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow a portion of the gross proceeds to participating broker-dealers.	$62,500/$25,000,000
Accountable Due Diligence Expense	We will reimburse any participating broker-dealer for reimbursement of bona fide accountable due diligence expenses. We estimate that we will reimburse approximately 0.5% of the gross offering proceeds for accountable due diligence expenses.	$12,500/$5,000,000
Organization and Offering Expenses(3)	Our advisor or its affiliates may advance, and we will reimburse for, organization and offering costs incurred on our behalf, but only to the extent that the reimbursement of the selling commissions, dealer manager fee, due diligence fees and other organization and offering costs would not cause such organization and offering expenses to exceed 15% of the gross proceeds of our primary offering as of the date of the reimbursement. We estimate such expenses will be approximately 1.21% of the gross proceeds of the primary offering if the maximum offering is sold.	$112,500/$15,570,000

Acquisition and Development Stage
Acquisition Fees(4)	For its services in connection with the selection, due diligence and acquisition of a property or investment, our advisor will receive an acquisition fee equal to 1.5% of the purchase price. The purchase price of a property or investment shall equal the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such property or investment. The purchase price allocable for a joint venture investment shall equal the product of (1) the purchase price of the underlying property and (2) our ownership percentage in the joint venture.
	With respect to investments in and originations of loans, we will pay an origination fee in lieu of an acquisition fee.	$25,650/$14,033,160 (assuming no debt)/ $88,920/$48,648,288 (assuming leverage of 65% of the cost).

Estimated Amount of
Type of Compensation	Method of Compensation	Minimum/Maximum Offering(1)

Origination Fees(4)	For its services in connection with the selection, due diligence and acquisition or origination of mortgage, mezzanine, bridge or other loans, our advisor or its affiliate(s) will receive an origination fee equal to 1.5% of the principal amount of the borrower’s loan obligation or of the purchase price of any loan we purchase, including third-party expenses. We will not pay an acquisition fee with respect to such loans.	$6,412/$3,508,290 (assuming no debt)/ $22,230/$12,162,072 (assuming leverage of 65% of the cost).

Operating Stage

Asset Management Fee	We will pay our advisor a monthly asset management fee for managing our day-to-day operations, which will be equal to one-twelfth of 1% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any properties we develop, construct or improve, cost will include the amount expended by us for the development, construction or improvement, and (B) the value of an asset is the value established by the most recent independent valuation report, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of an asset.	Actual amounts depend upon the assets we acquire and, therefore, cannot be determined at the present time.
Property Management Fee	We will pay Bluerock REIT Property Management, LLC, a wholly-owned subsidiary of our advisor, a property management fee equal to 4% of the monthly gross income from any properties it manages. Alternatively, we may contract property manager services for certain properties directly to non-affiliated third parties, in which event we will pay our advisor an oversight fee equal to 1% of monthly gross revenues of such properties.	Actual amounts to be paid depend upon the gross income of the properties and, therefore, cannot be determined at the present time.
Financing Fee	We will pay our advisor a financing fee equal to 1% of the amount available under any loan or line of credit made available to us. The advisor may reallow some or all of this fee to reimburse third parties with whom it may subcontract to procure such financing for us.	Actual amounts depend upon the amount of indebtedness incurred to acquire an investment and, therefore, cannot be determined at the present time.
Reimbursable Expenses(4)(5)	We will reimburse our advisor or its affiliates for all reasonable and actually incurred expenses in connection with the services provided to us.	Actual amounts to be paid depend upon expenses paid or incurred and therefore cannot be determined now.

Estimated Amount of
Type of Compensation	Method of Compensation	Minimum/Maximum Offering(1)

Disposition/Liquidation/Listing Stage
Disposition Fee(6)	To the extent it provides a substantial amount of services in connection with the disposition of one or more of our properties or investments, our advisor will receive fees equal to the lesser of (A) 3% of the sales price of each property or other investment sold or (B) 50% of the selling commission that would have been paid to a third-party sales broker in connection with such disposition. However, in no event may the disposition fees paid to our advisor or its affiliates and to unaffiliated third parties exceed in the aggregate 6% of the contract sales price.	Actual amounts depend upon the sale price of investments and, therefore, cannot be determined at the present time.
Common Stock Issuable Upon Conversion of Convertible Stock	Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus a 7% cumulative, non-compounded, annual return on the original issue price of those shares; or (B) subject to the conditions described below, we list our common stock for trading on a national securities exchange. For these purposes and elsewhere in this prospectus, a “listing” which will result in conversion of our convertible stock to common stock also will be deemed to have occurred on the effective date of any merger of our company in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” (as defined in our charter) plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the (2) aggregate purchase price paid by stockholders for those outstanding shares of common stock plus a 7% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that our advisor will receive upon conversion will be prorated to account for the period of time that the advisory agreement was in force.	Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

(1)	The estimated minimum dollar amounts are based on the sale of the minimum of $2,500,000 in shares to the public and the maximum dollar amounts are based on the sale of the maximum of $1,000,000,000 in shares to the public, and an additional $282,499,999 in shares through our distribution reinvestment plan.

(2)	All or a portion of the selling commissions or, in some cases, the dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees of fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. See “Plan of Distribution.”

(3)	“Organization and offering expenses” include all expenses (other than selling commissions, the dealer manager fee and accountable due diligence expense) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, technology, filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, amounts to reimburse costs in connection with preparing supplemental sales materials, the cost of training and education meetings held by us, attendance and sponsorship fees and costs reimbursements for employees of our affiliates to attend retail seminars conducted by broker-dealers, and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.

(4)	We will not reimburse our advisor for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined (1) without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and (2) excluding any gain from the sale of our assets for that period. We will not reimburse for personnel costs in connection with services for which our advisor receives acquisition, origination or disposition fees. In addition, our charter limits our ability to make or purchase property or other investments if the total of all acquisition or origination fees and expenses relating to the investment exceed 6% of the contract purchase price or 6% of the total funds advanced. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves.

(5)	“Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain in the sale of our assets; and (6) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

(6)	Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. In addition, the disposition fee paid upon the sale of any assets other than real property will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, loan servicing, property tax reduction, development, construction management and risk management fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

We do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor for services rendered, our advisor may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category.

Limitation on Operating Expenses

In the absence of a showing to the contrary, satisfactory to a majority of our independent directors, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

•	2% of our average invested assets; or

•	25% of our net income for such year.

Absent a satisfactory rationale, the independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our average invested assets or 25% of net income, we will send our stockholders a written disclosure of such fact. Our advisor will reimburse us at the end of the calendar year the amount by which the aggregate annual expenses paid or incurred by us exceed the limitations provided above, if such excess amount is not approved by a majority of our independent directors.

Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under GAAP, including the fees we pay to our advisor. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organization and offering expenses, legal, audit, accounting, wholesaling, registration and other fees, printing and other expenses, and taxes incurring in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

•	interest payments;

•	taxes;

•	non-cash expenditures, such as depreciation, amortization and bad debt reserves;

•	reasonable incentive fees based on the gain from the sale of our assets, if any; and

•	acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in the Prior Performance Summary represents the historical experience through December 31, 2007 of real estate programs sponsored by Bluerock Real Estate L.L.C., or Bluerock, and Orion Residential, LLC, or Orion (respectively, “Bluerock-sponsored programs” or “Bluerock programs,” and “Orion-sponsored programs” or “Orion programs,” or, collectively, “prior programs” or “programs”). All of the Bluerock- and Orion-sponsored programs are private programs. Bluerock and Orion have not co-sponsored a program together. Neither Bluerock nor Orion has sponsored a public program. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in these prior programs. Investors who purchase our shares will not acquire any ownership interest in any of the prior programs discussed in this section.

We consider prior programs to have investment objectives similar to ours to the extent that each program’s investment objectives are substantially the same as ours, regardless of the particular emphasis that a program places on each objective, such investment objectives including: the acquisition and operation of multifamily or commercial properties; the provision of stable cash flow available for distribution to investors; preservation and protection of investor capital; and the realization of capital appreciation upon the ultimate sale or refinancing of the program properties. See “Investment Strategy, Objectives and Policies.”

As of December 31, 2007:

•	Bluerock, Orion and their respective affiliates, had acquired properties for 18 programs that had or have investment objectives similar to ours;

•	These programs consisted of 11 multifamily residential properties of approximately 3,953 units, 6 office properties totaling approximately 2.3 million square feet, and one 100,000 square foot residential development property;

•	These privately offered programs had raised approximately $183 million of gross offering proceeds from 186 investors, including five institutional investors; and

•	With a combination of debt, offering proceeds and sponsor-provided capital, these private programs had invested approximately $630 million (including acquisition and development costs).

As a percentage of acquisition and development costs, the diversification of these properties by geographic area is as follows:

State	%

South	64.5%
Southwest	19.4%
Northeast	8.2%
Midwest	7.9%

As a percentage of acquisition and development costs, the diversification of these properties by asset class is as follows:

Asset Class	%

Multifamily Residential	57.1%
Office	37.4%
Development	5.5%

As a percentage of acquisition and development costs, 94.5% was spent on existing or used residential and office properties, and 5.5% was spent on land acquired for development.

As of December 31, 2007, five of these programs (four residential and one office) had sold their properties they had purchased, or approximately 11.9% of all programs. The original purchase price of the residential properties sold was approximately $72.4 million, and the aggregate sales price was approximately $88.2 million.

See Tables I and II of the Prior Performance Tables for more detailed information about the experience of the affiliates of Bluerock and Orion in raising and investing funds for the private offerings closed during the last three years ending December 31, 2007, and compensation paid to Bluerock, Orion or their respective affiliates with respect to these programs. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed during the five years ending December 31, 2007, results of such programs that have completed their operations during the five years ending December 31, 2007 and the sales or other disposals of properties with investment objectives similar to ours during the three years ending December 31, 2007.

Bluerock

The information presented in this section represents the historical experience of the Bluerock-sponsored programs. These are all private programs as Bluerock has sponsored no public programs. Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of Bluerock’s prior programs. Investors who purchase our shares will not acquire any ownership interest in any of the programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning Bluerock-sponsored programs as of December 31, 2007.

The Prior Performance Tables included in this prospectus as Exhibit A sets forth information as of December 31, 2007 regarding certain of these prior programs regarding: (1) experience in raising and investing funds (Table I); (2) compensation to Bluerock or its affiliate (separate and distinct from any return on its investment) (Table II); (3) annual operating results (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, information contained in this summary describes additional private programs acquired during 2007 and sponsored by Bluerock, but which had not been closed to outside investors as of December 31, 2007 (Cummings Research Park, Portfolios I, II and III, respectively, and 1355 First Avenue, NY), including programs described in Table VI (Cummings Research Park, Portfolios I, II and III, respectively, and 1355 First Avenue, NY), which is contained in Part II of the registration statement but which is not part of this prospectus. We will furnish copies of Table VI to any prospective investor upon request and without charge.

Private Programs

As of December 31, 2007, Bluerock was the sponsor of six private programs, four which had been closed to outside investors as of such date (see Table I), and one of which (Woodlands I, LLC) had been completed (see Tables IV and V). In 2007, Bluerock additionally acquired properties for subsequent syndication through two similar private programs sponsored by Bluerock in 2008.

As a percentage of acquisition and development costs, the diversification of these properties by geographic area is as follows:

State	%

South	65.6%
Midwest	16.9%
Northeast	12.0%

As a percentage of acquisition and development costs, the diversification of these properties by asset class is as follows:

Asset Class	%

Office	74.0%
Development	17.5%
Multifamily Residential	8.5%

As a percentage of acquisition and development costs, 82.5% was spent on existing or used residential and office properties, and 17.5% was spent on land acquired for development.

As of December 31, 2007, one of these programs had sold the properties it had purchased, or approximately 5.8% of all Bluerock programs. The original purchase price of the office properties sold was approximately $14.8 million, and the aggregate sales price was approximately $19.3 million.

Bluerock directly or indirectly contributed the necessary equity to acquire the properties for these programs (eight programs in total with similar investment objectives, including the properties acquired in 2007 for the two programs sponsored in 2008) and the remaining portion was typically borrowed on a non-recourse basis with the properties purchased serving as collateral for the borrowings. Investors in these programs were not entitled to approve property acquisitions sales or refinancings. The equity ultimately contributed by the incoming investors for the eight programs typically accounted for approximately 25% to 45% of the entity’s total capital.

An affiliate of Bluerock serves (or, in the case of the completed programs, served) as either property manager or asset manager for each of its programs.

In addition to these programs with similar investment objectives, a notes program sponsored by Bluerock offered notes to be issued by a limited liability company affiliated with Bluerock. The issuer borrowed funds from investors, who invested in the issuer’s notes. The issuer in turn contributed the note offering proceeds to a subsidiary for investment in real estate or real estate-related investments. Investors in the notes program made loans to the issuer by investing in its notes, and did not acquire equity interests therein.

As of December 31, 2007, Bluerock through this notes program had raised approximately $6.4 million from 112 investors. Including interest accrued through December 31, 2007, a total of approximately $5.6 million of those proceeds had been invested, of which approximately $3.1 million was due in connection with loans made June 29, 2007 in connection with acquisition of the BR 1355 First Avenue project (residential condominium development project) and approximately $2.5 million was due in connection with loans made November 7, 2007 in connection with acquisition of the Cummings Research Park portfolio (commercial office portfolio).

Orion

The information presented in this section represents the historical experience of the Orion-sponsored programs. These are all private programs as Orion has sponsored no public programs. Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of the prior Orion-sponsored programs. Investors who purchase our shares will not acquire any ownership interest in any of the other Orion-sponsored programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning Orion-sponsored programs. As described below, Orion Residential, LLC and its affiliates have served as managers of privately-formed and owned limited liability companies. These entities were capitalized, in each case, with equity contributions from two institutional investors and equity contributed by Orion. Orion’s contribution did not, in any case, exceed 1.5% of the particular entity’s equity capital. The equity contributed to each entity by all investors typically accounted for approximately 28% to 40% of the entity’s total capital. The remaining portion was typically borrowed on a non-recourse basis with the property purchased serving as collateral for the borrowings. Each entity has investment objectives similar to ours.

The information in this summary represents the historical experience of these private programs as of December 31, 2007. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs regarding: (1) experience in raising and investing funds (Table I); (2) compensation to Orion or its affiliates(separate and distinct from any return on its investment) (Table II); (3) annual operating results (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V).

Additionally, Table VI, which is contained in Part II of the registration statement and is not part of the prospectus, provides certain additional information relating to properties acquired by these private programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately Orion’s experience. The following discussion summarizes briefly the objectives of each private program.

Private Programs

As of December 31, 2007, Orion was the manager and sponsor of six private programs, and formerly was the manager and sponsor of four other private programs that have been sold. Each private program was formed as a single-asset real estate limited liability company with the objective of purchasing an existing multifamily residential building. The approval of investors holding a majority of the equity interests of the limited liability companies was required for all material property decisions, such as sales, acquisitions or refinancings. In each case, Orion implemented its Enhanced Multifamily strategy to increase net operating income, tenant retention and overall property value.

Orion currently serves as the managing member of six limited liability companies, and formerly served as the managing member of four other limited liability companies, each of which own, or owned, one multifamily property. Information regarding these private programs is listed on Table I. One institutional investor contributed capital for the Hermosa Pointe, Stonegate, Woodland Park, North Park, Killian Creek, Gwinnett Pointe, Roswell Village, Deerfield Village and Oak Hill programs, a second institutional investor contributed capital for the Hermosa Pointe, Stonegate, Woodland Park, North Park and Timberstone programs, a third institutional investor contributed capital for the Killian Creek, Gwinnett Pointe, Roswell Village, Deerfield Village and Oak Hill programs and a fourth institutional investor contributed capital for the Timberstone program.

As a percentage of acquisition and development costs, the diversification of these properties by geographic area is as follows:

State	%

South	63.5%
Southwest	36.5%

As a percentage of acquisition and development costs, the diversification of these properties by asset class is as follows:

Asset Class	%

Multifamily Residential	100.0%

As a percentage of acquisition and development costs, 100% was spent on existing or used residential and office properties.

In total, the aggregate dollar amount of property purchased by these private programs, as of December 31, 2007, was $334.1 million, including $91.2 million of equity contributed by one institutional investor, $9.1 million of equity contributed by a second institutional investor, $3.7 million of equity contributed by a third institutional investor, $5.2 million of equity contributed by a fourth institutional investor and $1.4 million of equity contributed by Orion.

As of December 31, 2007, four Orion-sponsored programs (Stonegate, Woodland Park, North Park and Timberstone) had sold the properties they had purchased, or approximately 17.2% of all Orion-sponsored programs. The original purchase price of the residential properties sold was approximately $57.6 million, and the aggregate sales price was approximately $68.9 million. The remaining properties continue to be owned by the private program as of the date of this prospectus.

CONFLICTS OF INTEREST

Our management will be subject to various conflicts of interest arising out of our relationship with our advisor and the advisor’s affiliates. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Competition for the Time and Service of Our Advisor and Its Affiliates

We rely on our advisor and its affiliates to select our properties and manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company, our advisor and its affiliates. Certain of our advisor’s affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote only as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other affiliates of our sponsors and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates of our sponsors than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities of affiliates of our sponsors in which they are involved.

Allocation of Investment Opportunities

Bluerock and Orion have sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. As a result of this competition, certain investment opportunities may not be available to us. Our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs.

Our advisor will present an investment opportunity to the affiliate for which the investment opportunity is most suitable in our advisor’s view. This determination is made by our advisor. However, our advisory agreement requires that our advisor inform our board of directors of the method to be applied by it in allocating investment opportunities among us and its other affiliates.

Acquisitions From Our Advisor and Its Affiliates

We may acquire properties or real estate-related investments from our advisor, directors, officers or their respective affiliates. The prices we pay for such properties or real estate-related investments will not be the subject of arm’s-length negotiations. However, we will not acquire a property or a real estate-related investment from our advisor, directors, officers or its respective affiliates, including our officers and directors, unless a competent independent appraiser (a member in good standing of the Appraisal Institute) confirms that our purchase price is equal to or less than the property’s fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. We cannot absolutely assure that the price we pay for any such property or real estate-related investment will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property’s current appraised value.

Joint Venture Investments

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work together with other programs sponsored by Bluerock or Orion to apportion the assets within the property among us and the other programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more programs sponsored by Bluerock or Orion or joint ventures composed of programs sponsored by affiliates of Bluerock or Orion. The negotiation of how to divide the property among the various programs will not be at arm’s length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other programs sponsored by Bluerock or Orion to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with a third party unaffiliated with our advisor.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive the compensation as described in “Management Compensation.” The acquisition fee described under “Management Compensation” is based upon the purchase price of the properties we acquire and will be payable to our advisor despite the lack of cash available to make distributions to our stockholders. In addition, a wholly-owned subsidiary of our advisor will receive the property management fee described under “Management Compensation” computed based upon the amount of gross income generated by our properties. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our stockholders may be better served by our disposing of a property or holding a property on an unleveraged basis.

Legal Counsel for us, Our Advisor and Some of Our Affiliates is the Same Law Firm

Alston & Bird LLP acts as legal counsel to us, our advisor and some of our affiliates. Alston & Bird LLP is not acting as counsel for any specific group of stockholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Alston & Bird LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or our affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Alston & Bird LLP may inadvertently act in derogation of the interest of parties which could adversely affect us, and our ability to meet our investment objectives and, therefore, our stockholders.

Certain Conflict Resolution Measures

Allocation of Investment Opportunities

We rely on our sponsors, Bluerock and Orion, and the executive officers and real estate professionals of our sponsors acting on behalf of our advisor to identify suitable investments. Our sponsors currently serve as advisors or managers for other real estate investment programs and intend to sponsor future real estate programs with investment objectives similar to ours. As such, many investment opportunities may be suitable for us as well as other real estate programs sponsored by affiliates of our advisor, and we will rely upon the same executive officers and real estate professionals to identify suitable investments for us as such other programs. When these real estate professionals direct investment opportunities to any real estate program sponsored or managed by Bluerock or Orion, they, in their sole discretion, will offer the opportunity to the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. As a result, these Bluerock and Orion real estate professionals could direct attractive investment opportunities to other entities or investors.

Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among programs sponsored by its affiliates are important criteria in the determination by our independent directors to continue or renew our annual contract with our advisor. Our independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the programs sponsored by our advisor or its affiliates.

Independent Directors

In order to ameliorate the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are “independent” directors. An “independent” director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another affiliated-sponsored program will not, by itself, preclude independent-director status. Our charter also empowers the independent directors to retain their own legal and financial advisors. Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	originations of loans;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of our advisor and affiliates at a substantial price; and

•	and whether and when our company or its assets are sold.

A majority of our board of directors, including a majority of our independent directors will approve any investments we acquire from our sponsor, advisor and director, or any of their respective affiliates.

Charter Provisions Relating to Conflicts of Interest

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor Compensation

Our charter requires that our independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent committee:

•	the amount of the advisory fee in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for the account of its other clients.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions

We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us. We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets, all or a portion of which is to be assigned to us prior to closing, or may purchase property or other investments in their own name and temporarily hold title for us.

Loans

We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Other Transactions Involving Affiliates

A majority of our independent directors must conclude that all other transactions, including joint ventures, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses

Commencing four fiscal quarters after the acquisition of our first real estate asset, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain from the sale of our assets; and (6) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates

Until our shares of common stock are listed on a national securities exchange, our charter prohibits the issuance of options or warrants to purchase our capital stock to our advisor, our directors or any of their affiliates (1) on terms more favorable than we offer such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares

Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver to our stockholders, within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees or charges paid to our advisor and any of its affiliates by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates

Our charter prohibits our advisor, our directors and their affiliates from voting their shares regarding (1) the removal of our advisor, any such directors or any of their affiliates or (2) any transaction between any of them and us and further provides that, in determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, any such director and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

General

We have adopted a distribution reinvestment plan, or DRIP, that allows you the opportunity to purchase, through reinvestment of distributions, additional shares of common stock. The following is a summary of our DRIP. A complete copy of our DRIP is attached as Exhibit C to this prospectus.

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of common stock. As a participant in the DRIP, you may purchase shares at $9.50 per share until all 29,736,8420 shares that are authorized and reserved initially for the DRIP have been purchased or until the termination of the initial public offering, whichever occurs first. We may, in our sole discretion, effect registration of additional shares of common stock for issuance under the DRIP.

Eligibility

You must participate with respect to 100% of your shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee. We may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of this prospectus, the DRIP will be administered by us or our affiliate, which we refer to as the DRIP Administrator, but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you.

Enrollment

You may become a participant in the DRIP by indicating your election to participate on your signed enrollment form available from the DRIP Administrator enclosed with this prospectus and returning it to us at the time you subscribe for shares.

Your participation in the DRIP will begin with the first distribution payment after your enrollment form is received by us, provided such form is received on or before ten days prior to the payment date established for that distribution. If your enrollment form is received after the tenth day prior to the record date for a distribution and before payment of that distribution, reinvestment of your distributions will begin with the next distribution payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions or dealer manager fees. All costs of administration of the DRIP will be paid by the Company.

Purchases of Shares

Common stock distributions will be invested within 30 days after the date on which common stock distributions are paid. Payment dates for common stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in our sole discretion. Any distributions not so invested will be returned to participants in the DRIP. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  We will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, we will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. We will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on our books. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested.

Optional Cash Purchases.  Until determined otherwise by us, DRIP participants may not make additional cash payments for the purchase of common stock under the DRIP.

Reports

Within 90 days after the end of the fiscal year, you will receive a report of all your investment, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by us or DRIP Administrator and tax information with respect to income earned on shares purchased under the DRIP for the year. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. We shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

Certificates for Shares

The ownership of shares purchased under the DRIP will be uncertificated and noted in book-entry form until our board of directors determines otherwise. The number of shares purchased will be shown on your statement of account.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next distribution payment date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following distribution payment date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying us and completing all necessary forms and otherwise as required by us.

We reserve the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause our underlying assets to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The board of directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other stockholders, provided that written notice of termination or any material amendment is sent to participants at least 10 days prior to the effective date thereof. The board of directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the board of directors, jeopardize our status as a real estate investment trust under the Code.

Voting of Shares Held Under the DRIP

You will be able to vote all whole shares of common stock purchased under the DRIP at the same time that you vote the other shares registered in your name on our records. Fractional shares will not be voted.

Responsibility of the DRIP Administrator Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. You should recognize that neither we nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from us and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

SHARE REPURCHASE PLAN

Our board of directors has adopted a share repurchase plan that will enable you to sell your shares to us in limited circumstances, at a price equal to or at a discount from the purchase price you paid for the shares. The purchase price for such shares repurchased under the share repurchase plan will be as set forth below until we begin obtaining appraisals of our assets. We expect to obtain appraisals of the value of our real estate and real estate-related investments beginning three years after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public offerings, and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the operating partnership.) We will retain persons independent of us and our advisor to prepare these appraisals. Unless the shares are being repurchased in connection with a stockholder’s death or “qualifying disability” (as defined below), the prices at which we will repurchase shares prior to the time we begin obtaining appraisals are as follows:

•	The lower of $9.00 or 90% of the price paid to acquire the shares from us for stockholders who have held their shares for less than one year;

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

The purchase price per share as described above for shares repurchased prior to obtaining appraisals will be reduced by the aggregate amount of net proceeds per share, if any, distributed to the investors prior to the repurchase date as a result of a sale of one or more of our properties that constitute a return of capital distributed to investors as a result of such sales, which we refer to as a “special distribution.” After we begin obtaining appraisals of our assets, we will repurchase shares at the lesser of (1) 100% of the average price per share the original purchaser or purchasers of your shares paid to us, for all of your shares (as adjusted for any stock distributions, combinations, splits, recapitalizations, special distributions and the like with respect to our common stock) or (2) 90% of the net asset value per share, as determined by the most recent appraisal.

There are several limitations on our ability to have your shares repurchased under the plan:

•	Our share repurchase plan limits the number of shares we may repurchase to those that we could purchase with the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year;

•	During any calendar year, we may not repurchase in excess 10% of the number of outstanding shares of common stock as of the same date in the prior calendar year; and

•	We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Generally the cash available for repurchase will be limited to the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. We intend to engage a third party to administer the share repurchase plan and will notify you of the administrator’s name and contact information. We intend to repurchase shares quarterly under the plan. The plan administrator will have to receive your written request for redemption on or before the last day of the second month of each calendar quarter in order to have shares eligible for repurchase in that same quarter. If we could not repurchase all shares presented for repurchase in any quarter, we would attempt to honor repurchase requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (1) if a pro rata repurchase would result in you owning less than half of the minimum purchase amount of 250 shares, then we will repurchase all of your shares; and (2) if a pro rata repurchase would result in you owning more than half but less than all of the minimum purchase amount, then we will not repurchase any shares that would reduce your holdings below the minimum purchase amount. In the event that you were selling all of your shares, there will be no holding period requirement for shares purchased pursuant to our distribution reinvestment plan.

If we did not completely satisfy a stockholder’s repurchase request at quarter-end because the plan administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the plan, we will treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdrew his or her request before the next date for repurchases. Any stockholder could withdraw a repurchase request upon written notice to the plan administrator at any time prior to the date of repurchase.

We will treat repurchases sought upon a stockholder’s death or “qualifying disability” differently from other repurchases in the following respects:

•	prior to the time we begin obtaining appraisals, which we expect to be three years after the completion of our offering stage, the repurchase price is the amount paid to acquire the shares from us reduced by the amount of any special distributions paid to the stockholder; and

•	once we begin obtaining appraisals, the repurchase price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”), (1) the stockholder will have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” will be limited to the following: (1) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency will be the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

The share repurchase program may be suspended or terminated if:

•	our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

•	our board of directors determines that it is in our best interest to suspend or terminate the share repurchase plan.

We may amend or modify any provision of the plan at any time in our board’s discretion without prior notice to participants. In the event that we amend, suspend or terminate the share repurchase plan, however, we will send stockholders notice of the change(s) following the date of such amendment, suspension or modification, and we will disclose the change(s) in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. During this offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share repurchase plan will only provide stockholders a limited ability to sell shares for cash until the shares are listed for trading on a national securities exchange, at which time the plan will terminate and you will have no right to request repurchase of your shares. We cannot assure you that the shares will ever be listed for trading on a national securities exchange.

You must present for repurchase a minimum of 25% of your shares.

Qualifying stockholders who desire to redeem their shares would have to give written notice to us at Bluerock Enhanced Multifamily REIT, Inc. c/o Share Repurchase Plan Administrator, 680 5th Avenue, 16th Floor, New York, New York 10017.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

General

As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of our assets.

As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property or other asset. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition, development or operation of assets, we will keep the net proceeds of this offering in short-term, liquid investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

We intend to make an election to be taxed as a REIT under Section 856(c) of the Code. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income (excluding net capital gains). If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and results of operations.

Results of Operations

As of the date of this prospectus, we have not commenced business operations as we are in our organizational and development stage. We do not intend to begin our operations until we have sold at least the minimum offering amount of $2,500,000 in shares of our common stock. As we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the apartment housing industry and real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or incomes to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to $50,000,000 in shares of our common stock, $.01 par value per share, at $9.50 per share and are offering the remaining $950,000,000 in shares at $10.00 per share. We are also offering up to $282,499,999 in shares of our common stock to be issued pursuant to our distribution reinvestment plan under which our stockholders may elect to have distributions reinvested in additional shares at $9.50 per share.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans or securities we acquire, and construction and development costs and the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of our public offering. We intend to acquire our assets with cash and mortgage or other debt, but we may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units of limited partnership interest in our operating partnership. Due to the delay between the sale of our shares and our acquisitions, there may be a delay in the benefits to our stockholders, if any, of returns generated from our investments.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to several uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell real estate investments is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. However, we currently have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

We have not paid any distributions as of the date of this prospectus. We intend to make regular cash distributions to our stockholders, typically on a monthly basis. Our board of directors will determine the amount of distributions to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT status under the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year. During the early stages of our operations, we may declare distributions in excess of funds from operations.

Funds From Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations and funds from operations. Funds from operations is not equivalent to our net operating income or loss as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as Funds From Operations, or FFO, which it believes more accurately reflects the operating performance of a REIT such as our company.

We define FFO, a non-GAAP measure, consistent with the NAREIT’s definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joints ventures will be calculated to reflect FFO on the same basis.

We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance.

PRINCIPAL STOCKHOLDERS

The following table shows, as of the date of this prospectus, the number and percentage of shares of our common stock owned by any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, each director and executive officer, and all directors and executive officers as a group.

	Number of Shares	Percent of
Name of Beneficial Owner(1)	Beneficially Owned(2)	all Shares

R. Ramin Kamfar	23,200	100%
James G. Babb, III	—	—
Daniel J. Gumbiner	—	—
Scott K. Knauer	—	—
Jordan B. Ruddy	—	—
Jerold E. Novack	—	—
Michael L. Konig	—	—

All Named Executive Officers and Directors as a Group	23,200	100%

(1)	The address of each beneficial owner listed is 680 Fifth Avenue, 16th Floor, New York, New York 10019.

(2)	As of the date of this prospectus, our advisor owns 22,200 shares of our common stock, all of which is issued and outstanding stock, and 1,000 shares of convertible stock, all of which is issued and outstanding. Our advisor is controlled by BER Holdings, LLC, which is controlled by Mr. Kamfar. Thus, Mr. Kamfar has the power to direct how our advisor votes its shares of common stock.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock highlights material provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is a description of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Common Stock

Under our charter, we will have 300,000,000 authorized shares of common stock, $.01 par value per share, available for issuance. We have authorized the issuance of up to 130,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•	are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

•	do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. [          ] acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to [          ] a transfer and assignment form, which we will provide to you at no charge upon written request.

Stockholder Voting

Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors; provided, however, that the voting rights per share sold in a private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

Our charter provides that generally we may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to cast on the matter:

•	amend our charter, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to increases or decreases in the number of shares of stock of any class or series or the aggregate number of shares of stock, a change of our name, a change of the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock and certain reverse stock splits;

•	sell all or substantially all of our assets other than in the ordinary course of our business or in connection with our liquidation or dissolution;

•	cause a merger or consolidation of our company; or

•	dissolve or liquidate our company.

Our charter further provides that, without the necessity for concurrence by our board of directors, holders of a majority of voting shares who are present in person or by proxy at an annual meeting at which a quorum is present may vote to elect a director and that any or all of our directors may be removed from office at any time by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our charter, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company.

Preferred Stock

Our charter authorizes our board of directors without further stockholder action to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more series, with such voting powers and with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

•	the value of outstanding shares of our capital stock; or

•	the value or number (whichever is more restrictive) of outstanding shares of our common stock.

This limitation regarding the ownership of our shares is the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may except a holder of our shares from the 9.8% Ownership Limitation and impose other limitations and restrictions on ownership. This exception and these limitations regarding the ownership of our shares are the “Excepted Holder Ownership Limitation.”

Our charter provides that, subject to the exceptions described below, any transfer of capital stock that would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;

•	result in our capital stock being owned by fewer than 100 persons, determine without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws; or

•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock, or result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Distributions

Some or all of our distributions will be paid from sources other than funds from operations, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom. Generally, our policy will be to pay distributions from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee. In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Once our board of directors has begun to authorize distributions, we expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record and distribution declaration dates so our investors will become eligible for distributions immediately upon the purchase of their shares. Distributions will be paid to stockholders as of the record dates selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its intention to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions. In addition, from time to time, our advisor and its affiliates may, but are not required to, agree to waive or defer all or a portion of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. We have issued all of such shares to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock or (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•	we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock; or

•	we list our common stock for trading on a national securities exchange. For these purposes, a “listing” also will be deemed to occur on the effective date of any merger in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange.

Upon the occurrence of either triggering event described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the enterprise value (determined in accordance with the provisions of the charter and summarized in the second following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate purchase price paid for those outstanding shares of common stock plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock, divided by (B) the enterprise value divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing.

Unless the advisory agreement is terminated or not renewed because of a material breach, in the event that either of the events triggering the conversion of the convertible stock occurs after an “advisory agreement termination,” as defined below, each share of convertible stock will be converted into that number of shares of common stock as described in the preceding paragraph, multiplied by the quotient of (A) the number of days since the effective date of this offering during which the advisory agreement with our advisor was in force divided by (B) the number of days elapsed from the effective date of this offering through the date of the “advisory agreement termination.” As used herein and in our charter, “advisory agreement termination” means a termination or expiration without renewal (except to the extent of a termination or expiration with our company followed by the adoption of the same or substantially similar advisory agreement with a successor, whether by merger, consolidation, sale of all or substantially all of our assets, or otherwise) of our advisory agreement with our advisor for any reason except for a termination or expiration without renewal due to a material breach of the advisory agreement by our advisor.

As used above and in our charter, “enterprise value” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days, as mutually agreed upon by the board of directors, including a majority of the independent directors and the advisor. If the holder of shares of convertible stock disagrees with the value determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal will be shared evenly between us and our advisor.

Our charter provides that if we:

•	reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares) or

•	consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that the number of shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter. Further, if in the good faith judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock to violate the 9.8% Ownership Limitation or the Excepted Holder Ownership Limitation (collectively referred to as the “Convertible Stock Limitations”), then only such number of shares of convertible stock (or fraction of a share thereof) will be converted into shares of our common stock such that no holder of our stock would violate the Convertible Stock Limitations. The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate the Convertible Stock Limitations. Any such deferral will not otherwise alter the terms of the convertible stock.

IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND
OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which may be obtained from our company.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Our board of directors, including our independent directors, reviewed, ratified and unanimously approved our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of our annual report for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president or a majority of our board of directors or a majority of the independent directors, and will be called by the secretary upon written request of stockholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we will provide all stockholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the outstanding shares constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

Our charter provides that, upon this offering commencing, a majority of the directors will be independent directors. This provision may only be amended if the amendment is declared advisable by our board of directors and approved by stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors will nominate a replacement. Any director may resign at any time and may be removed with or without cause by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Fiduciary Duties

Our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates (including any director or officer who is or was serving at the request of our company as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) except to the extent prohibited by Maryland law and as set forth below.

In spite of the above provisions of Maryland law, our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

•	the party was acting on behalf of or performing services on the part of our company;

•	the party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by our directors (other than the independent directors) or our advisor or its affiliates; or

•	gross negligence or willful misconduct by the independent directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors, our advisor or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

We may advance amounts to our directors, our advisor and its affiliates for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.

Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.

We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.

Inspection of Books and Records

Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with GAAP. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.

Any stockholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder.

We will update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.

We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.

The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of our company and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

Our company is prohibited from participating in any proposed roll-up transaction:

•	which would result in the common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which a common stockholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “Inspection of Books and Records,” above; or

•	in which our company would bear any of the costs of the roll-up transaction if our stockholders reject the roll-up transaction.

Anti-Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL provided that the business combination is first approved by our board, and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person unless the board fails to approve the business combination. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;

•	an officer of the corporation; or

•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected, at such time as we are eligible to make the election provided for under Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Dissolution or Termination of Our Company

We are an infinite-life corporation which may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our operating partnership has a perpetual existence. Depending upon then prevailing market conditions, it is our intention to consider beginning the process of listing our shares of common stock, or liquidating our assets and distributing the net proceeds to our stockholders within four to six years after the termination of our offering stage. See “Investment Strategy, Objectives and Policies — Listing or Liquidation Policy.”

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

THE OPERATING PARTNERSHIP AGREEMENT

General

Bluerock Enhanced Multifamily Holdings, L.P., which we refer to as our operating partnership, is a newly formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the operating partnership. We are the sole general partner of the operating partnership and, as of the date of this prospectus, our wholly owned subsidiary, Bluerock REIT Holdings LLC, is the sole limited partner of the operating partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the operating partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly owned subsidiary, Bluerock REIT Holdings LLC; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the operating partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the operating partnership as an additional capital contribution. If we did contribute additional capital to the operating partnership, we would receive additional partnership interests and our percentage interest in the operating partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the operating partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a limited partner. If the operating partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the operating partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the operating partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code. Classification as a publicly traded partnership could result in the operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the operating partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our operating partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the operating partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the operating partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the operating partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the operating partnership, including partner loans, any remaining assets of the operating partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the operating partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the operating partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the operating partnership with another entity.

As it will upon commencement of this offering, under an amended and restated partnership agreement, we expect that the operating partnership would pay all of the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The operating partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the operating partnership. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the operating partnership would not reimburse would be costs and expenses relating to properties we may own outside of the operating partnership. We would pay the expenses relating to such properties directly.

Exchange Rights

We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of the operating partnership would have the right to cause the operating partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the operating partnership or transfer our general partnership interest in the operating partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to the operating partnership in return for an interest in the operating partnership and agreed to assume all obligations of the general partner of the operating partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the operating partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (except as provided below). The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We plan to elect to be taxed as a REIT under the federal income tax laws for the taxable year ending December 31, 2009. We believe that, commencing with such taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Alston & Bird LLP has acted as tax counsel to us in connection with this offering. Alston & Bird LLP is of the opinion that based on our organization and proposed method of operation, we are in a position to qualify for taxation as a REIT for the taxable year that will end December 31, 2009. Alston & Bird LLP’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Alston & Bird LLP has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2009, or in any future year.

Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Alston & Bird LLP can assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our stockholders;

•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

•	if we fail to satisfy either the 75% Income Test or the 95% Income Test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% Income Tests, multiplied by (2) a fraction intended to reflect our profitability;

•	if we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary net income for such year, (2) 95% of our REIT capital gain net income for such year (unless an election is made as provided below) and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•	if we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test;

•	income earned by any of our taxable REIT subsidiaries will be subject to tax at regular corporate rates;

•	pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure; and

•	if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a tax basis determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for Qualification

Bluerock Enhanced Multifamily REIT, Inc. is a corporation that, it is anticipated, will meet the following requirements:

(1) it is managed by one or more trustees or directors;

(2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

(4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

(5) at least 100 persons are beneficial owners of its shares or ownership certificates;

(6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

(7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8) it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

(9) it meets other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year.

If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that requirement 6 above was violated, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes are each considered one individual owner. However, a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws is not considered one owner but rather all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are considered to be assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be considered to be assets, liabilities and items of income, deduction and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

Our operating partnership is a wholly owned subsidiary of us, which means that is disregarded as a separate entity from us for U.S. federal income tax purposes. Thus, the assets, liabilities and items of income of our operating partnership will be treated as assets, liabilities, and items of income of us for purposes of applying the requirements described in this prospectus. In the event that a disregarded subsidiary of ours, such as the operating partnership, ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests.”

In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below.

The Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Income Tests

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. This test is referred to as the “75% Income Test.” Qualifying income for purposes of the 75% Income Test includes:

•	“rents from real property;”

•	interest on debt or obligations secured by mortgages on real property or on interests in real property; and

•	dividends or other distributions on and gain from the sale of shares in other REITs.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% Income Test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. This test is referred to as the “95% Income Test.” The following paragraphs discuss the specific application of those tests to our company.

Rents and Interest

Rent that we receive from our tenants will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a “related party tenant.”

•	If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as “rents from real property.”

We generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable subsidiary or an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we may render a de minimis amount of “non-customary” services to the tenants of a property, other than through a taxable subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the property.

As a result, we may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. Rent paid by a taxable REIT subsidiary will constitute rents from real property for purposes of the 75% and 95% Income Tests only if the lease is respected as a true lease for federal income tax purposes and is not treated as a service contract, joint venture or some other type of arrangement. The determination of whether a lease is a true lease depends on an analysis of all the surrounding facts and circumstances. Potential investors in shares of our common stock should be aware, however, that there are no controlling regulations, published administrative rulings or judicial decisions involving leases with terms substantially similar to the contemplated leases between our operating partnership and the a taxable REIT subsidiary that discuss whether the leases constitute true leases for federal income tax purposes. We intend to structure any leases with a taxable REIT subsidiary as true leases for federal income tax purposes; however, there can be no assurance that the IRS or a court will not assert a contrary position. If any of these leases are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such taxable REIT subsidiary would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

Additionally, we may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative transactions such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from instruments that hedge certain risks, such as the risk of changes in interest rates or currency fluctuations, will not be treated as gross income for purposes of either the 75% or the 95% Income Test, provided that specified requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “— Asset Tests”) or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Income Test (or assets that generate such income). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property and rents from real property in accordance with the requirements described above.

We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimis rule described above, “non-customary” services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% Income Test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% Income Test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as “rents from real property.” In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% Income Test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as “rents from real property” because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimis exception described above, none of the rent we receive from the related party would qualify as “rents from real property.” In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% Income Test, exceeds 5% of our gross income during the year, we would lose our REIT status.

To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95% Income Test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

For purposes of the 75% and 95% Income Tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% Income Tests. In addition, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75% and 95% Income Tests.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the 75% and 95% Income Tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% Income Tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction, and will otherwise attempt to avoid any sale of assets that will be treated as being held “primarily for sale to customers in the ordinary course of a trade or business.” We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or “TMP,” under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be noncash accrued income, could be treated as excess inclusion income. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “— Taxation of Taxable U.S. Stockholders.” Under recently issued IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a taxable REIT subsidiary election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Asset Tests

To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;

•	government securities;

•	interests in mortgages on real property;

•	stock of other REITs;

•	investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

•	interests in real property, including leaseholds and options to acquire real property and leaseholds.

The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities as measured by vote or value. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary. We may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a taxable REIT subsidiary. This test is referred to as the “10% Asset Test.” Overall, no more than 25% of our assets can consist of securities of taxable REIT subsidiaries, determined on a quarterly basis.

Any interest that we hold in a real estate mortgage investment conduit , or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT Income Tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, regardless of whether it is distributed.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the 75% and 95% Income Tests, depending upon the circumstances and the specific structure of the investment.

We may also hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% Income Test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

If we choose to invest in mezzanine loans, certain of them may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% Asset Test. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% Asset Test. We intend to make such investments in such a manner as not to fail the asset test described above.

The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets,” and we therefore expect to satisfy the Asset Tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

To the extent that we fail one or more of the asset tests and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (1) we take certain corrective measures, (2) we meet certain technical requirements and (3) we pay a specified excise tax (the greater of (A) $50,000 or (B) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

The Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10 million, or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Code also provides that certain securities will not cause a violation of the 10% Asset Test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% Asset Test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” In addition, when applying the 10% Asset Test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Distribution Requirements

To qualify as a REIT, each taxable year we must make distributions, other than capital gain dividends, deemed distributions of retained capital gain and income from operations or sales through a TRS, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration and no later than the close of the subsequent tax year.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods.

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the taxable year in which the difference arose even though we do have the corresponding cash on hand. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest and a penalty to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the federal income tax on these gains;

•	taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Record Keeping Requirements

We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to stockholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Investments in Taxable REIT Subsidiaries

We and certain of our corporate subsidiaries may make a joint election for the corporate subsidiary to be treated as a taxable REIT subsidiary of our REIT. A domestic Taxable REIT subsidiary (or a foreign taxable REIT subsidiary with income from a U.S. business) pays federal state and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. To the extent we invest in any property outside of the U.S., a taxable REIT subsidiary owning or leasing such property may pay foreign taxes. The taxes owed by our taxable REIT subsidiaries could be substantial. To the extent that our taxable REIT subsidiaries are required to pay federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A taxable REIT subsidiary is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our REIT status. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiary ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In particular, this 100% tax would apply to our share of any rent paid by a taxable REIT subsidiary that was determined to be in excess of a market rate rent. We intend that all transactions between us and our taxable REIT subsidiaries will be conducted on an arm’s length basis and, therefore, that the rent paid by our taxable REIT subsidiaries to us will not be subject to the excise tax.

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account, as ordinary income, distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or that we retain as long-term capital gain. In 2003 Congress reduced the tax rate for qualified dividend income to 15%. However, dividends from REITs generally are not subject to this lower rate. REIT dividends paid to a U.S. stockholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

•	an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. stockholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. stockholder’s common stock, the U.S. stockholder will not incur tax on the distribution. Instead, such distribution will reduce the stockholder’s adjusted basis of the common stock. A U.S. stockholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, to the extent of the REIT’s earnings and profits not already distributed, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “— Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Taxation of U.S. Stockholders on the Disposition of the Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder generally must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of such common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate for the year 2008 is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. For taxable years ending after December 31, 2010, the maximum tax rate on long-term capital gains will increase to 20%. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Investments in Real Estate Outside the United States

We may invest in real estate assets, directly or indirectly, in jurisdictions other than the United States. Such assets may be subject to taxes in these non-U.S. jurisdictions that ordinarily would give rise to foreign tax credits for U.S. resident taxpayers. However, our anticipated investment structure will prevent any of our U.S. stockholders from utilizing any foreign tax credits generated. The foreign assets we acquire will either be held by us, an entity that intends to qualify as a REIT, or through a taxable REIT subsidiary. Because we intend to operate as a REIT and we are entitled to a dividends paid deduction, the foreign tax credit limitation will prevent us from utilizing any foreign tax credits with respect to property that we acquire directly to offset our income. As such, we expect to only hold foreign real estate assets in low non-U.S. tax jurisdictions directly. With respect to real estate assets located in high non-U.S. tax jurisdictions, we expect to hold such assets through a taxable REIT subsidiary so that such subsidiary may be able to utilize the foreign tax credit to offset its U.S. taxable income. In either case, foreign taxes are not passed through to our U.S. stockholders for purposes of calculating our U.S. stockholders’ foreign tax credit.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. The Treasury Department has issued regulations regarding the backup withholding rules as applied to non-U.S. stockholders.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the “debt-financed property” rules. To the extent that we are (or a part of us or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may also be treated as UBTI. We anticipate that our investments may generate excess inclusion income. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “— Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge those non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. A non-U.S. stockholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files the required form evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “— Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

The U.S. Treasury Department has issued regulations with respect to the withholding requirements for distributions made after December 31, 2000, and we will comply with these regulations.

A non-U.S. stockholder will not incur tax on the amount of a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder will receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a

non-U.S. stockholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business and will instead be treated the same as an ordinary distribution from us, provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax but may be subject to withholding tax.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA (“ERISA Plans”); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of ERISA;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and

•	whether the plan fiduciary will be able to value the asset in accordance with ERISA or other applicable law.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

The Department of Labor has issued regulations that provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly-offered security as a security that is:

• “widely-held;”

• “freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act of 1933.

The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

We believe that the restrictions imposed under our charter on the ownership and transfer of our common stock will not result in the failure of our common stock to be “freely transferable.” However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

Another exception in the regulations provides that “plan assets” will not include any of the underlying assets of an “operating company,” including a “real estate operating company” or a “venture capital operating company.” To constitute a “venture capital operating company” under the plan asset regulations, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in operating companies with respect to which the entity obtains direct contractual rights to participate significantly in management decisions, and must regularly exercise its rights in the ordinary course of its business. To constitute a “real estate operating company” under the plan asset regulation, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities, and must engage directly, in the ordinary course of its business, in real estate management or development activities.

The regulations further provide that “plan assets” will not include any of the underlying assets of an entity if at all times less than 25% of the value of each class of equity interests in the entity is held by Benefit Plans. We refer to this as the “insignificant participation exception.” The interest of any person (and their affiliates) who has discretionary authority over the control of the assets of the entity or who provides investment advice for a fee with respect to such assets is disregarded for purposes of applying the 25% threshold. Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, our charter will prohibit Benefit Plan investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be “plan assets” of any Benefit Plan.

If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to Benefit Plan stockholders and the prohibited transaction restrictions of ERISA and the Code would apply unless an exception were available. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities could be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA or similar account that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

Annual Valuation Requirement

A fiduciary of a Benefit Plan subject to ERISA’s reporting requirements is required to determine annually the fair market value of each asset of the plan as of the end of the plans’ fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar account must provide the account holder with a statement of the value of the IRA or account each year. In discharging its obligation to value assets of a plan a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Benefit Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until three years after the completion of our offering stage, we intend to use the price paid per share as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales. Beginning three years after the completion of our offering stage, the estimated value of our shares will be based on appraisals of the value of our real estate and real estate-related investments as determined by persons independent of us and of our advisor. See “Share Repurchase Plan.”

With respect to the valuation of our shares, a plan fiduciary or IRA or similar account trustee or custodian should be aware of that of the following:

•	a value included in the annual statement may not be realized by us or by our stockholders upon liquidation (in part because the estimated values do not necessarily indicate the price at which assets could be sold and because the estimated may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your stock; and

•	an annual statement of value (or the method used to establish value) may not comply with the requirements of ERISA or the Code.

PLAN OF DISTRIBUTION

General

We are offering up to $1,000,000,000 in shares of our common stock to the public through Select Capital Corporation, our dealer manager, which is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority, Inc., or FINRA. The shares are being offered at $9.50 per share until we have raised gross proceeds in our primary offering of $50,000,000. Thereafter, the shares will be offered in the primary offering at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share. The shares are being offered on a “best efforts” basis, which means generally that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice. The offering will commence as of the effective date of the registration statement of which this prospectus forms a part.

Our board of directors and our dealer manager have determined the offering price of the shares. While our board primarily considered the per share offering prices in similar offerings conducted by companies formed for purposes similar to ours when determining the offering price, neither prospective investors nor stockholders should assume that the per share prices reflect the intrinsic or realizable value of our shares or otherwise reflect our historical book value or earnings or other objective measures of worth.

Minimum Offering

Except as noted below, subscription proceeds will be placed in an interest-bearing account with [          ], as escrow agent, until subscriptions for at least the minimum offering of $2,500,000 have been received and accepted by us. When calculating the minimum offering, we will not include shares granted or purchased under the Incentive Plan or shares purchased by our advisor or its affiliates. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least $2,500,000 in shares have not been received and accepted within one year after the date of this prospectus, the escrow agent will promptly so notify us and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than three business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent will be required to withhold from such funds 28% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

Initial subscribers may be admitted as stockholders of our company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering.

After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers within three business days of rejection. Investors whose subscriptions are accepted will be admitted as stockholders of our company periodically, but not less often than quarterly. Escrowed proceeds will be released to us on the date that the applicable stockholder is admitted to our company.

We expect to sell shares until the earlier of [          ], 2010, or the date on which the maximum offering has been sold. If we decide to continue our offering beyond [          ], 2010, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond

[          ], 2010. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, our dealer manager will receive a selling commission of 7% of the gross proceeds from the sale of shares of our common stock in the primary offering. Our dealer manager will also receive 2.5% of the gross proceeds from the sale of shares in the primary offering in the form of a dealer manager fee as compensation for acting as our dealer manager. Our dealer manager will not receive any sales commission or dealer manager fee for shares sold pursuant to our distribution reinvestment plan. We will also reimburse our dealer manager for bona fide due diligence expenses, which we expect to be approximately 0.5% of the gross proceeds from the sale of shares in the primary offering. Our advisor will receive reimbursement for cumulative organization and offering expenses incurred by our advisor such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which will include development of marketing materials and marketing presentations, planning and participating in due diligence and training and education and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by the advisor and will only be made to the extent that such reimbursements would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. Our advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses, other than the sales commission and our dealer manager fees, to the extent they exceed 5% of the aggregate gross offering proceeds from the sale of shares in the primary offering, without recourse against or reimbursement by us. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

Our dealer manager may authorize certain additional broker-dealers who are members of FINRA, which we refer to as participating broker-dealers, to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its sales commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred.

In addition to the compensation described above, we will also reimburse our dealer manager and participating broker-dealers for some of their costs in connection with the offering as described in the table below. This table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. As required by the rules of FINRA, total underwriting compensation will not exceed 10% of our gross proceeds from the sale of shares of our common stock in the primary offering. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. FINRA and many states limit our total organization and offering expenses, which includes underwriting compensation, reimbursement of bona fide due diligence expenses and issuer organization and offering expenses, to 15% of gross offering proceeds. We will reimburse our advisor for actual organization and offering expenses incurred by our advisor, which such amount, including underwriting compensation and reimbursement of due diligence expenses, shall not exceed the 15% FINRA limitation.

Dealer Manager and Participating Broker-Dealer Compensation

Selling commissions (maximum)	$70,000,000
Dealer manager fee (maximum)	25,000,000
Wholesaling Costs(1)(2)	5,000,000

Total	$100,000,000

(1)	Wholesaling costs include expenses paid on behalf of or reimbursed to Select Capital Corporation and participating broker-dealers in connection with the marketing of this offering, including costs affiliated with training seminars and educational conferences. Payments of such costs are deemed to be underwriting compensation pursuant to FINRA Rule 2710.

(2)	Amounts used are estimates.

Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

Volume Discounts

A “purchaser,” as defined below, who purchases more than 50,000 shares at any one time through a single participating broker-dealer will receive a mandatory discount on the purchase price of the shares above 50,000. The selling commissions payable to the participating broker dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

	Commission	Price per
Shares Purchased in the Transaction	Rate	Share

1 to 50,000	7%	$10.00
50,001 to 100,000	6%	$9.90
100,001 to 200,000	5%	$9.80
200,001 to 500,000	4%	$9.70
500,001 to 750,000	3%	$9.60
750,001 to 1,000,000	2%	$9.50
1,000,001 and up	1%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. Thus, for example, an investment of $1,499,994 would result in a total purchase of 151,530 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6% commission; and

•	51,530 shares at $9.80 per share (total: $504,994) and a 5% commission.

Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount will be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.” You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our company, our dealer manager may, in its sole discretion, waive the “purchaser” requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through our dealer manager, our dealer manager may allocate such reduction among separate subscribers considered to be a single “purchaser” as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for shares.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $470,000, these amounts can be combined to reach the $500,000 breakpoint, which will entitle you to a lower selling commission on a $20,000 portion of your current $50,000 investment. Except as provided in this paragraph and the three immediately preceding paragraphs, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Other Discounts

Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and our dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

Our advisor and its affiliates may, at their option, purchase shares offered hereby at the public offering price, net of the selling commissions the dealer manager fee, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution.

Our dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. The purchase price for such shares will be $9.05 per share, reflecting that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $.25 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions and the dealer manager fee will be substantially the same as the net proceeds we receive from other sales of shares.

In addition, our dealer manager may sell shares to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commissions of $0.70, for a purchase price of $9.30, in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds of these sales to our company also will be substantially the same as our net proceeds from other sales of shares.

Subscription Procedures

To purchase shares in the offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Exhibit B) for a specific number of shares and pay for the shares at the time of your subscription. Payment for shares should be made by check payable to “[          ] as escrow agent for Bluerock Enhanced Multifamily REIT, Inc.” or, after we have reached our minimum offering amount, checks may be made payable directly to “Bluerock Enhanced Multifamily REIT, Inc.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the distribution reinvestment plan, all accepted subscriptions will be for whole shares and for not less than 250 shares, or $2,500. There will be no sales to discretionary accounts without the prior specific written approval of the customer.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the states of Louisiana and Texas. If you would like to place a TOD designation on your shares, you must complete and return the TOD form included as part of the subscription agreement attached as Exhibit B to this prospectus in order to effect the designation.

Investments through IRA Accounts

[          ] has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares though an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with [          ] and the first year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your financial advisor or through our dealer manager.

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Summary of Distribution Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus.

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Investor Suitability Standards” section of this prospectus and the form of subscription agreement attached hereto as Exhibit B.

SALES LITERATURE

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include the following: a brochure describing the advisor and its affiliates and our investment objectives; a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering; property brochures; a power point presentation that provides information regarding our company and our offering; and the past performance of programs managed by our sponsor and our co-sponsor. No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part.

EXPERTS

The consolidated balance sheet of Bluerock Enhanced Multifamily REIT, Inc. as of August 15, 2008 (date of inception) included in this prospectus, has been audited by Freedman & Goldberg, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Alston & Bird and Alston & Bird has opined as to certain federal income tax matters relating to an investment in shares of Bluerock Enhanced Multifamily REIT, Inc. Alston & Bird will advise us with respect to real estate law and other matters as well. Alston & Bird has also represented Bluerock Real Estate, L.L.C., an affiliate of our advisor, as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. Venable LLP, Baltimore, Maryland has issued an opinion to us regarding certain matters of Maryland law, including the validity of the shares offered hereby. Holland & Hart LLP will advise the Dealer Manager.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11, as amended, of which this prospectus is a part under the Securities Act of 1933 with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheet	F-2
Notes to Consolidated Balance Sheet	F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
Bluerock Enhanced Multifamily REIT, Inc.

We have audited the accompanying consolidated balance sheet of Bluerock Enhanced Multifamily REIT, Inc., a Maryland corporation (the “Company”), as of October 20, 2008 (date of inception). The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of August 15, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/  Freedman & Goldberg
Certified Public Accountants

Farmington Hills, MI
October 24, 2008

BLUEROCK ENHANCED MULTIFAMILY REIT, INC.

CONSOLIDATED BALANCE SHEET
October 20, 2008 (date of inception)

ASSETS
Cash	$201,001

Total assets	$201,001

LIABILITIES AND STOCKHOLDER’S EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.01 par value, 249,999,000 shares authorized; 22,200 shares issued and outstanding	$222
Nonvoting convertible stock, $0.01 par value per share; 1,000 shares authorized, none issued and outstanding	—
Additional paid in capital	200,779

Total stockholder’s equity	201,001

Total liabilities and stockholder’s equity	$201,001

The accompanying notes are an integral part of this consolidated financial statement.

BLUEROCK ENHANCED MULTIFAMILY REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
October 20, 2008 (date of inception)

1.	ORGANIZATION AND NATURE OF BUSINESS

Bluerock Enhanced Multifamily REIT, Inc. was incorporated on July 25, 2008 under the laws of the state of Maryland. If we meet the qualification requirements, we intend to elect to be treated as a real estate investment trust, or REIT for Federal income tax purposes for our first full tax year. Our fiscal year will be ending on December 31 of each calendar year. We were incorporated to raise capital and acquire a diverse portfolio of residential real estate assets. As of October 20, 2008, we do not own any properties. The use of the words “we,” “us” or “our” refers to Bluerock Enhanced Multifamily REIT, Inc. and its subsidiary Bluerock Enhanced Multifamily Holdings, L.P., or our operating partnership, except where the context otherwise requires.

We are planning to commence a best efforts initial public offering, which we refer to as the offering, in which we intend to offer a minimum of $2,500,000 in shares of our common stock and a maximum of $1 billion in shares of our common stock. The first $50 million in shares will be offered at $9.50 per share and the remaining $950 million will be offered at $10.00 per share. We are also offering $282,499,999 in shares pursuant to our distribution reinvestment plan at $9.50 per share.

Our day-to-day operations are to be managed by Bluerock Enhanced Multifamily Advisor, LLC, or our advisor, under an advisory agreement. Our advisor is affiliated with us in that we and our advisor have common management.

2.	BASIS OF PRESENTATION IN FUTURE FINANCIAL STATEMENTS

We intend to operate in an umbrella partnership REIT structure in which our majority-owned subsidiary, Bluerock Enhanced Multifamily Holdings, L.P., a Delaware limited partnership, or wholly owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf.

Because we are the sole general partner of our operating partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our company’s financial statements. All significant intercompany accounts and transactions will be eliminated in consolidation.

3.	RELATED PARTY TRANSACTIONS

As of October 15, 2008, approximately $550,000 of organizational and offering costs have been incurred on our behalf. These costs are not recorded in our financial statements because such costs are not our liability until the subscriptions for the minimum number of shares are received and accepted by us. When recorded by us, organizational and offering costs will be expensed as incurred, and third party offering costs will be deferred and charged to shareholders’ equity as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of the offering.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the current advisory agreement ends one year after the date of this prospectus, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our advisor will conduct our operations and manage our portfolio of real estate and real estate-related investments under the terms of the advisory agreement.

Certain of our affiliates will receive fees and compensation in connection with our public offering, and the acquisition, management and sale of our real estate investments.

BLUEROCK ENHANCED MULTIFAMILY REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

4.	STOCKHOLDERS’ EQUITY

Common Stock

We are offering and selling to the public up to $1 billion in shares of our $.01 par value common stock for $9.50 per share until we have raised $50 million. The remaining $950 million in shares will be offered at $10.00 per share. We are also offering up to $282,499,999 in shares of our $.01 par value common stock to be issued pursuant to our distribution reinvestment plan at $9.50 per share.

Convertible Stock

We have issued to our advisor 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. Upon certain conditions, our convertible stock will convert to shares of common stock with a value equal to 15% of the excess of (i) our enterprise value (as defined in our chapter) plus the aggregate value of distributions paid to stockholders over (ii) the aggregate purchase price paid by stockholders for our shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares. The interests of stockholders purchasing in this offering will be diluted upon such conversion.

Share Repurchase Plan

Our board of directors has approved a share repurchase plan. The share repurchase plan allows for share repurchases by us when certain criteria are met. Share repurchases will be made at the sole discretion of the board of directors.

Grants of Restricted Stock of Independent Directors

Our independent directors will receive an automatic grant of 5,000 shares of restricted stock on the effective date of the public offering and an automatic grant of 2,500 shares of restricted stock at each annual meeting of our stockholders thereafter. Each person who thereafter is elected or appointed as an independent director will receive an automatic grant of 5,000 shares of restricted stock on the date such person is first elected as an independent director and an automatic grant of 2,500 shares of restricted stock at each annual meeting of our stockholders thereafter. To the extent allowed by applicable law, the independent directors will not be required to pay any purchase price for these grants of restricted stock. The restricted stock will vest 20% at the time of the grant and 20% on each anniversary thereafter over four years from the date of the grant. All restricted stock may receive distributions, whether vested or unvested. The value of the restricted stock to be granted is not determinable until the date of grant.

EXHIBIT A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables, or Tables, provide information relating to real estate investment programs sponsored by Bluerock Real Estate, LLC, or Bluerock, and Orion Residential, LLC, or Orion, separately, or Prior Real Estate Programs, through December 31, 2007. All of the Prior Real Estate Programs presented in the Tables or otherwise discussed in the section entitled “Prior Performance Summary” in the prospectus are private programs that have no public reporting requirements. Bluerock and Orion have not previously co-sponsored a program together. Neither Bluerock nor Orion has sponsored a public program.

As of December 31, 2007, Bluerock Real Estate, LLC served as sponsor of six Prior Real Estate Programs, four of which had been closed to outside investors as of such date and one of which had been completed. In 2007, Bluerock additionally acquired properties for subsequent syndication through two similar private programs sponsored by Bluerock in 2008. An affiliate of Bluerock serves as either property manager or asset manager for each of these programs.

In addition to these programs with similar investment objectives, a notes program sponsored by Bluerock offered notes to be issued by a limited liability company affiliated with Bluerock. The issuer borrowed funds from investors, who invested in the issuer’s notes. The issuer in turn contributed the offering proceeds to a subsidiary for investment in real estate or real estate-related investments. Investors in the notes program made loans to the issuer by investing in its notes, and did not acquire equity interests therein.

As of December 31, 2007, Bluerock through this notes program had raised approximately $6.3 million from 112 investors. Including interest accrued through December 31, 2007, a total of approximately $5.5 million of those proceeds had been invested, of which approximately $3 million was due in connection with loans made June 29, 2007 in connection with acquisition of the BR 1355 First Avenue project (residential condominium development project) and approximately $2.5 million was due in connection with loans made November 7, 2007 in connection with acquisition of the Cummings Research Park portfolio (commercial office portfolio).

As of December 31, 2007, Orion was the manager and sponsor of six private programs, and formerly was the manager and sponsor of four other private programs that have been sold. Each private program was formed as a single-asset real estate limited liability company with the objective of purchasing an existing multifamily residential building. In each case, Orion implemented its Enhanced Multifamily operating initiatives to increase net operating income, tenant retention and overall property value.

Other than the notes program sponsored by Bluerock, the investment objectives of both of the Bluerock-sponsored and Orion-sponsored programs have certain investment objectives similar to ours, including the acquisition and operation of commercial or multifamily properties; the provision of stable cash flow available for distribution to investors; preservation and protection of investor capital; and the realization of capital appreciation upon the ultimate sale or refinancing of the program properties. See “Investment Strategies, Objectives and Policies” in the prospectus. Bluerock considers the investment objectives of the notes program to be different than the other Prior Real Estate Programs. An investor in the notes program is making an investment in notes, which is a loan to the limited liability company, not an equity investment. The investment objective of the notes program is to provide fixed payments of interest to investors and return principal to investors, regardless of the underlying performance of the real estate assets. Because the notes program does not have similar investment objectives to Bluerock’s other Prior Real Estate Programs, the Tables do not include information on the notes program.

Our advisor is responsible for the acquisition, origination, financing, operation, maintenance and disposition of our investments. Key members of the management of Bluerock and Orion indirectly own and control our advisor and will play a significant role in the promotion of this offering and the operation of our advisor. The financial results of the Prior Real Estate Programs thus may provide some indication of our advisor’s ability to perform its obligations. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results. Furthermore, although the Prior Real Estate Programs of Bluerock and Orion have similar investment objectives to our company and are presented collectively in the Tables, investors should understand that the investment strategies and structures employed by Bluerock for its programs were different from the investment strategies and structures employed by Orion. See “Prior Performance Summary” in the prospectus. As a result, contrasting the prior performance of Bluerock-sponsored and Orion-sponsored programs may not provide meaningful comparability.

As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” section of this prospectus.

As an investor in our company, you will not own any interest in the Prior Real Estate Programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

The following Tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)

Table II — Compensation to Sponsor (Unaudited)

Table III — Annual Operating Results of Prior Real Estate Programs (Unaudited)

Table IV — Results of Completed Programs (Unaudited)

Table V — Results of Sales or Disposals of Properties (Unaudited)

Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in the registration statement which our company has filed with the SEC. We will provide to you Table VI and, where feasible, additional information concerning the Prior Real Estate Programs at no charge upon request.

Except in Table III with respect to certain information required to be presented on a cash basis, all information in the Tables is presented in conformity with GAAP.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table I sets forth a summary of experience of Bluerock Real Estate, L.L.C. and Orion Residential, LLC in raising and investing funds in Prior Real Estate Programs that have closed offerings in the three years ended December 31, 2007. All of the Prior Real Estate Programs presented in this Table I have similar or identical investment objectives to Bluerock Enhanced Multifamily REIT, Inc. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2007.

	Bluerock Real Estate, L.L.C. Sponsored Programs
	Woodlands I, LLC			BR-North ParkTowers, DST			Summit at Southpoint			Landmark/Laumeier Office Portfolio

Dollar amount offered	$5,000,000			$24,975,000			$13,545,000			$7,525,000

Dollar amount raised	4,311,100		86.2%	11,432,968		45.8%	13,387,849		98.8%	7,315,869		97.2%

Less offering expenses:
Selling commissions and discounts	113,382		2.6%	1,086,132		9.5%	1,338,785		10.0%	695,008		9.5%
Organizational and offering expenses	32,333		0.8%	91,464		0.8%	388,248		2.9%	280,118		3.8%
Reserve for operations	—			—			—			—
Other	—		0.0%	—		0.0%	—		0.0%	—		0.0%

Amount available for investment	$4,165,385		96.6%	$10,255,372		89.7%	$11,660,816		87.1%	$6,340,743		86.7%

Acquisition costs:
Cash invested	3,475,541		20.3%	8,565,186		33.9%	11,164,124		31.6%	6,043,726		24.3%
Acquisition costs	389,059		2.3%	944,501		3.7%	206,409		0.6%	195,538		0.8%
Loan costs	300,785		1.8%	745,685		3.0%	290,283		0.8%	101,479		0.4%
Mortgage financing	12,961,344		75.7%	15,000,000		59.4%	23,700,000		67.0%	18,500,000		74.5%

Total acquisition cost	$17,126,729		100%	$25,255,372		100%	$35,360,816		100%	$24,840,743		100%

Percent leverage	75.7%			59.4%			67.0%			74.5%
Date offering began	6/15/03			12/9/05			1/18/07			6/25/07
Length of offering (in months)	20			29			8			2
Months to invest 90% of amount available for investment (measured from beginning of offering)	17	(1)		11	(1)		5	(1)		2	(1)

(1)	Property was acquired by sponsor prior to offering date. Sponsor has retained ownership for the portion of the offering which was not sold and does not intend to further syndicate this program.

(2)	Woodlands I, LLC owns an 87% tenant in common ownership in commercial real estate.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)

	Orion Residential, LLC Sponsored Programs
	Hermosa			Stonegate			Woodland Park			North Park			Killian Creek

Dollar amount offered	$8,267,033			$3,038,792			$3,928,657			$6,588,261			$7,721,772

Dollar amount raised	8,267,033		100.0%	3,038,792		100.0%	3,928,657		100.0%	6,588,261		100.0%	7,721,772		100.0%

Less offering expenses:
Selling commissions and discounts	—		0.0%	—		0.0%	—		0.0%	—		0.0%	—		0.0%
Organizational and offering expenses	—		0.0%	—		0.0%	—		0.0%	—		0.0%	—		0.0%
Reserve for operations	—			—			—			—
Other	—		0.0%	—		0.0%	—		0.0%	—		0.0%	—		0.0%

Amount available for investment	$8,267,033		100.0%	$3,038,792		100.0%	$3,928,657		100.0%	$6,588,261		100.0%	$7,721,772		100.0%

Acquisition costs:
Cash invested	8,267,033		29.4%	3,038,792		37.1%	3,928,657		29.1%	6,588,261		33.9%	7,721,772		26.3%
Acquisition costs	554,661		2.0%	178,275		2.2%	237,225		1.8%	308,209		1.6%	402,219		1.4%
Loan costs	106,739		0.4%	31,391		0.4%	55,075		0.4%	78,434		0.4%	183,609		0.6%
Mortgage financing	19,200,000		68.3%	4,940,000		60.3%	9,300,000		68.8%	12,440,000		64.1%	21,000,000		71.7%

Total acquisition cost	$28,128,434			$8,188,458			$13,520,957			$19,414,903			$29,307,600

Percent leverage	68.3%			60.3%			68.8%			64.1%			71.7%
Date offering began	N/A	(1)		N/A	(1)		N/A	(1)		N/A	(1)		N/A	(1)
Length of offering (in months)	N/A			N/A			N/A			N/A			N/A
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A			N/A			N/A			N/A			N/A

(1)	These programs were privately negotiated programs between Orion Residential, LLC and unaffiliated institutional investors. These programs were not syndicated.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)

	Orion Residential, LLC Sponsored Programs
	Gwinnett Pointe			Roswell			Deerfield			Oak Hill

Dollar amount offered	$9,022,000			$20,041,276			$28,293,009			$11,900,243

Dollar amount raised	9,022,000		100.0%	20,041,276		100.0%	28,293,009		100.0%	11,900,243		100.0%

Less offering expenses:
Selling commissions and discounts			0.0%	—		0.0%	—		0.0%	—		0.0%
Organizational and offering expenses			0.0%	—		0.0%	—		0.0%	—		0.0%
Reserve for operations	—			—			—			—
Other			0.0%	—		0.0%	—		0.0%	—		0.0%

Amount available for investment	$9,022,000		100.0%	$20,041,276		100.0%	$28,293,009		100.0%	$11,900,243		100.0%

Acquisition costs:
Cash invested	9,022,000		28.5%	20,041,276		26.6%	28,293,009		37.3%	11,900,243		32.9%
Acquisition costs	367,038		1.2%	623,230		0.8%	512,317		0.7%	1,018,189		2.8%
Loan costs	273,440		0.9%	424,750		0.6%	524,735		0.7%	155,853		0.4%
Mortgage financing	22,000,000		69.5%	54,200,000		72.0%	46,599,765		61.4%	23,140,000		63.9%

Total acquisition cost	$31,662,478			$75,289,256			$75,929,826			$36,214,285

Percent leverage	69.5%			72.0%			61.4%			63.9%
Date offering began	N/A	(1)		N/A	(1)		N/A	(1)		N/A	(1)
Length of offering (in months)	N/A			N/A			N/A			N/A
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A			N/A			N/A			N/A

(1)	These programs were privately negotiated programs between Orion Residential, LLC and unaffiliated institutional investors. These programs were not syndicated.

TABLE II
(UNAUDITED)

COMPENSATION TO SPONSOR

This Table II sets forth the types of compensation received by Bluerock Real Estate, L.L.C., Orion Residential, LLC and their affiliates, including compensation paid out of offering proceeds and compensation paid in connection with ongoing operations, in connection with Prior Real Estate Programs, which includes: (1) eight programs that closed offerings in the three years ended December 31, 2007, (2) two Bluerock-sponsored programs that remained open at December 31, 2007 (including Cummings Research Park Portfolio II, and 1355 First Avenue, NY), (3) two Bluerock-sponsored programs that were offered subsequent to December 31, 2007 (including Cummings Research Portfolio I and III), (4) one Bluerock-sponsored program that closed prior to January 1, 2005 but for which Bluerock Real Estate, L.L.C. or one of its affiliates received compensation (Woodlands I LLC), and (5) one Orion-sponsored program that closed prior to January 1, 2005 but for which Orion Residential, LLC or one of its affiliates received compensation (Timberstone). All of the Prior Real Estate Programs presented in this Table II have similar or identical investment objectives to Bluerock Enhanced Multifamily REIT, Inc. All figures are as of December 31, 2007.

Bluerock Real Estate, L.L.C. Sponsored Programs
Landmark/
Laumeier
	BR North Park	Summit at	Office	Cummings Research Park(1)			1355 First	Woodlands III
	Towers, DST	Southpoint	Portfolio	Portfolio I	Portfolio II	Portfolio III	Avenue	LLC

Date offering commenced	12/9/2005	1/18/2007	6/25/2007	5/13/2008	11/26/2007	3/10/2008	8/14/2007	6/15/2003
Dollar amount raised	$11,432,968	$13,387,849	$7,315,869	$24,209,284	$21,276,699	$21,206,547	$20,421,800	$4,311,100

Amount paid to sponsor from proceeds of offering:
Underwriting fees	$—	$—	$—	$—	$—	$—	$—	$25,000
Acquisition fees						—	—	—
— real estate commissions	—	—	—	—	—	—		—
— advisory fees	309,600	975,000	712,477	—	—	—	—	—
— Reimbursed offering expenses	91,464	388,248	280,118	—	—	—	—	32,333
Other	—	—	—	—	—	—		—

Total amount paid to sponsor	$401,064	$1,363,248	$992,595	$—	$—	$—	$—	$57,333

Dollar amount of cash generated from operations before deducting payments to sponsor	$(24,294)	$1,333,123	$306,846	$667,731	$735,540	$554,204	$(1,347,451)	$1,307,264
Amount paid to sponsor from operations:
Property management fees	—	181,349	142,422	33,867	41,392	33,426	—	328,574
Partnership management fees	—	—	—	—	—	—	—	—
Reimbursements	—	—	—	—	—	—	—	—
Leasing commissions	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
— cash	—	—	—	—	—	—	—	—
— notes	—	—	—	—	—	—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

(1)	Cummings Research Park Portfolios I, II and III were acquired by an affiliate of Bluerock Real Estate, LLC in November 2007.

TABLE II
(UNAUDITED)

COMPENSATION TO SPONSOR — (Continued)

	Orion Residential, LLC Sponsored Programs
					Woodland
	Hermosa		Stonegate		Park		North Park		Killian Creek

Date offering commenced	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)
Dollar amount raised	$8,267,033		$3,038,792		$3,928,657		$6,588,261		$7,721,772

Amount paid to sponsor from proceeds of offering:
Underwriting fees	—		—		—		—		—
Acquisition fees	—		—		—		—		—
— real estate commissions	—		—		—		—		—
— advisory fees	235,500		72,250		117,500		183,000		263,500
— Reimbursed offering expenses	51,208		21,138		21,138		21,139		46,276
Other	—		—		—		—		—

Total amount paid to sponsor	$286,708		$93,388		$138,638		$204,139		$309,776

Dollar amount of cash generated from operations before deducting payments to sponsor	$1,156,862		$384,254		$136,443		$661,346		$(22,402)
Amount paid to sponsor from operations:
Property management fees	—		—		—		—		—
Partnership management fees	23,281		14,718		12,584		14,089		22,321
Reimbursements	5,417		2,121		2,121		2,138		1,600
Leasing commissions	—		—		—		—		—
Other	—		—		—		—		—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
— cash	—		—		—		—		—
— notes	—		—		—		—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other — Disposition Fees	—		55,500		80,000		125,000		—

(1)	These programs were privately negotiated programs between Orion Residential, LLC and unaffiliated institutional investors. These programs were not syndicated.

TABLE II
(UNAUDITED)

COMPENSATION TO SPONSOR — (Continued)

	Orion Residential, LLC Sponsored Programs
	Gwinnett
	Pointe		Roswell		Deerfield		Oak Hill		Timberstone

Date offering commenced	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)
Dollar amount raised	$9,022,000		$20,041,276		$28,293,009		$11,900,243		$5,750,000

Amount paid to sponsor from proceeds of offering:
Underwriting fees	—		—		—		—		—
Acquisition fees	—		—		—		—		—
— real estate commissions	—		—		—		—		—
— advisory fees	294,500		486,250		361,081		165,496		158,000
— Reimbursed offering expenses	11,103		33,939		26,225		20,725		71,001
Other	—		—		—		—		—

Total amount paid to sponsor	$305,603		$520,189		$387,306		$186,220		$229,001

Dollar amount of cash generated from operations before deducting payments to sponsor	$706,449		$1,050,484		$576,284		$1,364,775		$985,837
Amount paid to sponsor from operations:
Property management fees	—		—		—		—		—
Partnership management fees	27,111		37,310		19,989		13,779		34,884
Reimbursements	1,035		1,435		36,225		21,610		—
Leasing commissions	—		—		—		—		—
Other	—		—		—		—		—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
— cash	—		—		—		—		—
— notes	—		—		—		—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other — Disposition Fees	—		—		—		—		—

(1)	These programs were privately negotiated programs between Orion Residential, LLC and unaffiliated institutional investors. These programs were not syndicated.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table III sets forth the annual operating results of Prior Real Estate Programs sponsored by Bluerock Real Estate, L.L.C. and Orion Residential, LLC that have closed offerings during the five years ended December 31, 2007. All of the Prior Real Estate Programs presented in this Table III have similar or identical investment objectives to Bluerock Enhanced Multifamily REIT, Inc. All figures are for the period commencing January 1 of the year acquired by the program through December 31, 2007, except as otherwise noted.

	Woodlands I, LLC (Sponsored by Bluerock Real Estate, L.L.C.)
	2003	2004	2005	2006(1)

Gross revenue	$1,729,356	$2,238,883	$2,129,734	$998,884
Gain on sale of properties	—	—	—	2,829,029
Interest income	1,897	6,915	12,366	27,167
Less:
Operating expenses	442,056	669,266	881,966	313,445
Interest expense	600,214	838,878	829,788	306,455
Property and asset management fees	66,254	136,292	126,028	—
General and administrative	127,739	309,841	149,426	1,440,247
Commissions	—	—	—	—
Depreciation and amortization	297,685	432,758	464,587	472,430

Net income — GAAP basis	$197,304	$(141,237)	$(309,694)	$1,322,503

Taxable income
— from operations	$197,304	$(141,237)	$(309,694)	$(1,506,526)
— from gain on sale	—	—	—	2,829,029
Cash generated from operations	440,948	228,066	(80,103)	(119,504)
Cash generated from sales	—	—	—	5,214,685
Cash generated from financing/refinancing	—	—	—	—

Total cash generated from operations, sales and refinancing	440,948	228,066	(80,103)	5,095,181
Less: Cash distributed to investors
— from operating cash flow	153,903	525,009	525,009	60,483
— from sales and refinancing	—	—	—	5,214,685
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	293,961	(324,597)	(512,820)	640,554
Special items (not including sales and refinancing)
Improvements to building	135,924	222,874	204,812	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$158,037	$(547,470)	$(717,632)	$640,554

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$71	$(30)	$(61)	$(263)
— from recapture	—	—	—	—
Capital gain (loss)	$—	$—	$—	$131
Cash distribution to investors
Source (on GAAP basis)
— from investment income	53	118	85	224
— from return of capital	—	—	—	1,000

Total distributions on GAAP basis	$53	$118	$85	$1,224

Source (on cash basis)
— from operations	$53	$118	$85	$14
— from sales	—	—	—	1,210

Total distributions on cash basis	$53	$118	$85	$1,224

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	0%

(1)	The property owned by Woodlands I, LLC was purchased on April 14, 2003 and sold on May 15, 2006.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	BR North Park Towers, DST (Sponsored by
	Bluerock Real Estate, L.L.C.)
	2005	2006	2007

Gross revenue	$50,044	$867,355	$2,165,177
Interest income	—	—	—
Less:
Operating expenses	—	—	—
Interest expense	22,091	334,676	806,665
Property and asset management fees	—	—	—
General and administrative	1,401	32,044	116,998
Commissions	—	—	—
Depreciation and amortization	21,173	512,927	1,259,215

Net income — GAAP basis	$5,379	$(11,972)	$(17,701)

Taxable income
— from operations	$5,379	$(11,972)	$(17,701)
— from gain on sale	—	—	—
Cash generated from operations	(217,284)	193,293	838,586
Cash generated from sales	—	—	—
Cash generated from financing/refinancing	—	—	—

Total cash generated from operations, sales and refinancing	(217,284)	193,293	838,586
Less: Cash distributed to investors
— from operating cash flow	—	88,823	—
— from sales and refinancing	—	—	—
— from other	—	—	—

Cash generated (deficiency) after cash distributions	(217,284)	104,470	838,586
Special items (not including sales and refinancing)
Improvements to building	—	72,080	219,681
Other	—	34,837	34,224

Cash generated (deficiency) after cash distributions and special items	$(217,284)	$(2,446)	$584,681
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$1	$(1)	$(2)
— from recapture	—	—	—
Capital gain (loss)	$—	$—	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$8	$—
— from return of capital	—	—	—

Total distributions on GAAP basis	$—	$8	$—

Source (on cash basis)
— from operations	$—	$8	$—
— from sales	—	—	—

Total distributions on cash basis	$—	$8	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

(1)	The property owned by BR North Park Towers, DST was purchased on December 9, 2005.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

Summit at
Southpoint
(Sponsored
by Bluerock
Real Estate,
L.L.C.)
2007

Gross revenue	$4,624,040
Interest income	63,770
Less:
Operating expenses	1,893,957
Interest expense	1,620,832
Property and asset management fees	181,349
General and administrative	82,099
Commissions	—
Depreciation and amortization	587,252

Net Income — GAAP basis	$322,321

Taxable income
— from operations	$322,321
— from gain on sale	—
Cash generated from operations	1,151,744
Cash generated from sales	—
Cash generated from financing/refinancing	—

Total cash generated from operations, sales and refinancing	1,151,744
Less: Cash distributed to investors
— from operating cash flow	537,825
— from sales and refinancing	—
— from other	—

Cash generated (deficiency) after cash distributions	613,919
Special items (not including sales and refinancing)
Improvements to building	336,367
Other	21,020

Cash generated (deficiency) after cash distributions and special items	$256,532

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$24
— from recapture	—
Capital gain (loss)	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$40
— from return of capital	—

Total distributions on GAAP basis	$40

Source (on cash basis)
— from operations	$40
— from sales	—

Total distributions on cash basis	$40.17

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1)	The property was purchased on February 22, 2006.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

Landmark/
Laumeier
Office Portfolio
(Sponsored by
Bluerock Real
Estate, L.L.C.)
2007(1)

Gross revenue	$3,202,979
Interest income	2,978
Less:
Operating expenses	998,593
Interest expense	880,119
Property and asset management fees	142,422
General and administrative	19,136
Depreciation and amortization	479,502

Net Income — GAAP basis	$686,185

Taxable income
— from operations	$686,185
— from gain on sale	—
Cash generated from operations	306,846
Cash generated from sales	—
Cash generated from financing/refinancing	—

Total cash generated from operations, sales and refinancing	306,846
Less: Cash distributed to investors
— from operating cash flow	197,822
— from sales and refinancing	—
— from other	—

Cash generated (deficiency) after cash distributions	109,024
Special items (not including sales and refinancing)
Improvements to building	87,649
Other	—

Cash generated (deficiency) after cash distributions and special items	$21,375

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$92
— from recapture	—
Capital gain (loss)	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$27
— from return of capital	—

Total distributions on GAAP basis	$27

Source (on cash basis)
— from operations	$27
— from sales	—

Total distributions on cash basis	$27

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1)	The portfolio was purchased on May 14, 2007.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

1355 First
Avenue
(Sponsored
by Bluerock
Real Estate,
L.L.C.)
2007(1)

Gross revenue	—
Interest income	$59,607
Less:
Operating expenses	60,000
Interest expense	1,020,964
Property and asset management fees	—
General and administrative	95,225
Commissions	—
Depreciation and amortization	—

Net Income — GAAP basis	$(1,116,582)

Taxable income
— from operations	$—
— from gain on sale	—
Cash generated from operations	(1,347,451)
Cash generated from sales	—
Cash generated from financing/refinancing	—

Total cash generated from operations, sales and refinancing	(1,347,451)
Less: Cash distributed to investors
— from operating cash flow	—
— from sales and refinancing	101,719
— from other	—

Cash generated (deficiency) after cash distributions	(1,449,170)
Special items (not including sales and refinancing)
Improvements to building	1,348,767
Other	—

Cash generated (deficiency) after cash distributions and special items	$(2,797,937)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(55.00)
— from recapture	—
Capital gain (loss)	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—
— from return of capital	—

Total distributions on GAAP basis	$—

Source (on cash basis)
— from operations	$—
— from sales	—

Total distributions on cash basis	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1)	The property was purchased on June 29, 2007.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Killian Creek (Sponsored by
	Orion Residential, LLC)
	2006	2007

Gross revenue	$1,843,183	$2,429,420
Interest income	16,539	—
Less:
Operating expenses	809,983	981,686
Interest expense	981,633	1,279,629
Property and asset management fees	65,446	88,866
General and administrative	129,541	144,085
Commissions	—	—
Depreciation and amortization	790,515	1,115,425

Net Income — GAAP basis	$(917,396)	$(1,180,271)

Taxable Income
— from operations	$(804,151)	$(1,007,768)
— from gain on sale	—	—
Cash generated from operations	32,118	(78,441)
Cash generated from sales	—	—
Cash generated from financing/refinancing	21,000,000	—
Cash from capital contributions	7,721,772	50,000

Total cash generated from operations, sales and refinancing	28,753,890	(28,441)
Less: Cash distributed to investors
— from operating cash flow	50,000	85,000
— from sales and refinancing	—	—
— from other	—	—

Cash generated (deficiency) after cash distributions	28,703,890	(113,441)

Special items (not including sales and refinancing)
Improvements to building	26,146,539	351,515
Increase in restricted reserves	1,169,800	(391,148)
Increase in intangibles and loan fees	1,309,706	—

Subtotal	28,626,045	(39,633)

Cash generated (deficiency) after cash distributions and special items	$77,845	$(73,808)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(119)	$(188)
— from recapture	—	—
Capital gain (loss)	$—	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$—
— from return of capital	7	16

Total distributions on GAAP basis	$7	$16

Source (on cash basis)
— from operations	$7	$16
— from sales	—	—

Total distributions on cash basis	$7	$16

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Gwinnett Pointe (Sponsored
	by Orion Residential, LLC)
	2006	2007

Gross revenue	$1,729,505	$3,267,910
Interest income	16,067	—
Less:
Operating expenses	597,052	1,223,100
Interest expense	735,350	1,386,000
Property and asset management fees	60,178	120,168
General and administrative	130,890	163,023
Commissions
Depreciation and amortization	633,427	1,256,420

Net Income — GAAP basis	$(411,325)	$(880,801)

Taxable income
— from operations	$(297,888)	$(723,245)
— from gain on sale	—	—
Cash generated from operations	250,448	427,854
Cash generated from sales	—	—
Cash generated from financing/refinancing	22,000,000	—
Cash from capital contributions	9,022,000	73,000

Total cash generated from operations, sales and refinancing	31,272,448	500,854
Less: Cash distributed to investors
— from operating cash flow	120,000	500,000
— from sales and refinancing	—	—
— from other	—	—

Cash generated (deficiency) after cash distributions	31,152,448	854

Special items (not including sales and refinancing)
Improvements to building	28,590,532	372,073
Increase in restricted reserves	669,001	(208,765)
Increase in intangibles and loan fees	1,655,965	—

Subtotal	30,915,498	163,308

Cash generated (deficiency) after cash distributions and special items	$236,950	$(162,454)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(35)	$(101)
— from recapture	—	—
Capital gain (loss)	$—	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$—
— from return of capital	14	70

Total distributions on GAAP basis	$14	$70

Source (on cash basis)
— from operations	$14	$70
— from sales	—	—

Total distributions on cash basis	$14	$70

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Roswell (Sponsored by Orion Residential, LLC)
	2006	2007

Gross revenue	$807,318	$6,404,814
Interest income	4,253	—
Less:
Operating expenses	198,817	2,197,911
Interest expense	380,243	3,111,080
Property and asset management fees	19,366	220,838
General and administrative	75,071	329,969
Commissions	—	—
Depreciation and amortization	264,597	2,640,551

Net Income — GAAP basis	$(126,523)	$(2,095,535)

Taxable Income
— from operations	$(131,320)	$(1,677,780)
— from gain on sale	—	—
Cash generated from operations	367,710	644,029
Cash generated from sales	—	—
Cash generated from financing/refinancing	54,200,000	—
Cash from capital contributions	20,041,276	182,341

Total cash generated from operations, sales and refinancing	74,608,986	826,370
Less: Cash distributed to investors
— from operating cash flow	—	385,000
— from sales and refinancing	—	—
— from other	—	—

Cash generated (deficiency) after cash distributions	74,608,986	441,370

Special items (not including sales and refinancing) Improvements to building	69,388,338	1,896,375
Increase in restricted reserves	1,391,967	(1,115,018)
Increase in intangibles and loan fees	3,413,301	—

Subtotal	74,193,606	781,357

Cash generated (deficiency) after cash distributions and special items	$415,380	$(339,987)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(7)	$(95)
— from recapture	—	—
Capital gain (loss)	$—	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$—
— from return of capital	—	22

Total distributions on GAAP basis	$—	$22

Source (on cash basis)
— from operations	$—	$22
— from sales	—	—

Total distributions on cash basis	$—	$22

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

Oak Hill (Sponsored by Orion Residential, LLC)
2007

Gross revenue	$1,329,051
Interest income
Less:
Operating expenses	511,918
Interest expense	512,790
Property and asset management fees	55,115
General and administrative	64,363
Commissions	—
Depreciation and amortization	464,873

Net Income — GAAP basis	$(280,008)

Taxable income
— from operations	$(293,588)
— from gain on sale	—
Cash generated from operations	1,329,386
Cash generated from sales	—
Cash generated from financing/refinancing	23,140,000
Cash from capital contributions	11,900,243

Total cash generated from operations, sales and refinancing	36,369,629
Less: Cash distributed to investors
— from operating cash flow	260,009
— from sales and refinancing	—
— from other	—

Cash generated (deficiency) after cash distributions	36,109,620

Special items (not including sales and refinancing)
Improvements to building	33,172,081
Increase in restricted reserves	1,596,212
Increase in intangibles and loan fees	1,276,524
Loan repayments	—

Subtotal	36,044,817

Cash generated (deficiency) after cash distributions and special items	$64,803

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(26)
— from recapture	—
Capital gain (loss)	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—
— from return of capital	23

Total distributions on GAAP basis	$23

Source (on cash basis)
— from operations	$23
— from sales	—

Total distributions on cash basis	$23

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

Deerfield
(Sponsored
by Orion
Residential,
LLC)
2007

Gross revenue	$1,993,818
Interest income	—
Less:
Operating expenses	507,080
Interest expense	1,126,021
Property and asset management fees	79,956
General and administrative	118,020
Commissions	—
Depreciation and amortization	786,754

Net Income — GAAP basis	$(624,013)

Taxable income
— from operations	$2,556,657
— from gain on sale	—

Cash generated from operations	520,070
Cash generated from sales	—
Cash generated from
financing/refinancing	46,599,765
Cash from capital contributions	28,293,009

Total cash generated from operations, sales and refinancing	75,412,844
Less: Cash distributed to investors
— from operating cash flow	147,293
— from sales and refinancing	—
— from other	—

Cash generated (deficiency) after cash distributions	75,265,551

Special items (not including sales and refinancing)
Improvements to building	71,559,423
Increase in restricted reserves	1,465,869
Increase in intangibles and loan fees	2,073,391
Loan repayments	158,607

Subtotal	(75,257,290)

Cash generated (deficiency) after cash distributions and special items	$8,261

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(93)
— from recapture	—
Capital gain (loss)	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—
— from return of capital	5

Total distributions on GAAP basis	$5

Source (on cash basis)
— from operations	$5
— from sales	—

Total distributions on cash basis	$5

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	North Park (Sponsored by
	Orion Residential, LLC)
	2005	2006(2)

Gross revenue	$1,940,026	$1,501,449
Gain on sale of properties	—	5,155,242
Interest income	463	954
Less:
Operating expenses	470,741	798,988
Interest expense	531,634	315,137
Property and asset management fees	346,310	36,650
General and administrative	245,342	52,871
Commissions
Depreciation and amortization	536,298	153,148

Net Income — GAAP basis	$(189,836)	$5,300,851

Taxable income
— from operations	$(190,243)	$182,453
— from gain on sale	—	5,266,408
Cash generated from operations	579,083	66,036
Cash generated from sales	—	24,210,750
Cash generated from financing/refinancing	12,440,000	—
Cash from capital contributions	7,127,316	157,780

Total cash generated from operations, sales and refinancing	20,146,399	24,434,566
Less: Cash distributed to investors
— from operating cash flow	—	342,701
— from sales and refinancing	—	12,024,728
— from other	—	—

Cash generated (deficiency) after cash distributions	20,146,399	12,067,137

Special items (not including sales and refinancing) Improvements to building	19,482,057	155,959
Increase in restricted reserves	441,937	(441,937)
Increase in intangibles and loan fees	106,838	—
Loan repayments	—	12,440,000

Subtotal	(20,030,832)	(12,154,022)

Cash generated (deficiency) after cash distributions and special items	$115,567	$(86,885)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(27)	$6,361
— from recapture	—	—
Capital gain (loss)	$—	$183,614
Cash distribution to investors Source (on GAAP basis)
— from investment income	$—	$11,948
— from return of capital	—	419,243

Total distributions on GAAP basis	$—	$431,191

Source (on cash basis)
— from operations	$—	$11,948
— from sales	—	419,243

Total distributions on cash Basis	$—	$431,191

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	0%

(1)	This is calculated on the net equity balance at year end.

(2)	The property was sold on May 18, 2006. Amounts provided are for the partial year then ended.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Hermosa (Sponsored by Orion
	Residential, LLC)
	2005	2006	2007

Gross revenue	$177,808	$2,383,387	$2,498,617
Gain on sale of properties		—
Interest income	2,898	28,755	6,952
Less:
Operating expenses	2,647	1,148,360	1,314,676
Interest expense	39,396	1,091,457	1,060,934
Property and asset management fees	11,439	89,441	12,231
General and administrative	5,812	59,515	158,215
Commissions	—	—	—
Depreciation and amortization	31,874	1,002,649	1,052,556

Net Income — GAAP basis	$89,538	$(979,280)	$(1,093,043)

Taxable income
— from operations	$(86,640)	$(843,611)	$(1,163,540)
— from gain on sale	—	—	—
Cash generated from operations	201,015	842,225	24,924
Cash generated from sales	—	—	—
Cash generated from financing/refinancing	19,200,000	—	—
Cash from capital contributions	8,369,432	—	—

Total cash generated from operations, sales and refinancing	27,770,447	842,225	24,924
Less: Cash distributed to investors
— from operating cash flow	—	235,000	59,515
— from sales and refinancing	—	—	—
— from other	—	—	—

Cash generated (deficiency) after cash distributions	27,770,447	607,225	(34,591)

Special items (not including sales and refinancing)
Improvements to building	24,180,746	774,208	—
Increase in restricted reserves	3,383,209	(1,065,554)	4,450
Increase in intangibles and loan fees	75,075	1,010,053	—
Loan repayments	—	—	—

Subtotal	(27,639,030)	(718,707)	4,450

Cash generated (deficiency) after cash distributions and special items	$131,417	$(111,482)	$(30,041)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(10)	$(116)	$(185)
— from recapture	—	—	—
Capital gain (loss)	$—	$—	$—
Cash distribution to investors Source (on GAAP basis)
— from investment income	$—	$32	$9
— from return of capital	—	—	—

Total distributions on GAAP basis	$—	$32	$9

Source (on cash basis)
— from operations	$—	$32	$9
— from sales	—	—	—

Total distributions on cash basis	$—	$32	$9

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Woodland Park (Sponsored by Orion Residential, LLC)
	2005	2006(2)

Gross revenue	$1,486,459	$957,337
Gain on sale of properties	—	2,469,984
Interest income	1,970	2,723
Less:
Operating expenses	376,844	396,247
Interest expense	393,491	284,755
Property and asset management fees	43,949	34,560
General and administrative	442,258	354,647
Commissions	—	—
Depreciation and amortization	364,057	199,322

Net Income — GAAP basis	$(132,170)	$2,160,513

Taxable income
— from operations	$(134,019)	$(64,599)
— from gain on sale	—	2,567,088
Cash generated from operations	590,969	(469,231)
Cash generated from sales	—	15,444,855
Cash generated from financing/refinancing	9,300,000	—
Cash from capital contributions	4,324,814	505,261

Total cash generated from operations, sales and refinancing	14,215,783	15,480,885
Less: Cash distributed to investors
— from operating cash flow	—	253,306
— from sales and refinancing	—	6,580,256
— from other	—	—

Cash generated (deficiency) after cash distributions	14,215,783	8,647,323

Special items (not including sales and refinancing)
Improvements to building	12,839,177	605,376
Increase in restricted reserves	1,246,473	(1,246,473)
Increase in intangibles and loan fees	85,921	(7,768)
Loan repayments	—	(9,300,000)

Subtotal	(14,171,571)	(8,666,671)

Cash generated (deficiency) after cash distributions and special items	$44,212	$(19,348)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(31)	$(2,598)
— from recapture	—	—
Capital gain (loss)	$—	$103,245
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$10,188
— from return of capital	—	264,650

Total distributions on GAAP basis	$—	$274,838

Source (on cash basis)
— from operations	$—	$10,188
— from sales	—	264,650

Total distributions on cash basis	$—	$274,838

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	0%

(1)	This is calculated on the net equity balance at year end.

(2)	The property was sold on June 15, 2006.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Stonegate (Sponsored by Orion Residential, LLC)
	2005	2006(2)

Gross revenue	$990,559	$1,132,664
Gain on sale of properties	—	2,386,665
Interest income	426	1,132
Less:
Operating expenses	221,963	583,978
Interest expense	219,513	255,142
Property and asset management fees	226,432	40,538
General and administrative	159,224	50,576
Commissions	—	—
Depreciation and amortization	243,090	187,136

Net Income — GAAP basis	$(79,237)	$2,403,091

Taxable income
— from operations	$(79,600)	$(99,491)
— from gain on sale	—	2,479,478
Cash generated from operations	$354,996	$12,419
Cash generated from sales	—	10,704,848
Cash generated from financing/refinancing	4,940,000	—
Cash from capital contributions	3,319,331	511,080

Total cash generated from operations, sales and refinancing	8,614,327	11,228,347
Less: Cash distributed to investors
— from operating cash flow	—	231,001
— from sales and refinancing	—	5,662,524

— from other
Cash generated (deficiency) after cash distributions	8,614,327	5,334,822

Special items (not including sales and refinancing)
Improvements to building	8,247,385	442,864
Increase in restricted reserves	313,818	(313,818)
Increase in intangibles and loan fees	53,369	(4,791)
Loan repayments	—	4,940,000

Subtotal	(8,614,572)	(5,073,837)

Cash generated (deficiency) after cash distributions and special items	$(245)	$260,985

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(24)	$(382)
— from recapture	—	—
Capital gain (loss)	$—	$9,509
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$886
— from return of capital	—	21,717

Total distributions on GAAP basis	$—	$22,603

Source (on cash basis)
— from operations	$—	$886
— from sales	—	21,717

Total distributions on cash basis	$—	$22,603

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	0%

(1)	This is calculated on the net equity balance at year end.

(2)	The property was sold on October 27, 2006.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Timberstone (Sponsored by Orion Residential, LLC)
	2004	2005	2006	2007(2)

Gross revenue	$311,281	$2,030,300	$2,140,016	$1,650,189
Interest income	383	39	324	979
Less:
Operating expenses	118,868	942,575	1,049,548	745,092
Interest expense	52,968	414,861	515,518	399,837
Property and asset management fees	5,523	32,864	34,884	32,340
General and administrative	19,694	165,771	183,809	154,181
Commissions	—	—	—	—
Depreciation and amortization	70,815	474,942	—	403,472

Net Income — GAAP basis	$43,796	$(674)	$356,581	$(83,754)

Taxable income
— from operations	43,800	(1,467)	(146,800)	(78,500)
— from gain on sale				329,380

	$43,800	$(1,467)	$(146,800)	$250,880

Cash generated from operations
Cash generated from sales
Cash generated from financing/refinancing	10,920,000	—	—	—
Cash from capital contributions	5,749,998	—	53,649	1,382,410

Total cash generated from operations, sales and refinancing	17,180,036	556,956	830,990	1,644,142
Less: Cash distributed to investors
— from operating cash flow	—	456,605	746,657	1,748,030
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	17,180,036	100,351	84,333	(103,888)

Special items (not including sales and refinancing)
Improvements to building	16,102,689	81,238	6,738	67,573
Increase in restricted reserves	335,797	74,511	87,431	(134,465)
Increase in intangibles and loan fees	548,377	9,703	—	—
Loan repayments	—	—	—	—

Subtotal	(16,986,863)	(165,452)	(94,169)	66,892

Cash generated (deficiency) after cash distributions and special items	$193,173	$(65,101)	$(9,836)	$(36,996)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	8	—	(26)	(14)
— from recapture			—	—
Capital gain (loss)	—	—	—	57
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$(79)	$(61)	$(34)

— from return of capital
Total distributions on GAAP basis	$—	$(79)	$(61)	$(34)

Source (on cash basis)
— from operations	$—	$(79)	$(61)	$(34)
— from sales	—	—	—	—

Total distributions on cash basis	$—	$(79)	$(61)	$(34)

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	0%

(1)	This is calculated on the net equity balance at year end.

(2)	The property was sold on October 5, 2007.

TABLE IV
(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table IV sets forth summary information on the results of Prior Real Estate programs sponsored by Bluerock Real Estate, LLC and their affiliates that have completed operations since January 1, 2003 and that have similar or identical investment objectives to Bluerock Enhanced Multifamily REIT, Inc. All figures are through December 31, 2007.

	Timberstone	Stonegate	Woodland Park	North Park

Dollar amount raised	5,534,000	3,038,792	3,928,657	6,588,261
Number of properties purchased	1	1	1	1
Date of closing of offering	11/4/2004	3/1/2005	3/1/2005	3/1/2005
Date of first sale of property	10/5/2007	10/27/2006	6/15/2006	5/18/2006
Date of final sale of property	10/5/2007	10/27/2006	6/15/2006	5/18/2006
Tax and Distribution Data Per $1,000 Investment
Federal Income Tax Results:
Ordinary income (loss)
— from operations	$(32)	$(53)	$(14)	$25
— from recapture	—	—	—	—
Capital Gain (loss)	57	726	574	717
Deferred Gain
— Capital	—	—	—	—
— Ordinary	—	—	—	—
Cash Distributions to Investors
Source (on GAAP basis)
— Investment income	—	68	57	47
— Return of capital	(174)	1,658	1,471	1,637
Source (on cash basis)
— Sales	—	1,658	1,471	1,637
— Refinancing	—	—	—	—
— Operations	—	68	57	47
— Other	(174)	—	—	—
Receivable on Net Purchase Money Financing	—	—	—	—

TABLE V
(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY

This Table V sets forth summary information on the results of the sale or disposals of properties during the three years ended December 31, 2007 by Prior Real Estate Programs sponsored by Bluerock Real Estate, L.L.C. and Orion Residential, LLC. All of the Prior Real Estate Programs have similar or identical investment objectives to Bluerock Enhanced Multifamily, REIT, Inc.

								Cost of Properties
								Including Closing and Soft Costs
	Selling Price, Net of Closing Costs and GAAP Adjustments								Total
					Purchase				Acquisition
			Cash		Money	Adjustments			Cost, Capital		Excess (Deficiency)
			Received	Mortgage	Mortgage	Resulting from		Original	Improvement		of Property Operating
	Date	Date of	Net of Closing	Balance	Taken Back	Application		Mortgage	Closing and		Cash Receipts Over
Property	Acquired	Sale	Costs	at Time of Sale	by Program	of GAAP	Total(1)	Financing	Soft Costs(2)	Total	Cash Expenditures

The Woodlands Office Park	4/14/2003	5/15/2006	$4,843,489	$14,435,424	$—	$—	$19,278,913	$12,961,344	$1,863,265	$14,824,609	$4,454,304
Timberstone	11/4/2004	10/5/2007	18,503,297	10,920,000	—	—	7,583,297	10,920,000	5,534,000	16,454,000	2,049,297
Stonegate	3/1/2005	10/27/2006	10,704,848	4,940,000	—	—	5,764,848	4,940,000	3,038,792	7,978,792	2,726,056
North Park	3/1/2005	5/18/2006	24,210,750	12,440,000	—	—	11,770,750	12,440,000	6,588,261	19,028,261	5,182,489
Woodland Park	3/1/2005	6/15/2006	15,444,855	9,300,000	—	—	6,144,855	9,300,000	3,928,657	13,228,657	2,216,198

(1)	None of these sales are being reported on the installment basis.

(2)	The amounts shown do not include a pro rata share of the original offering costs. There was no carried interest received in lieu of commissions in connection with the acquisition of the property.

EXHIBIT B

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of shares of common stock (the “Shares”) of Bluerock Enhanced Multifamily REIT, Inc., a Maryland corporation (sometimes referred to herein as the “Company”) set forth below.

1. INVESTMENT
☐ Initial Investment - OR -

Amount Of Subscription:	$ (minimum initial investment is $2,500)	☐ Additional Investment in this Offering (minimum of $100)

☐ Shares are being Purchased net of commissions (purchase pursuant to a wrap fee arrangement or by a registered representative on his/her own behalf)

2. TYPE OF OWNERSHIP (select only one)
☐ Individual (one signature required)	☐ Custodial Arrangement (owner and custodian signature required)
☐ Joint Tenants with Right of Survivorship (all parties must sign)	☐ IRA ☐ Roth IRA ☐ SEP ☐ KEOGH
☐ Community Property (all parties must sign)	☐ OTHER
☐ Tenants in Common (all parties must sign)
Name of Custodian
☐ Uniform Gift to Minors Act State of (custodian signature required)
Mailing Address
☐ Uniform Transfer to Minors Act State of (custodian signature required)

City State Zip
☐ Qualified Pension or Profit Sharing Plan (include Plan Documents)
Custodian Information (to be completed by custodian above)
☐ Trust (include title and signature pages)
Custodian Tax ID #
☐ Corporation (include Corporate Resolution; authorized signature required)
Custodian Account #
☐ Partnership (include Partnership Agreement; authorized signature required)
Custodian Phone #
☐ Other (specify and include title and signature pages)

3. INVESTOR INFORMATION (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner (Please print name(s) to whom Shares are to be registered)

First Name	Middle Name	Last Name

Social Security Number		Date of Birth

Street Address	City	State	Zip Code

If Not a US Citizen, Specify Country of Citizenship		Daytime Phone Number

Joint Owner/Minor
First Name	Middle Name	Last Name

Social Security Number		Date of Birth

Street Address	City	State	Zip Code

If Not a US Citizen, Specify Country of Citizenship		Daytime Phone Number

3. INVESTOR INFORMATION (continued)

Trust

Name of Trust	Date of Trust

Name(s) of Trustee(s)

Taxpayer Identification Number

Name of Beneficial Owner(s)

Beneficial Owner(s) Street Address	City	State	Zip Code

Social Security Number	Date of Birth	Occupation

Corporation/Partnership/Other

Entity Name	Tax ID Number	Date of Entity Formation

Name(s) of Officer(s), General Partner or other Authorized Person(s)

4. DISTRIBUTIONS

I hereby subscribe for Shares of Bluerock Enhanced Multifamily REIT, Inc. and elect the distribution option indicated below:
(IRA accounts may not direct distributions without the custodian’s approval)

☐ I choose to participate in the Company’s Distribution Reinvestment Plan.*	☐ I choose to have distributions deposited in a checking, savings or brokerage account.**	☐ I choose to have distributions mailed to me at the address listed in Section 3.	☐ I choose to have distributions mailed to me at the following address:

*  Each investor that elects to have his or her distributions reinvested in the Company’s Distribution Reinvestment Plan agrees to notify the Company and the broker-dealer named in this Subscription Agreement in writing if at any time he or she is unable to make any representations and warranties set forth in the Prospectus, as supplemented, and this Subscription Agreement, including but not limited to the representations and warranties contained in Section 6 below.

** Please attach a pre-printed, voided check.

I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution	Mailing Address

City	State	Zip Code

Your Bank’s ABA Routing Number	Your Account Number	Account Type:
☐ Checking ☐ Savings ☐ Brokerage

The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	Signature of Joint Owner/Co-Trustee

5. ELECTRONIC DELIVERY OF DOCUMENTS

☐     In lieu of receiving documents by mail, I authorize the Company to make available on its website at [     ] its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. (Any investor who elects this option must provide an e-mail address below.)

E-Mail Address:

6. SUBSCRIBER SIGNATURES

Please carefully read and separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the fund to accept this subscription, I (we) hereby represent and warrant that:

		Owner	Joint Owner

(a)	I (we) have received a Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described and agree to be bound by the terms and conditions therein.	Initials	Initials
(b)	I (we) certify that I (we) have (1) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”	Initials	Initials
(c)	I am (we are) purchasing Shares for my (our) own account.	Initials	Initials
(d)	I (we) acknowledge that the Shares are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares.	Initials	Initials
(e)	If I am (we are) a resident of Kentucky, I (we) certify that I (we) have (1) a net worth (exclusive of home, home furnishings and automobiles) of $300,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $85,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $85,000 annual gross income. I (we) also certify that this investment does not exceed 10% of my (our) liquid net worth.	Initials	Initials
(f)	If I am (we are) a resident of Alabama, I (we) certify that this investment does not exceed 10% of my (our) liquid net worth.	Initials	Initials

Substitute IRS Form W-9 Certification:
I (we) declare that the information supplied in this subscription agreement is true and correct and may be relied upon by the Company in connection with my investment in the company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security Number/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and(3) I am a U.S. person (including a non-resident alien). NOTE: You must cross out item(2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By signing below, you hereby acknowledge receipt of the Prospectus of the Company dated          , 2008 not less than five (5) business days prior to the signing of this Subscription Agreement. You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. You understand that you will receive a confirmation of your purchase, subject to acceptance by the Company, within 30 days from the date your subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date you have received a final Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri, Nebraska and Ohio who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then current financial advisor. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Printed Name of Owner or Authorized Person	Printed Name of Joint Owner or Authorized Person

Signature of Owner or Authorized Person	Signature of Joint Owner or Authorized Person

Date / /	Date / /

7. FINANCIAL ADVISOR (Please read and complete the following)

The undersigned confirm on behalf of the Broker-Dealer that they (i) are registered in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Broker-Dealer		Financial Advisor Name

Advisor Street/P.O. Box

City	State	Zip Code

Advisor Number	Branch Number	Telephone Number

Email Address		Fax Number

Financial Advisor Signature			Date

Principal Signature (if required by Broker/Dealer)			Date

8. INVESTMENT INSTRUCTIONS

☐	By Mail — Checks should be made payable to “Wells Fargo Bank, N.A., as Escrow Agent for Bluerock Enhanced Multifamily REIT, Inc.” or, after the Company meets the minimum offering requirements, checks should be made payable to “Bluerock Enhanced Multifamily REIT, Inc.”

☐	By Wire Transfer — Wells Fargo Bank, N.A., ABA Routing #[ ], Bluerock Enhanced Multifamily REIT, Inc., Account #[ ]. Forward this subscription agreement to the address listed below.

☐	By Asset Transfer

☐	Custodial Accounts — Forward this Subscription Agreement directly to the custodian.

Mailing Instructions:
Bluerock Enhanced Multifamily REIT, Inc. 680 5th Avenue, 16th Floor New York, New York 10019 (212) 843-1601

APPENDIX A TO SUBSCRIPTION AGREEMENT

NOTICE TO STOCKHOLDER OF ISSUANCE OF
UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law
To:    Stockholder
From: Bluerock Enhanced Multifamily REIT, Inc.

Shares of Common Stock, $0.01 par value per share

Bluerock Enhanced Multifamily REIT, Inc., a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the “Shares”) that correspond to the dollar amount of your subscription as set forth in your subscription agreement with the Corporation. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings set forth in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.

EXHIBIT C

BLUEROCK ENHANCED MULTIFAMILY REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “DRIP”) for Bluerock Enhanced Multifamily REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $.01 par value per share (the “Common Stock”), the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRIP will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 130,000,000 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 29,736,842 shares will be registered and authorized and reserved for distribution pursuant to the DRIP.

Distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the “DRIP Price”) equal to $9.50 until all 29,736,842 shares reserved initially for the DRIP (the “Initial DRIP Shares”) have been purchased or until the termination of the Initial Offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price.

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 29,736,842 Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

Holders of record of Common Stock must participate with respect to 100% of their shares of Common Stock. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP purchases and send statements of your purchases to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by indicating your election to participate on your signed enrollment form available from the DRIP Administrator enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing an enrollment form available from the

DRIP Administrator or participating broker-dealers or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your enrollment form is received, provided such form is received on or before ten days prior to the payment date established for that distribution. If your enrollment form is received after the tenth day prior to the record date for any distribution and before payment of that distribution, reinvestment of your distributions will begin with the next distribution payment date. Distributions are expected to be paid monthly as authorized by the Company’s Board of Directors and declared by the Company.

Costs

Purchases under the DRIP will not be subject to selling commissions or the dealer manager fee for purchases made under the DRIP. All costs of administration of the DRIP will be paid by the Company.

Purchases and Price of Shares

Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  The Company will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

Optional Cash Purchases.  Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Reports

Within 90 days after the end of each fiscal year, you will receive a report of all your investment, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator and tax information with respect to income earned on shares purchased under the DRIP for the year. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

Certificates for Shares

The ownership of shares purchased under the DRIP will be uncertificated and noted in book-entry form until the Company’s Board of Directors determines otherwise. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next distribution payment date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following distribution payment date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other stockholders, provided that written notice of termination or any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board of Directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Code.

Voting of Shares Held Under the DRIP

You will be able to vote all whole shares of Common Stock purchased under the DRIP at the same time that you vote the other shares registered in your name on the records of the Company. Fractional shares will not be voted.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission registration fee		$50,500.50
FINRA filing fee		$75,500
Printing and postage		*
Legal fees and expenses		*
Accounting fees and expenses		*
Advertising		*
Blue Sky Expenses		*
Miscellaneous		*

Total	$	*

*	To be filed by amendment.

Item 32.	Sales to Special Parties

None.

Item 33.	Recent Sales of Unregistered Securities

On August 15, 2008, the Company was capitalized with the issuance to Bluerock Enhanced Multifamily Advisor, LLC of 100 shares of our common stock for $1,000. These shares were purchased for investment and for the purpose of organizing the Company. The Company issued these units in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On August 15, 2008, the Company’s operating partnership was capitalized with the issuance to Bluerock Enhanced Multifamily Advisor, LLC of 22,727 units of limited partnership interest for $200,000. The units were purchased for investment. The Company’s operating partnership issued these units in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On October 20, 2008, the operating partnership redeemed the 22,727 units of limited partnership interest held by Bluerock Enhanced Multifamily Advisor, LLC in exchange for $200,000 in cash.

On October 20, 2008, the Advisor purchased 22,100 shares of the Company’s common stock in exchange for $200,000. The Company issued these shares in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On October 20, 2008, the Company capitalized Bluerock REIT Holdings, LLC, a wholly owned subsidiary of the Company, with $200,000 in exchange for all of its membership interests.

On October 20, 2008, Bluerock REIT Holdings, LLC purchased 22,727 units of limited partnership interest from the operating partnership for $200,000. The Company issued these units in reliance on an exemption from registration under Section 4(2) of the Securities Act. As of the date of this prospectus, Bluerock REIT Holdings, LLC is the sole limited partner of the operating partnership, however, the Company will contribute additional proceeds from this offering to the operating partnership in exchange for units of limited partnership interest.

Item 34.	Indemnification of Directors and Officers

Subject to any applicable limitations set forth under Maryland law or below, (i) no director or officer of the Company shall be liable to the Company or its stockholders for money damages and (ii) the Company shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Company; (B) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; or (C) the Advisor or any of its affiliates.

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation may limit the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Notwithstanding anything to the contrary contained in the paragraphs above, the Company shall not provide for indemnification of a director, the Advisor or any affiliate of an advisor (the “Indemnitee”) for any liability or loss suffered by any of them or hold such person harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company;

(ii) the Indemnitee was acting on behalf of or performing services for the Company;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), the Advisor or an affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in our charter, nor the adoption or amendment or amendment of any other provision of our charter or bylaws inconsistent with the provision for indemnification in our charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

None.

Item 36.	Financial Statements and Exhibits

(a) Index to Financial Statements

The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

Audited Financial Statements

(1) Report of Independent Registered Public Accounting Firm

(2) Consolidated Balance Sheet as of August 15, 2008

(3) Notes to Consolidated Balance Sheet

(b) Exhibits:

Exhibit
Number		Exhibit

1.1		Form of Dealer Manager Agreement between Bluerock Enhanced Multifamily REIT, Inc. and Select Capital Corporation
1.2		Form of Participating Broker-Dealer Agreement
3.1		Form of Articles of Amendment and Restatement of the Registrant
3	.2*	Form of Amended and Restated Bylaws of the Registrant
4.1		Distribution Reinvestment Plan (included as Exhibit C to the Prospectus)
5	.1*	Form of Opinion of Venable LLP
8.1		Form of Opinion of Alston & Bird LLP as to Tax Matters
10.3		Bluerock Enhanced Multifamily REIT, Inc. Long Term Incentive Plan
10.4		Form of Advisory Agreement between Bluerock Enhanced Multifamily REIT, Inc. and Bluerock Enhanced Multifamily Advisor, LLC
10	.5**	Form of Escrow Agreement between Bluerock Enhanced Multifamily REIT, Inc. and [ ]
10.6		Bluerock Enhanced Multifamily REIT, Inc. Independent Directors Compensation Plan
23	.1*	Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)
23.3		Consent of Freedman & Goldberg
24	.1*	Power of Attorney (included on Signature Page)

*	Previously filed.

**	To be filed by amendment.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The Registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full year of operations of the Company.

The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired, and such property represents 10% or more of the Registrant’s assets as reflected on its most recent balance sheet, giving effect to all of the Registrant’s most recent acquisitions, and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

This Table VI sets forth summary information on properties acquired during the three years ended December 31, 2007 by Prior Real Estate Programs sponsored by Bluerock Real Estate, L.L.C. and Orion Residential, LLC. All of the Prior Real Estate Programs presented in this Table VI have similar or identical investment objectives to Bluerock Enhanced Multifamily, REIT, Inc.

	Bluerock Real Estate, L.L.C. Sponsored Programs
			Landmark/
			Laumeier
	BR-North Park	Summit at	Office	Cummings Research Park			1355 First
	Towers, DST	Southpoint	Portfolio	Portfolio I	Portfolio II	Portfolio III	Avenue

Property Name	North Park Towers	Summit at Southpoint	Landmark Office Park	Cummings Research Park	Cummings Research Park	Cummings Research Park	1355 First Avenue
Location	Southfield, MI	Jacksonville, FL	St. Louis, MO	Huntsville, AL	Huntsville, AL	Huntsville, AL	New York, NY
Type	Apartments	Office	Office	Office	Office	Office	Condos
Number of units	326						45
Total sq. ft of units	468,670	259,587	182,955	516,583	672,328	513,014
Date(s) of purchase	12/9/2005	2/22/2006	5/14/2007	11/7/2007	11/7/2007	11/7/2007	6/29/2007
Mortgage Financing at date(s) of purchase	$15,000,000	$23,700,000	$18,500,000	$32,250,000	$40,900,000	$34,390,000	$19,000,000
Cash invested	$8,565,186	$11,164,124	$6,043,726	$19,459,310	$15,408,857	$16,129,498	$15,598,050
Acquisition cost:
Contract purchase price plus acquisition fee	$42,750,000	$30,606,409	$21,395,538	$50,067,280	$54,505,880	$49,480,000	$33,606,397
Other cash expenditures
capitalized	1,690,386	4,257,715	3,148,188	1,642,030	1,802,977	1,039,498	991,653

Total acquisition cost	$44,440,386	$34,864,124	$24,543,726	$51,709,310	$56,308,857	$50,519,498	$34,598,050

	Orion Residential, LLC Sponsored Programs
	Stonegate	Woodland Park	North Park	Hermosa	Killian Creek

Property name	Orion @ Stonegate	Orion @ Woodland Park	Orion @ North Park	Orion @ Hermosa Pointe	Orion @ Killian Creek
Location	Phoenix, AZ	Phoenix, AZ	Phoenix, AZ	Phoenix, AZ	Snellville, GA
Type	Apartments	Apartments	Apartments	Apartments	Apartments
Number of units	222	302	320	336	256
Total sq. ft of units	132,098	216,169	318,160	314,273	261,672
Date(s) of purchase	3/1/2005	3/1/2005	3/1/2005	12/12/2005	3/27/2006
Mortgage financing at date(s) of purchase	$4,940,000	$9,300,000	$12,440,000	$19,200,000	$21,000,000
Cash invested	$3,038,792	$3,928,657	$6,588,261	$8,267,033	$7,721,772
Acquisition cost:
Contract purchase price plus acquisition fee	$7,600,250	$11,867,500	$18,483,000	$23,785,500	$26,613,500
Other cash expenditures capitalized	378,542	1,361,157	545,261	3,681,533	2,108,272

Total acquisition cost	$7,978,792	$13,228,657	$19,028,261	$27,467,033	$28,721,772

	Orion Residential, LLC Sponsored Programs
	Gwinnett Pointe	Roswell Village	Deerfield Village	Oak Hill

Property name	Orion @ Gwinnett Pointe	Orion @ Roswell Village	Orion @ Deerfield Village	Orion @ Oak Hill
Location	Norcross, GA	Roswell, GA	Alpharetta, GA	Fort Worth, TX
Type	Apartments	Apartments	Apartments	Apartments
Number of units	382	668	554	360
Total sq. ft of units	381,553	747,822	557,926	342,663
Date(s) of purchase	6/20/2006	11/17/2006	8/24/2007	8/24/2007
Mortgage financing at date(s) of purchase	$22,000,000	$54,200,000	$46,599,764	$23,140,000
Cash invested	$9,022,000	$20,041,276	$28,293,009	$11,900,243
Acquisition cost:
Contract purchase price plus acquisition fee	$29,744,500	$72,586,250	$72,577,296	$33,264,596
Other cash expenditures capitalized	1,277,500	1,655,026	2,315,477	1,775,648

Total acquisition cost	$31,022,000	$74,241,276	$74,892,773	$35,040,243

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of October, 2008.

BLUEROCK ENHANCED MULTIFAMILY REIT, INC.

By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Ramin Kamfar	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 30, 2008

/s/ Jerold E. Novack	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 30, 2008

/s/ James G. Babb, III	President, Chief Investment Officer and Director	October 30, 2008

EXHIBIT LIST

Exhibit
Number		Exhibit

1.1		Form of Dealer Manager Agreement between Bluerock Enhanced Multifamily REIT, Inc. and Select Capital Corporation
1.2		Form of Participating Broker-Dealer Agreement
3.1		Form of Articles of Amendment and Restatement of the Registrant
3	.2*	Form of Amended and Restated Bylaws of the Registrant
4.1		Distribution Reinvestment Plan (included as Exhibit C to the Prospectus)
5	.1*	Form of Opinion of Venable LLP
8.1		Form of Opinion of Alston & Bird LLP as to Tax Matters
10.3		Bluerock Enhanced Multifamily REIT, Inc. Long Term Incentive Plan
10.4		Form of Advisory Agreement between Bluerock Enhanced Multifamily REIT, Inc. and Bluerock Enhanced Multifamily Advisor, LLC
10	.5**	Form of Escrow Agreement between Bluerock Enhanced Multifamily REIT, Inc. and [ ]
10.6		Bluerock Enhanced Multifamily REIT, Inc. Independent Directors Compensation Plan
23	.1*	Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)
23.3		Consent of Freedman & Goldberg
24	.1*	Power of Attorney (included on Signature Page)

*	Previously filed.

**	To be filed by amendment.